Prospectus Supplement (Sales Report) No. 8 dated September 22, 2009 to Prospectus dated July 30, 2009	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Prospectus Supplement supplements the prospectus dated July 30, 2009 and provides information about particular series of Member Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Prospectus Supplement together with the prospectus dated July 30, 2009 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                We have sold the following Notes:

Member Payment Dependent Notes Series 59006

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
59006	$3,000	$3,000	14.26%	1.00%	September 18, 2009	September 28, 2012	September 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 59006. Member loan 59006 was requested on September 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,733 / month
Current employer:	n/a	Debt-to-income ratio:	14.97%
Length of employment:	3 years 6 months	Location:	Pearland, TX

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

I am seeking to refinance a credit account which I closed with a balance when I rejected the new terms of the cardmember agreement. This closed account is adversely affecting my credit utilization percentage and I would prefer to move it to a fixed-rate loan. I am a software developer who has been in a stable position with the same company since 2004. I am up-to-date on all payments and am seeking only to reduce the interest rate of this debt. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on November 8, 2007:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1998	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	23	Months Since Last Delinquency:	13
Revolving Credit Balance:	$4,740.00	Public Records On File:	0
Revolving Line Utilization:	39.50%	Months Since Last Record:	0
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 395073

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
395073	$3,200	$3,200	13.92%	1.00%	September 21, 2009	September 28, 2012	September 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 395073. Member loan 395073 was requested on September 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,000 / month
Current employer:	Garvey School District	Debt-to-income ratio:	2.20%
Length of employment:	11 years 7 months	Location:	Monterey Park, CA

Home town:	Los Angeles
Current & past employers:	Garvey School District
Education:	uc riverside

This borrower member posted the following loan description, which has not been verified:

this loan is to assist me with advertisement to promote my store.

A credit bureau reported the following information about this borrower member on April 17, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1994	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	51
Revolving Credit Balance:	$2,596.00	Public Records On File:	0
Revolving Line Utilization:	12.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 425051

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
425051	$12,000	$12,000	15.65%	1.00%	September 17, 2009	September 18, 2012	September 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 425051. Member loan 425051 was requested on September 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$5,417 / month
Current employer:	Self Employed	Debt-to-income ratio:	11.94%
Length of employment:	4 years	Location:	Glenwood Springs, CO

Home town:
Current & past employers:	Self Employed
Education:	La Salle University

This borrower member posted the following loan description, which has not been verified:

I am looking for money to purchase an established business and its equipment that provides the service of parking lot light and sign maintenance and repair. Purchase includes a bucket truck, tools, trade name, client list, job orders and training. This is the only business in the area that specializes in providing this service. The service area includes 2 resort communities as well as 7 other towns. The current owner wants to retire. The business has continued to do well despite our current economy and there is room to expand.

A credit bureau reported the following information about this borrower member on July 9, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1990	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	67
Revolving Credit Balance:	$13,583.00	Public Records On File:	0
Revolving Line Utilization:	26.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings and thanks for opportunity. I had a couple of questions... What exactly is your business and how long have you been established? Is your business growing and is this loan for expansion of your current business or is this a new venture for you?	I am a property manager and I have been in business for 3yrs. I am going to expand on the current services I offer as well as start a new business. I will provide these services to my current clients and I will offer these services to other property management companies and individual business owners. The current owner also hires the truck out to other trades in need of lift services, which I will do as well.

Member Payment Dependent Notes Series 427722

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
427722	$5,000	$5,000	13.22%	1.00%	September 18, 2009	September 23, 2012	September 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 427722. Member loan 427722 was requested on September 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$6,667 / month
Current employer:	Computech Inc.	Debt-to-income ratio:	11.85%
Length of employment:	1 year 2 months	Location:	Washington, DC

Home town:	Washington
Current & past employers:	Computech Inc., GK&A Advertising
Education:	Howard University

This borrower member posted the following loan description, which has not been verified:

Getting Comcast and ADT Services, and an HDTV to compliment my recent home purchase. Will quickly repay upon receiving national tax credit for first time homebuyers ($8000)

A credit bureau reported the following information about this borrower member on July 21, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	21	Months Since Last Delinquency:	12
Revolving Credit Balance:	$2,023.00	Public Records On File:	0
Revolving Line Utilization:	18.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Would you contact Lending Club at (866) 754-4094 (Gen. support) 8AM-5PM Pacific Time M-F or email support@lendingclub.com to verify employment and income? Investors feel more secure investing in your loan after verification process is completed. Your requested loan also will completely fund much quicker.	I did verify my employment and income with the credit department last Friday. They should update my profile shortly.
1, Would you explain the late payment one year ago? 2. Would you tell me about the 4 inquiries in the Last 6 Months? 3. Would you contact Lending Club? (866) 754-4094 (General Support) 8AM - 5PM PST M - F or email support@lendingclub.com and have both your employment and income verified. Lending Club will provide instructions to accomplish verification, i.e., submit either Pay Stubs, or W-2's, or 1099's, or latest Tax Return, etc.? Lenders are more secure investing in borrowers unsecured promissory notes after verification process is completed. Usually takes Lending Club 3, maybe 4, business days after required documents received before loan status changed from "Under Review" to Approved". After loan "Approved" borrower benefits include loan 100% funds faster and loan's proceeds will be deposited more quickly into your bank account.	1) The late payment over a year ago was for a car note. This was not due to financial inability, but a mishap in my on-line transaction. All-in-all, my credit is very good as you can see, and I am VERY financially responsible. I plan to pay off this Lending Club account within six months of my receiving the loan. 2) The inquiries mostly took place while I was shopping for mortgage lenders (who were all competing aggressively for my business.) 3) I did confirm my employment and proof of income with the credit department this past Friday; I will contact them to make sure they update my profile asap. Thanks for the lead-

Member Payment Dependent Notes Series 432853

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
432853	$15,000	$15,000	15.31%	1.00%	September 18, 2009	September 19, 2012	September 19, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 432853. Member loan 432853 was requested on September 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Best Buy Co. Inc.	Debt-to-income ratio:	21.36%
Length of employment:	6 years 2 months	Location:	Slidell, LA

Home town:	Lafayette
Current & past employers:	Best Buy Co. Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

After recently getting married, my wife and I realized that consolidating our credit card debt would make life easier. We have never been late on any payments, but making so many multiple payments each month is a hassle. Also, we figure paying normal people interest each month is better than paying the banks. This loan would allow us to pay off debt faster, and pay less interest. I do expect to pay this loan off early.

A credit bureau reported the following information about this borrower member on August 5, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,872.00	Public Records On File:	0
Revolving Line Utilization:	86.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Am interested investing $350 in your loan. Questions are: 1. Position and brief job description Best Buy? 2. $5,000 income 1 wage-earner? 2 wage-earners? 3. Mortgage (PITI) payment per month $_____? 4. Total car payments per month $_____? 5. Expenses (credit card payments, entertainment, food, fuel, medical, telephone, utilities) monthly total is $_____ ? (Provide one $ grand total.) Suggest start employment|income verification Lending Club CA office; submit either Pay Stub, or W-2, or 1099, or 1040 Tax Return. After completed upper-right corner "Credit Review Status" will show an asterisk (*). When loan fully-funded LC can quickly deposit $ into your bank account. Contacts: 8-5 PT M-F |support@lendingclub.com | Live Person (866) 754-4094 | Fax (408) 524-1527 Thank you for anticipated reply answering questions. Good luck your loan's 100% funding.	Thank you for your interest in my loan. Now for the answers: 1. I am a Customer Solution Manager at Best Buy, I am over the entire sales floor at my store. 2. My income is 5K per month, my wife also adds about $1500 per month. 3. 1087/month 4. 850/month for both vehicles 5. about $1800 per month including all other bills (car insurance, cable, utilties, credit cards, electric) and other expenses such as groceries and entertainment. I believe that they will be closed on Monday so I will fax over the info on Tuesday.
Would consolidating your debt also save you on interest or are you doing this for convenience only? What are your current interest rates and combined total monthly payments on your cards? You indicate you expect to pay back this loan in less than 36 months. What is your expected pay-off time frame? Thanks in advance for your responses. They ought to give investors more confidence in your loan request.	Thank you for your interest in my loan. Convenience is a major part, but a consolidation loan will also save us money in interest. The cards range in interest from 15% to 29%. Between me and my wife, we pay $400 in credit card bills. This loan would make our payment go up, but would lower the interest. I do plan to be able to pay this loan completely off in about two years.
Thanks for your answers. I have just one more questions for the sake of clarification: Will the entire amount be used toward paying off credit cards or will some of it go toward something else? Good luck with your loan request.	Thank you for your interest. The entire amount will be used to pay off credit cards. I have about 10,900. My wife a high interest (22%) card that we will also be paying off.
Would you contact Lending Club? (866) 754-4094 (General Support) 8AM - 5PM PST M - F or email support@lendingclub.com and have both your employment and income verified. Lending Club will provide instructions to accomplish verification, i.e., submit either Pay Stubs, or W-2's, or 1099's, or latest Tax Return, etc.? Lenders are more secure investing in borrowers unsecured promissory notes after verification process is completed. Usually takes Lending Club 3, maybe 4, business days after required documents received before loan status changed from "Under Review" to Approved". After loan "Approved" borrower benefits include loan 100% funds faster and loan's proceeds will be deposited more quickly into your bank account.	Thanks for the advice. I faxed income verification today.

Member Payment Dependent Notes Series 433322

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
433322	$14,000	$14,000	8.94%	1.00%	September 17, 2009	September 27, 2012	September 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 433322. Member loan 433322 was requested on September 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,333 / month
Current employer:	Washington State Ferries	Debt-to-income ratio:	10.89%
Length of employment:	11 years 2 months	Location:	Freeland, WA

Home town:	Renton
Current & past employers:	Washington State Ferries
Education:

This borrower member posted the following loan description, which has not been verified:

Due to unfortunate circumstances I was forced to use two credit cards for large amounts. I have not carried a lot of credit card debt in my life and now I have two cards where the minimum monthly payment is $200 each and almost none of that money is going toward the principal because the interest rates are both around 22%. My wife and I both have good paying secure jobs and are able to make monthly payments, and just want to pay off this credit card debt.

A credit bureau reported the following information about this borrower member on August 7, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1996	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,447.00	Public Records On File:	0
Revolving Line Utilization:	50.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please talk about the unfortunate circumstances in more detail? Also, it says your revolving debt is $8k, but you are requesting $14k. Why the difference? Thanks.	My wife had gotten layed off due to budget cut's with the county. She is now working for a private firm as Office Manager. She is in a much better job now then the county (except benifits) While she was out of work we had to use her private Credit Card to pay some bills. The extra amount I'm asking for is to pay off her card as well as my own to make it all 1 payment.

Member Payment Dependent Notes Series 435180

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
435180	$6,000	$6,000	14.96%	1.00%	September 18, 2009	September 22, 2012	September 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 435180. Member loan 435180 was requested on September 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,333 / month
Current employer:	cemex	Debt-to-income ratio:	8.49%
Length of employment:	13 years 3 months	Location:	El Paso, TX

Home town:	mexico
Current & past employers:	cemex
Education:

This borrower member posted the following loan description, which has not been verified:

furniture

A credit bureau reported the following information about this borrower member on August 16, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1998	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,998.00	Public Records On File:	0
Revolving Line Utilization:	19.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Am interested investing $250 in loan. Questions are: 1. Position and brief job description Cemex are? 2. $3,333 income: 1 or 2 wage-earners? 3. Mortgage payment per month $_____? 4. Car payment(s) per month $_____? 5. Expenses (cc payments, entertainment, food, fuel, medical, phone, utilities) $_____ ? (Grand total.) Investors more confident when borrowers employment|income verified; borrowers benefit is loan funds faster. Suggest start employment|income verification Lending Club, Sunnyvale, CA office; submit either Pay Stub, W-2, 1099, or 1040 Tax Return. After completed upper-right corner "Credit Review Status" shows asterisk (*). When loan fully-funded LC can quickly deposit $ into your bank account. Contacts: 8-5 PT M-F support@lendingclub.com |Person: (866) 754-4094|Fax: (408) 524-1527. Good luck with loans 100% funding.	1. mechanic fixing concrete plant 2. over 40,000 dollars annual of income minimum 3. 500 mortgage 4. no car payment 5. 500 a month and in expensive 6.
I would like to help fund your loan, but have a few questions. Could you provide a bit more information on what type of furniture are you planning on purchasing? Do you have any other outstanding debts, like a car loan, home equity loan or student loans? And, can you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for CEMEX? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	1.Im going to buy a living room and dining room. 2. credit cards only visa and master and a personal loan in my bank 3. between 1,000 and 1200 dollars 4. mechanic fixing concrete plant 5. yes i do have saving account 6. yes i would verify my income with lending club

Member Payment Dependent Notes Series 435210

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
435210	$5,000	$5,000	13.57%	1.00%	September 17, 2009	September 22, 2012	September 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 435210. Member loan 435210 was requested on September 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,167 / month
Current employer:	Department of Veterans Affairs (VA)	Debt-to-income ratio:	17.79%
Length of employment:	2 years 6 months	Location:	New Memphis, IL

Home town:	Richmond
Current & past employers:	Department of Veterans Affairs (VA), Department of the Air Force
Education:

This borrower member posted the following loan description, which has not been verified:

This loan would be to consolidate 3 credit cards and a personal loan totaling very close to $20.000.00. I wish to repay the loan in 30 months. At the current rates of intrest that the credit card companys just increased to it would take me 20 years to repay. I'm looking for a fixed loan at a fixed interest for a specific period.

A credit bureau reported the following information about this borrower member on August 17, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	34
Revolving Credit Balance:	$6,283.00	Public Records On File:	0
Revolving Line Utilization:	55.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Am interested investing $500 in loan. Questions are: 1. Position and brief job description Beterans Administration are? 2. $5,167 income: 1 or 2 wage-earners? 3. Mortgage payment per month $_____? 4. Car payment(s) per month $_____? 5. Expenses (cc payments, entertainment, food, fuel, medical, phone, utilities) $_____ ? (Grand total.) Investors more confident when borrowers employment|income verified; borrowers benefit is loan funds faster. Suggest start employment|income verification Lending Club, Sunnyvale, CA office; submit either Pay Stub, W-2, 1099, or 1040 Tax Return. After completed upper-right corner "Credit Review Status" shows asterisk (*). When loan fully-funded LC can quickly deposit $ into your bank account. Contacts: 8-5 PT M-F support@lendingclub.com |Person: (866) 754-4094|Fax: (408) 524-1527. Good luck with loans 100% funding.	1. Position: Supervisor at Veteran Administration Liasion Office at the National Arcives in St Louis. I supervise 16-18 employees processing information to support veterans claims. 2. Wage earner: 1 3. Mortgage payment: $1300 4. Car payment: $354 5. Expenses: $1400
You say "This loan would be to consolidate 3 credit cards and a personal loan totaling very close to $20.000.00. " but you are only requsting 5000.00, would you explain this?	I requested $20,000.00 The lending Club originally approved $20K then cut it to $5K. I do not feel that $5K will be sufficient to cover what I need so I will be withdrawing my request. Thank you for your interest.
Don't be too discouraged about LC's drop to 5K. At least 5K would be at a lower rate. Pay it off early and go for another 5K or more. (Idea obviously contingent upon factors I don't know.)	ok

Member Payment Dependent Notes Series 437399

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
437399	$20,000	$20,000	12.53%	1.00%	September 21, 2009	September 23, 2012	September 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 437399. Member loan 437399 was requested on September 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,947 / month
Current employer:	Best Buy Co Inc	Debt-to-income ratio:	16.97%
Length of employment:	1 year 8 months	Location:	BLOOMFIELD, NJ

Home town:	Blodgett
Current & past employers:	Best Buy Co Inc, First Investors, Inc., Allmake Appliances, The Roman Catholic Archdiocese of Newark
Education:	Rutgers University at Newark

This borrower member posted the following loan description, which has not been verified:

The only purpose this money has is to get me out of credit card debt and give myself one very manageable monthly payment. Last January I was $30,000 in debt, and have worked it down to roughly $20,000. My fiancee and I want to buy a house in the near future but I know I can't do that carrying all this debt with me and expect to be okay in the long run. I manage my expenses very well, and the monthly payment I have set up with Lending Club is only a little more than what I have in minimum monthly payments with my credit cards. Thank you for your time and future investment!

A credit bureau reported the following information about this borrower member on September 9, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2001	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,708.00	Public Records On File:	0
Revolving Line Utilization:	54.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Congratulations on the headway you have already made in eliminating your debt! Can you please talk about how you accrued the credit card debt? Thanks.	Thank you! As far as how I accrued the debt, about two years ago I took a job that was all-commission, and needless to say I didn't earn any money during that time. I propped myself up using the balances on my credit cards, which in retrospect should've been a sign to get a new job. I finally got to a breaking point, got a salaried job and started being more responsible with my money decisions. So now I'm recovering from that mistake, and this is the next step in that recovery.
can you provide a list of your monthly expenses? ie how much do you spend on each thing you spend money on each month - rent, gas, insurance, clothing, entertainment, etc. What is your monthly income after tax?	Monthly income after tax - $2000 Rent - $0 (still living at home) Gas - $125 Insurance - $75 Groceries - $150 Gym membership - $30 EZPass (tolls) - $35 Entertainment - $200 Cell phone - $75 Credit card payments - $600 Clothes - $20/month (maybe, I don't buy a lot of new clothes at all) Car maintenance - $50 Total expenses $1360
Do you currently have a plan to curtail or control your spending in the future? (what is it?)	I do have a plan in place. I don't really spend that much a month on clothes or entertainment, but I do plan on cutting down how often I eat out or order food during a month. I don't drive a lot in terms of recreation, and most of my driving is short lengths besides work. Otherwise, I don't have a lot of unnecessary expenditures as is.
Would you contact Lending Club? (866) 754-4094 (General Support) 8AM - 5PM PST M - F or email support@lendingclub.com and have both your employment and income verified. Lending Club will provide instructions to accomplish verification, i.e., submit either Pay Stubs, or W-2's, or 1099's, or latest Tax Return, etc.? Lenders are more secure investing in borrowers unsecured promissory notes after verification process is completed. Usually takes Lending Club 3, maybe 4, business days after required documents received before loan status changed from "Under Review" to Approved". After loan "Approved" borrower benefits include loan 100% funds faster and loan's proceeds will be deposited more quickly into your bank account.	Funny enough, I called this morning and asked if I needed to provide a paystub to verify my employment. They told me it would only be necessary if I was requested to do so by Lending Club. However, I have not been asked so far to verify my employment, which I was told would come in a specific email directly from Lending Club. Needless to say, if it is required of me, I will have a copy of my most current paystub faxed over immediately.
What Berney is saying is that you should do it anyway. If Lending Club changes your status from Under Review to approved, you will get more lenders comfortable with bidding on you, and you will get your loan funded more quickly. Also, I can tell you right now that if you want to save some money, you can cut the gym out (after the contract expires or whatever), plus expenses. Also, I don't know which best buy you work at, but if you're on Rte 46-Totowa, you don't need EZ-Pass. I'm from North Jersey and know Bloomfield almost as well as my hometown. Good luck with your loan, and start cutting expenses now....it will be easier as you get older. Trust me.	I do appreciate the advice about getting approved, and I had a voicemail last night about it, and as you can tell it was taken care of. It was really just funny timing, because it was sometime between 7-8pm Eastern time I got that message and it was maybe an hour earlier I posted that response. I don't work at that Best Buy, I work further south which requires me to use the Garden State Parkway (one of two main toll roads in New Jersey for those who don't know). I use EZPass because I want to keep track of my tolls, as well as the convenience. It doesn't cost me anything to keep the EZPass (yet, and as far as I know), and I really don't use too many toll roads besides that. Thanks for the advice and good wishes, and hopefully for the future funding!

Member Payment Dependent Notes Series 437929

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
437929	$14,000	$14,000	8.94%	1.00%	September 16, 2009	September 26, 2012	September 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 437929. Member loan 437929 was requested on September 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Kendall - Jackson Winery	Debt-to-income ratio:	20.82%
Length of employment:	6 years 10 months	Location:	Hidden Valley Lake, CA

Home town:	Ceres
Current & past employers:	Kendall - Jackson Winery, Bronco Wine Co.
Education:

This borrower member posted the following loan description, which has not been verified:

We would use this loan to pay for most of the major expenses (hall rental ,catering, ect.) this coming spring. We would rather go this rout opposed to credit cards due to their unstable nature these days.

A credit bureau reported the following information about this borrower member on August 27, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1985	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$946.00	Public Records On File:	0
Revolving Line Utilization:	18.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Would you contact Lending Club? (866) 754-4094 (General Support) 8AM - 5PM PST M - F or email support@lendingclub.com and have both your employment and income verified. Lending Club will provide instructions to accomplish verification, i.e., submit either Pay Stubs, or W-2's, or 1099's, or latest Tax Return, etc.? Lenders are more secure investing in borrowers unsecured promissory notes after verification process is completed. Usually takes Lending Club 3, maybe 4, business days after required documents received before loan status changed from "Under Review" to Approved". After loan "Approved" borrower benefits include loan 100% funds faster and loan's proceeds will be deposited more quickly into your bank account.	Not a problem, will do asap
Would you be willing to verify your income with Lending Club. This will encourage more people to fund your loan. Contact Lending Club to find out how. Thank you and good luck!	No problem, will do ASAP
If you contact Lending Club and have your income verified, lenders will have increased confidence in your loan.	Not a problem, Will do ASAP
My daughter is getting married next year... I feel your pain....... Best of Luck........	Thank's, we need all the "luck" we ca get

Member Payment Dependent Notes Series 438446

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
438446	$15,000	$15,000	16.70%	1.00%	September 16, 2009	September 12, 2012	September 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 438446. Member loan 438446 was requested on August 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,000 / month
Current employer:	Rudder Inc	Debt-to-income ratio:	7.05%
Length of employment:	2 years 5 months	Location:	Houston, TX

Home town:
Current & past employers:	Rudder Inc
Education:	SUNY College at Old Westbury

This borrower member posted the following loan description, which has not been verified:

I am an experienced entrepreneur looking into purchasing a drive thru coffee shop. I have the required capital to acquire the place and get it started. I am short on the initial ramp up and working expenses. I expect to be cashflow positive starting month 1. The coffee shop drive thru business is a clean, efficient and high margin business, which is why I have chosen to get into it. The recommended traffic threshold for a drive thru to work is 15K vehicles, the location where I am opening has 50K vehicles daily! I am happy to answer anymore questions or concerns.

A credit bureau reported the following information about this borrower member on August 29, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1998	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	61
Revolving Credit Balance:	$3,146.00	Public Records On File:	0
Revolving Line Utilization:	46.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
It certainly sounds like the traffic at the location is ideal. Would you mind giving me a brief summary of the other items in your business plan? Thank you.	Yes the traffic is ideal for a drive thru and it's a good location with great visibility. Here is the high level biz plan summary: Monthly Sales Revenue: $28,875 Monthly Costs (Fixed): $11,050 Monthly Costs (variable): $8018.75 Net Profit: $9806.25 The fixed costs include payroll (3 employees), Rent, Elec/Garbage, Insurance & repayment of this loan. The variable costs include sales tax, cost of goods & credit card fees.
What are your monthly expenses (personal)?	Here are what my personal expenses look like: Fixed ---------- Home (Rent/Elec/Cable) - $1445 Car Payment - $425 Variable --------- Health/Pharmacy - $200 Groceries/Dining Out - $550 Personal Care - $100 Entertainment - $150 Misc. - $250 Total: $3120.00 Month I usually try to put all my expenses on a credit card and payoff the statement balance at the end of each month.
Can you please contact Lendingclub to verify you income. I think you need to send them a W2 and/or Paystubs. Also can you describe your previous experience, and what the business's expected revenue/cost/earnings is? Thank you.	I didn't realize that I could verify my income - happy to do that, will contact LendingClub. I have based my business plan based on the actual traffic data and estimated customers/cars based on that. Here is the high level biz plan summary: Monthly Sales Revenue: $28,875 Monthly Costs (Fixed): $11,050 Monthly Costs (variable): $8018.75 Net Profit: 9806.75 The fixed costs include payroll (3 employees), Rent, Elec/Garbage, Insurance & repayment of this loan. The variable costs include sales tax, cost of goods & credit card fees.

Member Payment Dependent Notes Series 438597

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
438597	$6,500	$6,500	7.40%	1.00%	September 18, 2009	September 21, 2012	September 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 438597. Member loan 438597 was requested on September 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,500 / month
Current employer:	AKSHAR GROUP	Debt-to-income ratio:	14.13%
Length of employment:	10 years 2 months	Location:	DAVISVILLE, WV

Home town:	Parkersburg
Current & past employers:	AKSHAR GROUP
Education:

This borrower member posted the following loan description, which has not been verified:

I will be using the money to pay off my credit card. I am good candidate for this loan beacuse I own my home and have lived there for the past 28 years. I ahve been at my current job for over 10 years. I have no other loans or debts, except for the credit card I am planning to pay off with this loan.

A credit bureau reported the following information about this borrower member on September 7, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1990	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,954.00	Public Records On File:	0
Revolving Line Utilization:	25.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you please talk about your monthly expenditures?? What do you currently pay for this credit card? How much do you have on it? What is the APR?	The only monthly bills I currently pay are utility bills for my home, which total around $180 per month, and car insurance, which is $83 per month. My home and vehicle are paid off. My monthly credit card minimum payment is $158.00 per month. My credit card balance is $6495. My APR was raised from 7.9% to 17.90% last month. I had not missed a payment or made any late payments. When I contacted the credit card company about this unexplained increase, I was offered no other explanation but that the economy is bad.
When you say "I own my home" do you have a mortgage or is it paid off? If mortgage how much is the monthly payment? Also, please contact Lending Club to have your income verified. Investors are more confidnet and likely to fund your loan. Thank you.	My home is paid off.
Hello. Will you please provide the current interest rate and required monthly minimum payments for the cc debt you will be paying off with this loan? Will you also explain how you accrued this debt and what actions you have taken to avoid accruing more cc debt in the future? Thank you and good luck.	The current interest rate for this credit card raised last month from 7.9% to 17.9%. I had not missed any payments, nor had I been late on any payments. When I contacted the credit card company, I was told that the economy was to blame for this increase. My monthly minimum payment is $158. I accrued this debt while making improvements to my home (e.g. purchasing siding). These improvements have been recently completed and no more are planned for the near future.

Member Payment Dependent Notes Series 439103

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
439103	$20,000	$20,000	12.18%	1.00%	September 16, 2009	September 15, 2012	September 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 439103. Member loan 439103 was requested on September 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	sabic-ip	Debt-to-income ratio:	14.31%
Length of employment:	4 years 3 months	Location:	RAVENA, NY

Home town:	Albany
Current & past employers:	sabic-ip, Old Castle Pre Cast
Education:	University of Albany

This borrower member posted the following loan description, which has not been verified:

TRYING TO REMODEL MY BATHROOMS. BATHROOMS ARE OUTDATED AND NEED TO BE UPDATED.

A credit bureau reported the following information about this borrower member on September 1, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2001	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	33	Months Since Last Delinquency:	9
Revolving Credit Balance:	$2,292.00	Public Records On File:	0
Revolving Line Utilization:	5.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'm interested investing $250 portion in your $20K requested loan. I have questions: 1. Current position and brief job description Sabic-Ip are ? 2. $58,833 reported income 1 wage-earner? Or 2 wage-earners? 3. Mortgage (PITI) payment per month is $_____ ? 4. Total car payments per month are $_____? 5. Living expenses, e. g., credit card payments, entertainment, food, fuel, household utilities, medical, miscellaneous, telephone total per month is $_____ ? (Provide one $ grand total.) Suggest start now employment|income verification process, e.g., submit Pay Stub, W-2, 1099 or 1040 Tax Return. After completed upper-right corner loan application "Credit Review Status" shows an asterisk (*). Sooner completed then when loan fully-funded Lending Club can deposit $$ quicker into bank account. Questions? support@lendingclub.com ; Toll free (866) 754-4094 8-5 PST M-F. Thank you for anticipated reply answering 5 questions. Good luck with requested loan's 100% funding. Semper Fidelis (U S Marine Corps Motto)	I am a chemical Operator at Sabic Innovative Plastics. Sabic Innovative plastics actually bought out GE PLastics . So I actually have 2.5 years with GE Plastics and 2 years with Sabic -IP. My wife is a school teacher. All of our expenses each month including mortgage and car payments, etc are 3000-3500.

Member Payment Dependent Notes Series 439344

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
439344	$3,500	$3,500	15.65%	1.00%	September 16, 2009	September 16, 2012	September 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 439344. Member loan 439344 was requested on September 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	n/a	Debt-to-income ratio:	2.51%
Length of employment:	3 years 6 months	Location:	YONKERS, NY

Home town:	Philadelphia
Current & past employers:	Citigroup Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

This loan is for operating capital and inventory for a small apparel related business. The money will be used to support marketing and sales efforts, build a new website, and invest in inventory. In exchange for your support, I offer: * BS in Business Administration * Over 15 years of business experience. I've worked in investment banking and finance for top American companies. Thank you for considering my request.

A credit bureau reported the following information about this borrower member on September 2, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	71
Revolving Credit Balance:	$1,450.00	Public Records On File:	0
Revolving Line Utilization:	9.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 439369

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
439369	$5,000	$5,000	16.35%	1.00%	September 16, 2009	September 16, 2012	September 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 439369. Member loan 439369 was requested on September 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Peter Lee	Debt-to-income ratio:	7.20%
Length of employment:	5 years 2 months	Location:	Newark, CA

Home town:	Newark
Current & past employers:	Peter Lee, 24 hours PC, Fry's Electronics
Education:	Heald College at Hayward

This borrower member posted the following loan description, which has not been verified:

This loan will be used to purchase some equipments for repair service. I am a computer technician who is starting a small business to repair electronics. I need a lot of equipments and paying monthly rents for an office. I'm always paying my bills on time. I naver been late. and my credit score is excellent. I will have no problem paying this loan back on time.

A credit bureau reported the following information about this borrower member on September 2, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2004	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,340.00	Public Records On File:	0
Revolving Line Utilization:	7.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 439451

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
439451	$20,000	$20,000	17.74%	1.00%	September 18, 2009	September 18, 2012	September 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 439451. Member loan 439451 was requested on September 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,833 / month
Current employer:	Real Estate Associates	Debt-to-income ratio:	2.87%
Length of employment:	17 years	Location:	Fort Myers, FL

Home town:
Current & past employers:	Real Estate Associates
Education:

This borrower member posted the following loan description, which has not been verified:

I am trying to consolidate some debt to have only one payment

A credit bureau reported the following information about this borrower member on September 3, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	7	Months Since Last Delinquency:	9
Revolving Credit Balance:	$9,603.00	Public Records On File:	0
Revolving Line Utilization:	51.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Am interested investing $250 in your loan. Questions: 1. Position and brief job description Real Estate Associates are? 2. $6,833 income 1 wage-earner? 2 wage-earners? 3. Mortgage (PITI) payment per month is $_____? 4. Total car payments per month are $_____? 5. Expenses (credit card payments, entertainment, food, fuel, medical, telephone, utilities) monthly total is $_____ ? (Provide one $ grand total.) Suggest start employment|income verification Lending Club CA office; submit either Pay Stub, or W-2, or 1099, or 1040 Tax Return. After completed upper-right corner "Credit Review Status" will show an asterisk (*). When loan fully-funded LC can quicker deposit $ into your bank account. Contacts: 8-5 PT M-F |support@lendingclub.com | (866) 754-4094 (Live Voice) | Fax (408) 524-1527 Thank you for anticipated reply answering questions. Good luck your loan's 100% funding.	Type your answer here. I am currently and independent real estate broker and associated with Re/Max and specialize in commercial real estate. Over the past couple of years I have dedicated my efforts to Senior Healthcare facilities and have become somewhat of an expert if the field of site location and financial anaylsis. Currently I have two (2) land listing that before consulting fees the net income from commissions will be roughly $350,000.00 within as early as Dec., 2009 or Jan., 2010. I work closely with an international (United States & Canada) operations company and will further serve a project management and financial anaylsis associate for as many as 5 to 7 locations in Florida. I am the only wage earner. Monthly mortgage is $1,239.00 includes P&I, insurance and tax escrow. Car payments are a total of two equal $1,039.00 per month. Credit card $50.00 per month othe misc. expenses $1,200.00. Got an extentinsion for 2008 income taxes and will truthfully report $84,000.00 income. 2009 income is yet to be determined. Thank you much for your interest.
I am interested in funding up to $500 of your loan. Good luck. I have a few questions...thanks in advance for the help. - what events/experiences led you to make the decision to want this loan? I would love more context on your motivations. - Could you detail your current debt load? Kinds of products (credit card, personal loans, auto loans, etc.) - When did you purchase your home, how much did you put down when you purchased, and what kind of mortgage did you get (30 yr fixed, 5 yr ARM, 1 yr Option ARM, etc.)? - Home value/mortgage: how much is zillow.com home value estimate? total mortgage balance? type of mortgage? when did you purchase and how much did you put down when you purchased? - Savings: how much do you put into savings/investment accounts each month (savings accounts, mutual fund, 401k, 529, etc.). Could you specify which accounts in your estimates? - if you lose your job, for how many months can you last before you will no longer have liquidity to pay your debt? Thanks and good luck!	Type your answer here. This loan is requested in response to our current financial needs to cover operational and living expenses until such time as one or both of my pending land sales with total commissions expected of roughly $350,000.00. I have a monthly home mortgage of $1,289.00 per month, $50.00 in credit cards, per month. Car payments of roughly $1,34.00 per month and general expenses of roughly $1,200.00 per month. The home mortgage is a 30 year fixed and the home was purchased in 1999. Put down roughly $12,000.00 toward the mortgage. Zillow value is currently at $185,000.00. Mortgags balance is roughly $122,300.00. Have been unable to put anything into retirement or savings for the last two years. There are enough reserve funds to last 5 to 7 months.
Would you contact Lending Club? (866) 754-4094 (General Support) 8AM - 5PM PST M - F or email support@lendingclub.com and have both your employment and income verified. Lending Club will provide instructions to accomplish verification, i.e., submit either Pay Stubs, or W-2's, or 1099's, or latest Tax Return, etc.? Lenders are more secure investing in borrowers unsecured promissory notes after verification process is completed. Usually takes Lending Club 3, maybe 4, business days after required documents received before loan status changed from "Under Review" to Approved". After loan "Approved" borrower benefits include loan 100% funds faster and loan's proceeds will be deposited more quickly into your bank account.	Type your answer here. Tax returns for 2006 & 2007 were provided by email along with 1099,s for 2008 to the Credit Department on 09/10/09
Would you please elaborate on the delinquency about 9 months ago? Thank you in advance for your response.	Type your answer here. I apologize but I do not have a record for that and have nothing to look at to give me a hint what that may have been for. I do remember an issue with my mortgage that the payment was not properly credited; Please provide a specific company or account. Thank you for your consideration.

Member Payment Dependent Notes Series 439472

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
439472	$4,000	$4,000	8.59%	1.00%	September 21, 2009	September 28, 2012	September 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 439472. Member loan 439472 was requested on September 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,250 / month
Current employer:	Randall County Texas	Debt-to-income ratio:	16.97%
Length of employment:	2 years 9 months	Location:	AMARILLO, TX

Home town:
Current & past employers:	Randall County Texas
Education:

This borrower member posted the following loan description, which has not been verified:

Dear Sir or Madam, I am applying for a loan that will be used for the purchase of a Harley-Davidson motorcycle. I will be putting $2,500.00 down payment towards this purchase. The purchase price of the motorcycle will $6,500.00. Thank you

A credit bureau reported the following information about this borrower member on September 8, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1994	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,187.00	Public Records On File:	0
Revolving Line Utilization:	25.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
If you contact Lending Club and have them verify your income, lenders will be encouraged to invest in your loan.	I have given Lending Club the authority to verify my earnings. My loan request is a nominal amount and my past credit history proves that I pay debts and intend to repay this requested amount. This is a neat site and quite and alternative to local, time consuming banks. Thanks lenders.

Member Payment Dependent Notes Series 439477

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
439477	$14,200	$14,200	11.48%	1.00%	September 17, 2009	September 18, 2012	September 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 439477. Member loan 439477 was requested on September 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,500 / month
Current employer:	Peabody Energy	Debt-to-income ratio:	23.17%
Length of employment:	10 years	Location:	Ofallon, MO

Home town:	St. Charles
Current & past employers:	Peabody Energy
Education:	Ranken Technical College

This borrower member posted the following loan description, which has not been verified:

I am a hard working individual with good job security and good credit history that needs help getting out of credit cards with skyrocketing interest rates. I have disposable income to pay down debt and want more than anything to become debt free so I am dedicated to doing so. Please help!

A credit bureau reported the following information about this borrower member on September 3, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1998	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$31,236.00	Public Records On File:	0
Revolving Line Utilization:	42.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Am interested investing $250 in your loan. Questions: 1. Position and brief job description Peabody Energy are? 2. $6,500 income 1 wage-earner? 2 wage-earners? 3. Mortgage (PITI) payment per month is $_____? 4. Total car payments per month are $_____? 5. Expenses (credit card payments, entertainment, food, fuel, medical, telephone, utilities) monthly total is $_____ ? (Provide one $ grand total.) Suggest start employment|income verification Lending Club CA office; submit either Pay Stub, or W-2, or 1099, or 1040 Tax Return. After completed upper-right corner "Credit Review Status" will show an asterisk (*). When loan fully-funded LC can quicker deposit $ into your bank account. Contacts: 8-5 PT M-F |support@lendingclub.com | (866) 754-4094 (Live Voice) | Fax (408) 524-1527 Thank you for anticipated reply answering questions. Good luck your loan's 100% funding.	1. I am a Senior It specialiist responsible for supporting, tracking, and purchasing while also administering the systems that control those aspects. 2. 2 wage earners 3. 1428 4. 780 5. 4100
I would like to help fund your loan, but have a few questions. Could you provide any more details on the debts you wish to consolidate? (Your credit history shows a revolving credit balance of $31,236.) Do you have any other outstanding debts, like a car loan, home equity loan or student loans? And, can you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for Peabody Energy? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	I am looking to consolidate 2 hihg interest credit cards totaling 14,200. I do have other outstanding debts but they are at reasonable interest rates. No home equity loans, I bought in 2006 when the market was strong and then dropped off so I am just breaking even on equity, the reason i am not negative equity is becasue i pay 2 extra mortgage principle payments every year. monthly expenses total 4100. I perform IT work supporting computers and their lifecycle using specialized software systems of which i am the only person in the company that knows how to administer. I do have a savings account with emergency funds. I will try to get my income verified soon.

Member Payment Dependent Notes Series 439493

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
439493	$20,000	$20,000	11.14%	1.00%	September 17, 2009	September 17, 2012	September 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 439493. Member loan 439493 was requested on September 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,500 / month
Current employer:	Rx Two Pharmacy Services, Inc	Debt-to-income ratio:	0.82%
Length of employment:	3 years 6 months	Location:	Irvine, CA

Home town:	West Covina
Current & past employers:	Rx Two Pharmacy Services, Inc, New Century Financial
Education:	Chapman University

This borrower member posted the following loan description, which has not been verified:

I am looking to payoff money borrowed on margin which is creating a balloon payment situation. I would prefer to not liquidate income earning assets to payoff the balloon payment. If more than $20,000 is available, that would be acceptable too.

A credit bureau reported the following information about this borrower member on September 3, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1989	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,363.00	Public Records On File:	0
Revolving Line Utilization:	10.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello! Investors may feel more confident about lending to you if your income was verified. Please call Lending Club for the procedures. Thank you.	Will do.
I'm interested investing $500 portion your $20K loan. I have questions: 1. Position and brief job description are Rx 2 Pharmacy Servies Inc. ? 2. $12,750 income 1 wage-earner? Or 2 wage-earners? 3. Mortgage (PITI) payment per month is $_____ ? 4. Total car payments per month are $_____? 5. Expenses, e. g., credit card pmts, entertainment, food, fuel, medical, telephone, utilities, monthly total is $_____ ? (Provide one $ grand total.) Suggest start employment|income verification process; submit Pay Stub, W-2, 1099, 1040 Tax Return. After completed upper-right corner "Credit Review Status" shows an asterisk (*). Sooner completed when loan fully-funded Lending Club can deposit $$ quicker into bank account. Questions? Contact support@lendingclub.com | Toll free: (866) 754-4094 Fax: (408) 524-1527 8-5 PST M - F. Thank you for anticipated reply answering 5 questions. Good luck with requested loan's 100% funding. Semper Fidelis (U S Marine Corps Motto)	1. Chief Financial Officer responsible for all finance and accounting functions. 2. 1 wage earner plus investment interest income. 3. Mortgage $3,000 per month 4. No car loans or anyother debt outstanding. 5. Expenses approximately $2000 per month..
I would like to help fund your loan, but have a few questions. Do you have any other outstanding debts, like a car loan, home equity loan or student loans? And, can you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for Rx Two Pharmacy Services, Inc.? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	All cars are free and clear. Credit cards are paid in full at end of month. I am the Chief Financial Officer for Rx Two responsible for all accounting and financial operations. Yes I have savings, in the form of long term Muni's, I have a balloon due but would prefer not to liquidate income earning assets as they supplement my monthly earnings at Rx Two. Yes, I can verify income.
What is the status of your income verification? Also can you please describe a bit more about your margin situation? How heavily are you margined, and why? Thank you.	Paycheck stubs were forwarded this morning. Margin loan was for small business investment, not heavily margined, about 10% of total portfolio.

Member Payment Dependent Notes Series 439501

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
439501	$20,000	$20,000	14.26%	1.00%	September 17, 2009	September 17, 2012	September 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 439501. Member loan 439501 was requested on September 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$13,167 / month
Current employer:	us government	Debt-to-income ratio:	16.42%
Length of employment:	26 years 9 months	Location:	Pittsburgh, PA

Home town:	Clinton
Current & past employers:	us government
Education:	SUNY at Fredonia

This borrower member posted the following loan description, which has not been verified:

I am just coming out some unexpected bills (large medical bills involving my daughters and wife, a car dying and another needing a new transmission). During that time I had volunteered doing a lot of campaign work during the '09 election. I had good credit but missed payments during the election month on sheer exhaustion and oversight on my part . Additionally I had transferred some of debt to low rate credit cards seeking temporary relief when my rates all got jacked up. After 3 years of frozen salary(due to imposed work rules, since removed) I am looking at a pay increase in Jan of 2010 and would like to start getting out of this credit card choke hold before then. I am a good candidate in that I have steady employment, good income, and good payment history. I also own my own home and live in a good neighborhood in an area that hasn"t been hit by the housing crash and has a reasonable cost of living (Pittsburgh,PA).

A credit bureau reported the following information about this borrower member on September 3, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1988	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$77,324.00	Public Records On File:	0
Revolving Line Utilization:	75.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 439514

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
439514	$15,000	$15,000	13.92%	1.00%	September 16, 2009	September 17, 2012	September 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 439514. Member loan 439514 was requested on September 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$13,333 / month
Current employer:	Small Smiles	Debt-to-income ratio:	13.47%
Length of employment:	1 year	Location:	Greeley, CO

Home town:
Current & past employers:	Small Smiles
Education:	Loma Linda University, Colorado State University (CSU)

This borrower member posted the following loan description, which has not been verified:

I do have good credit, I need the money to consolidate some of my debt, I'm a dentist with 160,000 $ annual salary. I never been late on a payment and I'm very financial organized and I'm planning to pay this loan off within 6-9 months. I'm looking for lower interest rate.

A credit bureau reported the following information about this borrower member on September 3, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2003	Delinquent Amount:	$0.00
Open Credit Lines:	21	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	45	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,407.00	Public Records On File:	0
Revolving Line Utilization:	42.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'm interested investing $500 portion your $15K loan. I have questions: 1. Position and brief job description Small Smiles are ? 2. $13,333 is 1 wage-earner? Or 2 wage-earners? 3. Rent payment per month is $_____ ? 4. Total car payments per month are $_____? 5. Expenses, e. g., credit card pmts, entertainment, food, fuel, medical, telephone, utilities, monthly total is $_____ ? (Provide one $ grand total.) Suggest start employment|income verification process; submit Pay Stub, W-2, 1099, 1040 Tax Return. After completed upper-right corner "Credit Review Status" shows an asterisk (*). Sooner completed when loan fully-funded Lending Club can deposit $$ quicker into bank account. Questions? Contact support@lendingclub.com | Toll free: (866) 754-4094 Fax: (408) 524-1527 8-5 PST M - F. Thank you for anticipated reply answering 5 questions. Good luck with requested loan's 100% funding. Semper Fidelis (U S Marine Corps Motto)	1. Lead Dentist: manages the office and treat children's teeth. Small Smiles http://smallsmilesusa.com/ 2. 1 wage earner 3. Rent 1200 4. Own my car, ) payment
Would you contact Lending Club at (866) 754-4094 (Gen. support) 8AM-5PM Pacific Time M-F or email support@lendingclub.com to verify employment and income? Investors feel more secure investing in your loan after verification process is completed. Your requested loan also will completely fund much quicker.	I actualy just faxed a verification of income/employment yesterday I will call now and see why it's still showing not verified... Thanks for your advice.
What is the current interest rate on your current credit balance?	various credit card balances with interest rate between 14-21%

Member Payment Dependent Notes Series 439547

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
439547	$11,000	$11,000	14.61%	1.00%	September 18, 2009	September 17, 2012	September 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 439547. Member loan 439547 was requested on September 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,083 / month
Current employer:	hms host	Debt-to-income ratio:	10.03%
Length of employment:	3 months	Location:	woodhaven, NY

Home town:	guyana
Current & past employers:	hms host, otg management
Education:	elisa rickel dominguez

This borrower member posted the following loan description, which has not been verified:

i will like to pay of all my bills and just have one bill to focus on cuz i am a single mom and my daugther had just came to this contry so it been really hard...so please i will apriciate this loan to start of on 0 again

A credit bureau reported the following information about this borrower member on September 3, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2004	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	24
Revolving Credit Balance:	$8,245.00	Public Records On File:	0
Revolving Line Utilization:	33.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Would you contact Lending Club at (866) 754-4094 (Gen. support) 8AM-5PM Pacific Time M-F or email support@lendingclub.com to verify employment and income? Investors feel more secure investing in your loan after verification process is completed. Your requested loan also will completely fund much quicker.	i called but the office was close already...but i have no problem calling back on monday to verify any information that lending club may need

Member Payment Dependent Notes Series 439561

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
439561	$18,400	$18,400	14.61%	1.00%	September 17, 2009	September 17, 2012	September 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 439561. Member loan 439561 was requested on September 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,083 / month
Current employer:	Rockwell Group	Debt-to-income ratio:	13.09%
Length of employment:	18 years	Location:	Fort Lauderdale, FL

Home town:	Long Island
Current & past employers:	Rockwell Group, E-LOAN
Education:	Southern Methodist University, University of Dallas Graduate School

This borrower member posted the following loan description, which has not been verified:

??? Purpose: Fund Short-Term Google Spend ??? Need: Bridge Loan for New Client Expansion ??? Term: 36 Months ??? Repay: 100% Repayment Record ??? Income: $11,730 Monthly Gross ??? New: Additional $4000 + % of Spend ??? A/R: $16,700 from 3 Year Client ??? Expense: Google Search Engine Marketing ??? Client Repay: Client to repay Cost Plus Management Fee Time: 60 Days Client is established company that has great track record and comes as a referral to my organization.

A credit bureau reported the following information about this borrower member on September 3, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1989	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,375.00	Public Records On File:	0
Revolving Line Utilization:	17.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Are you self-employed?	Yes, I am self-employed. I consult to mid to large size organizations and guide them on their internet marketing. I just picked up a new client with a long-term contract.
Would you contact Lending Club at (866) 754-4094 (Gen. support) 8AM-5PM Pacific Time M-F or email support@lendingclub.com to verify employment and income? Investors feel more secure investing in your loan after verification process is completed. Your requested loan also will completely fund much quicker.	I have provided 2 years tax returns, tax return extension for 2008, YTD P&L for 2009 Through September 1, 2009, Business Bank Statement from September 9 showing $13,285.21 available balance, Business, Summary, Division of Corporations Statement, Use of Proceeds, etc. - Am still waiting for a final response from Credit (submitted Tues at 11:09am)

Member Payment Dependent Notes Series 439566

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
439566	$20,000	$20,000	14.61%	1.00%	September 21, 2009	September 19, 2012	September 19, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 439566. Member loan 439566 was requested on September 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,250 / month
Current employer:	manhattan beer distributors	Debt-to-income ratio:	14.72%
Length of employment:	5 years	Location:	NEW YORK, NY

Home town:	santo domingo
Current & past employers:	manhattan beer distributors
Education:	city college n.y.

This borrower member posted the following loan description, which has not been verified:

this loan will help me to consolidate my credit cards debts,and be more confident financially

A credit bureau reported the following information about this borrower member on September 5, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2002	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,004.00	Public Records On File:	0
Revolving Line Utilization:	66.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Am interested investing $250 in your loan. Questions are: 1. Position and brief job description Manhattan Beer Distributors? 2. $5,250 income 1 wage-earner? 2 wage-earners? 3. Rent payment per month $_____? 4. Total car payments per month $_____? 5. Expenses (credit card payments, entertainment, food, fuel, medical, telephone, utilities) monthly total is $_____ ? (Provide one $ grand total.) Suggest start employment|income verification Lending Club CA office; submit either Pay Stub, or W-2, or 1099, or 1040 Tax Return. After completed upper-right corner "Credit Review Status" will show an asterisk (*). When loan fully-funded LC can quickly deposit $ into your bank account. Contacts: 8-5 PT M-F |support@lendingclub.com | Live Person (866) 754-4094 | Fax (408) 524-1527 Thank you for anticipated reply answering questions. Good luck your loan's 100% funding.	sales rep.visiting accounts taking they orders of beer.my rent payment is $ 450,my car payment is 400,all my expenses are about $ 3,000

Member Payment Dependent Notes Series 439625

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
439625	$10,000	$10,000	11.14%	1.00%	September 16, 2009	September 17, 2012	September 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 439625. Member loan 439625 was requested on September 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,750 / month
Current employer:	MIT Lincoln Labs	Debt-to-income ratio:	13.03%
Length of employment:	1 year 3 months	Location:	WATERTOWN, MA

Home town:	rockwall
Current & past employers:	MIT Lincoln Labs, arbor networks, 21st century technologies, applied research laboratories, pricewaterhousecoopers, Anheuser-Busch
Education:	The University of Texas at Austin, Johns Hopkins University, Harvard University

This borrower member posted the following loan description, which has not been verified:

This is for a 1.03 Ct Diamond ring, Ex Cut,polish, and symmetry, VS2, F color

A credit bureau reported the following information about this borrower member on September 3, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2001	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	64
Revolving Credit Balance:	$5,960.00	Public Records On File:	0
Revolving Line Utilization:	43.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Congratulations on your Engagement! I would like to help fund your loan, but have a few questions. Do you have any other outstanding debts, like a car loan or student loans? And, can you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for MIT Lincoln Labs? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Thanks for your response, I'll do my best to answer the questions you asked: >Do you have any other outstanding debts, like a car loan or student loans? I have student loans from undergrad and grad school totaling about 40k with $350/mo payments and a 16k car loan with 300/mo payments >Monthly expenses ~1k rent + utilites, $100 phone, $120 car insurance other than that and the above mentioned loan payments just variables like food,travel,etc >I have a Masters degree in Security Informatics from Johns Hopkins, and I'm currently an associate staff. I work on a few projects, all relating in some capacity to information assurance and security for Government sponsors. It's a very stable job being closely tied to the government (we're a federally funded research and development center), and information/computer security is greatly expanding. I'm mostly a researcher, which means I think of new ideas or applications for technologies, but I also do some of my own development for proof of concept and ongoing projects. I'm also beginning to manage a few small project and contracts, and am in charge of a large portion of the support of one of our biggest projects. If you want to review my resume, feel free to see it at http://www.ryanwsmith.com/?page_id=3, the rest of the website hasn't been updated in a while, but this should at least give you an idea of my marketability >Do you have a savings account or any other kind of emergency fund? I have 12k in a conservatively invested 401k fund, which I *could* dip into, but I would prefer not to. As far as a *true* emergency, while he's not an official co-signer (as I'm trying to be self-sufficient as much as possible), is a CFO of medium-cap private company in Dallas, TX. He also holds several rental properties which provide additional income, and would certainly help me cover my loans if I ever got in that much trouble, but I don't see that happening, since as I mentioned I don't have any threat of losing my primary source of income any time soon. >Are you willing to verify your income with Lending Club? Absolutely, I didn't know that was an option, I only saw that I could verify my bank account. I'll look to see if I can do that today Thanks again for contacting me, let me know if there's anything else I can do to help...
In your response to the inquiry about an emergency fund, several times you mention "he". ". . he's not an official co-signer . ." ". . (he) is a CFO . . " "He also holds several rental properties. . ." Who is . . . he . . . ? (I'm guessing your father, but you aren't specific.)	My apologies, that must've gotten cut out in the revisions by mistake... Yes, that's referring to my father. He helped me out through college, but I've tried to be mostly self-sufficient since then. That said, he would always help him if I got in trouble, but as I said I doubt it will ever come to that since I have really good credit plenty of income. Thanks again, let me know if I can help out with anything else. -Ryan
What LoS were you with at PwC (I work there as well)?	I worked in advisory, with Identity Management and Vulnerability Analysis.... which right after Sarbox 404 compliance auditing
Would you contact Lending Club at (866) 754-4094 (Gen. support) 8AM-5PM Pacific Time M-F or email support@lendingclub.com to verify employment and income? Investors feel more secure investing in your loan after verification process is completed. Your requested loan also will completely fund much quicker.	I called that number and he said that they've already verified employment and income... let me know if you're having trouble getting that information or email credit@lendingclub.com

Member Payment Dependent Notes Series 439641

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
439641	$20,000	$20,000	17.39%	1.00%	September 18, 2009	September 18, 2012	September 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 439641. Member loan 439641 was requested on September 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,167 / month
Current employer:	vana beauty salon	Debt-to-income ratio:	13.51%
Length of employment:	4 years 2 months	Location:	sacramento, CA

Home town:	san jose
Current & past employers:	vana beauty salon
Education:	sju

This borrower member posted the following loan description, which has not been verified:

i need to get a loan to remodel my salon, its in business over 7 years, i have good credit history with payment history.i currently have 4 credit cards with $3500 balance overall.

A credit bureau reported the following information about this borrower member on September 4, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	35	Months Since Last Delinquency:	21
Revolving Credit Balance:	$7,574.00	Public Records On File:	0
Revolving Line Utilization:	35.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Would you contact Lending Club at (866) 754-4094 (Gen. support) 8AM-5PM Pacific Time M-F or email support@lendingclub.com to verify employment and income? Investors feel more secure investing in your loan after verification process is completed. Your requested loan also will completely fund much quicker.	i will attach my tax for last year and my business license to support@lendingclub.com . please remember to look for it. thanks
Hello~ Please elaborate on the delinquency that you have showing on your credit history. Also the debt of $3500 only accounts for around half of your revolving credit balance. Would you please explain the remaining debt? Thanks!	the 30 days past due was from my auto loan which i have paid them ans its current now.i was moving at that time and haven't recieve the bill but i have clearify with them already. i dont know why its still on my report.i was pulling out of my credit balance to buy inventories and remodeling the store, i m planning to pay them off after i receive the loan fund, as you can see i have a good score but its hard to get a loan now with this economy even though i have prove of income with my business license that i sent it to lendingclub. thanks
Can you please talk about what makes up the $7k of revolving debt? Thanks.	i just recently spend my credit card on purchse inventories and some of the stuff for remodeling my shop. i will pay them off after i recieve my loan because credit cards interest rate is too high. thanks

Member Payment Dependent Notes Series 439646

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
439646	$5,000	$5,000	7.74%	1.00%	September 16, 2009	September 18, 2012	September 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 439646. Member loan 439646 was requested on September 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,167 / month
Current employer:	Ball Corp.	Debt-to-income ratio:	14.40%
Length of employment:	31 years 2 months	Location:	Perrysburg, OH

Home town:	Bowling Green
Current & past employers:	Ball Corp., diffco
Education:

This borrower member posted the following loan description, which has not been verified:

I would like to catch up on some bills. I have never had a problem repaying a loan and you can clearly see that from my credit report! I just went through a divorce within the last year and if you have ever been divorced I don't have to tell you what that can do to your finances. Thanks! Stephen

A credit bureau reported the following information about this borrower member on September 4, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1986	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,489.00	Public Records On File:	0
Revolving Line Utilization:	35.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
My commiserations on your recent divorce. I would like to help fund your loan, but have a few questions. Will you be using this loan to pay down any of your credit card debt? (Your credit history shows a revolving credit balance of $15,489.) Do you have any other outstanding debts, like a car loan? And, can you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for Ball Corp.? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Hi, Yes I will be using this loan to pay down some of the credit card debt. I do have a car loan with a credit union in the area and it is also on the credit report. I will also pay a dental bill as well with the money. At Ball I work in maintenance and work on machines when they break down and have been there now for 31 years. I can verify my income if that is needed. Total monthly expenses are around 2100.00. Some of the loan will go into savings for emergencys.

Member Payment Dependent Notes Series 439686

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
439686	$6,000	$6,000	14.96%	1.00%	September 16, 2009	September 18, 2012	September 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 439686. Member loan 439686 was requested on September 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,083 / month
Current employer:	Bluetep Marketing Inc	Debt-to-income ratio:	11.55%
Length of employment:	2 years 3 months	Location:	pinehurst, TX

Home town:	Houston
Current & past employers:	Bluetep Marketing Inc
Education:	ITT Technical Institute

This borrower member posted the following loan description, which has not been verified:

Hello guys I have very good credit and I need a loan for my business in order secure office furniture and equipment.

A credit bureau reported the following information about this borrower member on September 4, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	60
Revolving Credit Balance:	$5,341.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Am interested investing $250 in your loan. Questions: 1. Position and brief job description Blue Teparketing are? 2. $7,083 income 1 wage-earner? 2 wage-earners? 3. Rent payment per month is $_____? 4. Total car payments per month are $_____? 5. Expenses (credit card payments, entertainment, food, fuel, medical, telephone, utilities) monthly total is $_____ ? (Provide one $ grand total.) Suggest start employment|income verification Lending Club CA office; submit either Pay Stub, or W-2, or 1099, or 1040 Tax Return. After completed upper-right corner "Credit Review Status" will show an asterisk (*). When loan fully-funded LC can quicker deposit $ into your bank account. Contacts: 8-5 PT M-F |support@lendingclub.com | (866) 754-4094 (Live Voice) | Fax (408) 524-1527 Thank you for anticipated reply answering questions. Good luck your loan's 100% funding.	I've faxed documents
Will you be continuing your work at Bluetep after you start your business?	Yes for another 3 months or so until I bring in steady business.

Member Payment Dependent Notes Series 439689

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
439689	$20,000	$20,000	14.61%	1.00%	September 17, 2009	September 18, 2012	September 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 439689. Member loan 439689 was requested on September 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,333 / month
Current employer:	American Association for Clinical Chemistry	Debt-to-income ratio:	14.84%
Length of employment:	4 years 9 months	Location:	ALEXANDRIA, VA

Home town:	Lancaster
Current & past employers:	American Association for Clinical Chemistry, Starbucks Coffee
Education:	George Mason University

This borrower member posted the following loan description, which has not been verified:

I'm cutting the cord to my credit cards. I plan to pay everything off with this loan so I can start saving for a home. I'm employed as a science writer in Washington, D.C. at a nonprofit. Employment market is good here, and I have a solid work history. Just a responsible guy who made some dumb purchasing decisions with credit. Thanks for reading.

A credit bureau reported the following information about this borrower member on September 4, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,916.00	Public Records On File:	0
Revolving Line Utilization:	65.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Am interested investing $250 in your loan. Questions: 1. $4,333 income 1 wage-earner? 2 wage-earners at American Association for Clinical Chemistry? 2. Rent payment per month is $_____? 3. Total car payments per month are $_____? 4. Expenses (credit card payments, entertainment, food, fuel, medical, telephone, utilities) monthly total is $_____ ? (Provide one $ grand total.) Suggest start employment|income verification Lending Club CA office; submit either Pay Stub, or W-2, or 1099, or 1040 Tax Return. After completed upper-right corner "Credit Review Status" will show an asterisk (*). When loan fully-funded LC can quicker deposit $ into your bank account. Contacts: 8-5 PT M-F |support@lendingclub.com | (866) 754-4094 (Live Voice) | Fax (408) 524-1527 Thank you for anticipated reply answering questions. Good luck your loan's 100% funding.	My roommate and I share rent and utilities. My half is $1000 per month. My car payment is $260, paid off in October of 2010. My other bills are a cell phone, car insurance and the like, and credit card payments (which would be replaced by this loan to consolidate them). Grand total with rest of living expenses, of $1200 per month. My income/employment verification is in process. Thanks for considering my loan.
I would like to help fund your loan, but have a few questions. Do you have any other outstanding debts, like a car loan or student loans? And, can you give a rough estimate of your total monthly expenses? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Besides answers provided to the previous question, yes I do have about $20,000 in a retirement savings account. However, I've chosen not to borrow from this because I would lose money to penalties and my employer's contributions would be suspended while I repaid it, which are substantial. All this makes this account a bad choice to dip into unless the case of a real hardship. Thanks for considering my loan.
I am interested in funding up to $1000 of your loan. Good luck. I have a few questions...thanks in advance for the help. - what events/experiences led you to make the decision to want this loan? I would love more context on your motivations. - What past decisions/events led to the accumulation of debt you currently have? - Savings: how much do you put into savings/investment accounts each month (savings accounts, mutual fund, 401k, 529, etc.). Could you specify which accounts in your estimates? - Spending: how would you friends/family describe your spending? frame this question with choice of home, choice of car, and day to day expenses. Thanks and good luck!	I put 5% of my income into my 403(b) account--my employer, 10% (I know, sounds too good to be true). I'm pursuing this loan after having bad experiences with Bank cards lately: ramping up my interest rates, lowering my available credit, and not being responsive to my inquiries. This lead me to believe I wasn't going to get far with paying down my debt staying with the revolving credit accounts. If not for this, I would have just put the effort toward paying down the cards as is. Now it's become unreasonable. Why the debt? Two main reasons. First, I was laid off almost 5 years ago. I worked retail while I looked for another job, but wasn't earning enough to pay all the bills. In retrospect, I realize another good portion of the debt was also due to unnecessary stuff too, i.e. it was hard to change my spending habits. Now I've had a good job for several years, but want to ramp up my plan on paying down the debt. I'd like to buy a home eventually. Thanks for considering me.
I am interested in funding up to $500 of your loan. Good luck. I have a few questions...thanks in advance for the help. - could you share details on your "some dumb purchasing decisions with credit"? - Spending: how would you friends/family describe your spending? frame this question for choice of home, choice of car, and day to day expenses. - What kind of car do you drive? Year, make, model, mileage Thanks and good luck!	Spending habits: I follow a weekly budget and don't really buy a lot of 'stuff' anymore. Learned my lesson on that one. Since my interests are books and cooking, it's not actually that hard to do now that I'm boring and domesticated :) I drive a 2003 Honda Element with 72,000 miles. I bought it used almost 2 years ago. However, I take public transportation to work.
I am interested in funding part of your loan. Have you stopped using any of your credit cards? Thank you in advance for your reply.	I've stopped using my credit cards. I'm sticking to a tighter budget now. Thanks for considering my loan.
Thank you for your prompt answer. I have found some sites (free) online very helpful to me in managing my finances - such as yodlee.com. You may find them useful also. I am repeating another investors post from above, as it is important: Suggest start employment|income verification Lending Club CA office; submit either Pay Stub, or W-2, or 1099, or 1040 Tax Return. After completed upper-right corner "Credit Review Status" will show an asterisk (*). When loan fully-funded LC can quicker deposit $ into your bank account. Contacts: 8-5 PT M-F |support@lendingclub.com | (866) 754-4094 (Live Voice) | Fax (408) 524-1527 Good luck to you!	Thank you for the suggestion. Also, I have asked for the verification; however, it seems everyone else must be too. I've yet to hear back. I will follow up with them again.

Member Payment Dependent Notes Series 439700

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
439700	$18,000	$18,000	13.57%	1.00%	September 18, 2009	September 18, 2012	September 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 439700. Member loan 439700 was requested on September 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	Citadel Media	Debt-to-income ratio:	2.85%
Length of employment:	1 year 10 months	Location:	Bronxville, NY

Home town:	Salinas
Current & past employers:	Citadel Media, MJI Interactive, Clear Channel Communications
Education:	California State University-Monterey Bay (CSU Monterey Bay), French Culinary Institute

This borrower member posted the following loan description, which has not been verified:

Thank you for your consideration. In the midst of our current economic climate, I've found it to be extremely challenging to obtain financing for culinary school. I am employed as a Digital Media Account Executive, but have decided to pursue my passion for cooking and will begin my culinary education this month at the French Culinary Institute in New York City. My intent is to continue working full-time, while I partake in evening classes three nights a week. The purpose of my loan is to supplement the remaining portion of the $36,200 tuition which I am paying partially through personal savings. Historically my credit history has seen some minor blemishes, but I have done my very best over the course of the last 36 months to keep it spotless. I am a home owner and keep minimal revolving debt. As a loan candidate I feel that I am extremely responsible and a limited liability based on my income, payment history, and employment status.

A credit bureau reported the following information about this borrower member on September 4, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1996	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	35
Revolving Credit Balance:	$4,389.00	Public Records On File:	0
Revolving Line Utilization:	7.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Do you have any other outstanding debts, like a car loan, home equity loan or student loans? And, can you give a rough estimate of your total monthly expenses? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Hello StocksMan, Thanks again for taking time to evaluate my loan. I do have one other financial obligation, outside of my revolving debt. I am currently carrying a balance of $8,564.38 for a federal student loan, which will be deferred through the duration of my nine month culinary program. My current financial stats are as follows: Mortgage: -$1,511.00 Utilities: -$200.00 Cell Phone: -$125.00 Misc.: - $300.00 Combined Checking Accounts : $1,750.00 Tuition Savings Balance: $16,065.32 Secondary Savings Balance: $15,268.58 IRA Account: $11,460.47 5 Year CD: $43,225.00 I would be more than happy to verify my income, and certainly welcome any additional requests for supporting documentation. Please don't hesitate to reach me with any other questions or concerns.
Hi - A couple of questions: How long do you intend to stay with your Citadel Media position after you complete culinary school? When does your 5 year CD mature? What are your plans for the money when it matures? (Put it into Lending Club? that's what I did) Thanks.	Hi flyp52, Great questions! My personal goal is to continue working post-graduation as I network and build relationships in the culinary field. I will likely work through externships and part-time work on weekends, until I find a suitable opening that will be financially sound. Once I have gained enough experience and feel confident in my abilities, I would like to build a catering and personal chef business of my own. Part of the CD which matures in 2013 will go towards reinvesting in my own business and the remainder will be diversified into new investment opportunities (including lending club!). Had I known about lending club in early 2008 before the market took a tumble, I would have reconsidered my investment strategies. Thanks again for your consideration and questions!
Would you contact Lending Club? (866) 754-4094 (General Support) 8AM - 5PM PST M - F or email support@lendingclub.com and have both your employment and income verified. Lending Club will provide instructions to accomplish verification, i.e., submit either Pay Stubs, or W-2's, or 1099's, or latest Tax Return, etc.? Lenders are more secure investing in borrowers unsecured promissory notes after verification process is completed. Usually takes Lending Club 3, maybe 4, business days after required documents received before loan status changed from "Under Review" to Approved". After loan "Approved" borrower benefits include loan 100% funds faster and loan's proceeds will be deposited more quickly into your bank account.	Thanks for the recommendation! I've already gone ahead and submitted the necessary information. Hopefully the loan status change will take place today or tomorrow, since I sent everything over last week.

Member Payment Dependent Notes Series 439749

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
439749	$20,000	$20,000	13.92%	1.00%	September 18, 2009	September 18, 2012	September 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 439749. Member loan 439749 was requested on September 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$18,750 / month
Current employer:	NAI	Debt-to-income ratio:	11.37%
Length of employment:	4 years 5 months	Location:	chicago, IL

Home town:	Birmingham
Current & past employers:	NAI
Education:	Michigan State University

This borrower member posted the following loan description, which has not been verified:

My business is turning a year old this month and is growing monthly with great reviews and many happy repeat customers. I took out some credit card debt to open the business and would like to combine some of it at a lower rate to improve my cash flow. I have good personal credit and have a personal financial investment in the business as well, so I have a strong determination to ensure that it strives.

A credit bureau reported the following information about this borrower member on September 4, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1997	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$56,558.00	Public Records On File:	0
Revolving Line Utilization:	72.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What kind of business do you own?	Its a nail and skin salon in. Our techs are from high end salons, providing high end services at mid market prices. We're taking business from the lower end shops whose customers desire better services and from the higher end salons/spas, whose customers are trying to cut back their budgets a bit. Its working out very well.
Congratulations on your success in your business venture! Can you please talk about the $56k of revolving debt listed? Thanks.	Its from 4 accounts that are related to the business. This loan is to consolodate two of them. The other two should be paid off in the next 4 - 6 months.

Member Payment Dependent Notes Series 439782

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
439782	$7,500	$7,500	15.65%	1.00%	September 21, 2009	September 18, 2012	September 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 439782. Member loan 439782 was requested on September 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,750 / month
Current employer:	city of dania beach	Debt-to-income ratio:	11.93%
Length of employment:	2 years 2 months	Location:	pembroke pines, FL

Home town:	Madison
Current & past employers:	city of dania beach, town of davie
Education:	none

This borrower member posted the following loan description, which has not been verified:

ineed of loan for surgery asap

A credit bureau reported the following information about this borrower member on September 4, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2005	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,140.00	Public Records On File:	0
Revolving Line Utilization:	54.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 439787

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
439787	$20,000	$20,000	16.70%	1.00%	September 21, 2009	September 18, 2012	September 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 439787. Member loan 439787 was requested on September 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,500 / month
Current employer:	American Maritime Officers Plans	Debt-to-income ratio:	24.60%
Length of employment:	2 years 6 months	Location:	Davie, FL

Home town:	Davie
Current & past employers:	American Maritime Officers Plans, United Health Group Inc.
Education:	Broward Community College, Everest University

This borrower member posted the following loan description, which has not been verified:

Need to pay off credit card and remodel my home Thank you. M. Collins Okwen

A credit bureau reported the following information about this borrower member on August 26, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2004	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	26
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	49.63%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Am interested investing $500 in your loan. Questions: 1. Position and brief job description AMO Union are? 2. $6,500 income 1 wage-earner? 2 wage-earners? 3. Mortgage (PITI) payment per month is $_____? 4. Total car payments per month are $_____? 5. Expenses (credit card payments, entertainment, food, fuel, medical, telephone, utilities) monthly total is $_____ ? (Provide one $ grand total.) Suggest start employment|income verification Lending Club CA office; submit either Pay Stub, or W-2, or 1099, or 1040 Tax Return. After completed upper-right corner "Credit Review Status" will show an asterisk (*). When loan fully-funded LC can quicker deposit $ into your bank account. Contacts: 8-5 PT M-F |support@lendingclub.com | (866) 754-4094 (Live Voice) | Fax (408) 524-1527 Thank you for anticipated reply answering questions. Good luck your loan's 100% funding. I am familiar with maritime trade unions; I worked in MEBA Retirement Plans office for 7 years.	1. A.Position is Senior Accountant B. Brief description: Senior accountant in charge of the Medical Plan 2. Income is for one wage earner 3. Lending club has pulled my credit report and has provided the debt to income ratio (I believe ) to the investors. Please refer to the loan where I believe the current debt to income ratio is posted. 4. Lending club has credit details. 5. I will provide proof of income and employment via fax. Thank you.
I am interested in funding up to $500 of your loan. Good luck. I have a few questions...thanks in advance for the help. - how old is your home and what home improvements are you planning? How much of loan will go to home improvements and how much to credit cards? - When did you purchase your home, how much did you put down when you purchased, and what kind of mortgage did you get (30 yr fixed, 5 yr ARM, 1 yr Option ARM, etc.)? - Home value/mortgage: how much is zillow.com home value estimate? total mortgage balance? type of mortgage? when did you purchase and how much did you put down when you purchased? - Spending: how would you friends/family describe your spending? frame this question for choice of home, choice of car, and day to day expenses. - What kind of car do you drive? Year, make, model, mileage Thanks and good luck!	Home is 48 years old. Roof is 3 yrs old. Single family home. Home improvement includes new impact windows, new circuit box, new a/c and dry wall. 15,000 to home and 5,000 to credit cards. Home purchased 1 year ago. Mortgage balance is 123,000 (30 yr fixed) zillow estimate is 152,000.
Would you contact Lending Club? (866) 754-4094 (General Support) 8AM - 5PM PST M - F or email support@lendingclub.com and have both your employment and income verified. Lending Club will provide instructions to accomplish verification, i.e., submit either Pay Stubs, or W-2's, or 1099's, or latest Tax Return, etc.? Lenders are more secure investing in borrowers unsecured promissory notes after verification process is completed. Usually takes Lending Club 3, maybe 4, business days after required documents received before loan status changed from "Under Review" to Approved". After loan "Approved" borrower benefits include loan 100% funds faster and loan's proceeds will be deposited more quickly into your bank account.	I have contacted support and they say they would request documentation on their own
Greetings. Just a personal note that we, as potential investors, are looking for thorough responses to all questions asked. If you take the time to respond to each question completely, it adds to our confidence regarding your diligence. I mention this because a number of the above questions have not been answered by you. I hope you understand. Thank you and good luck!	I understand your concerns, I also know my diligence is not questionable. Information that has been provided to lending club will not be published on my account. Thank you.
I am interested in funding part of your loan. When you have answered the questions from other investors, please reply to me so I will be able to read the answers, which I need to do before I am able to make a final decision on whether or not to fund your loan. Thank you in advance.	I would only answer questions through the lending club website like I am right now. I would not send any private emails. Please feel free to post any question on here. If it is not questions I believe have already been answered and are not unnecessarily intrusive, I would provide you with an answer promptly. Thank you and good luck with your investments.
Thank you for your reply. I am not requesting any private emails - just requesting that you answer the questions posted here. Please understand that investors' decisions on whether to fund a loan or not are often based on the answers to the questions here. The more complete the answers are, the more likely the loan is to get funded quickly.	Thank you for your interest. I believe every question posed has been answered. If you have any questions please feel free to post them and I will answer in the most appropriate fashion.
Questiond not answered... - Spending: how would you friends/family describe your spending? frame this question for choice of home, choice of car, and day to day expenses. - What kind of car do you drive? Year, make, model, mileage Income not verified, 53% funded with one day to go... Good luck.	Income is verified. Please contact support. Thank you.

Member Payment Dependent Notes Series 439788

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
439788	$14,000	$14,000	12.18%	1.00%	September 18, 2009	September 24, 2012	September 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 439788. Member loan 439788 was requested on September 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$18,750 / month
Current employer:	Morgan Stanley Smith Barney	Debt-to-income ratio:	16.65%
Length of employment:	2 years	Location:	CHANDLER, AZ

Home town:	sioux city
Current & past employers:	Morgan Stanley Smith Barney
Education:	Arizona State University

This borrower member posted the following loan description, which has not been verified:

These funds will be used fix two a/c units in the home and consolidate some other debt.

A credit bureau reported the following information about this borrower member on September 10, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1992	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$37,629.00	Public Records On File:	0
Revolving Line Utilization:	87.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please talk about the revolving $37k of debt? Thanks.	This revolving debt is tied to a furniture store line at zero percent that will be paid off next year. The other majority around $20000 is with two banks that will be paid off in 3 1/2 yrs. My current cash flows allow all debt service with bonus and restricted stock payouts coming due in 2010-2013 to reduce all outstanding debt.
Greetings to a fellow Sun Devil...a suggestion for you to consider is to contact Lending Club and ask them to verify your income. They will give you the procedure to follow. Once that is done, Lending Club places a special mark in your loan application that we can see. It helps potential lenders have some extra assurances and will speed the loan process for you. We are all in this together... you are provided portions of your loan by hundreds of lenders, all helping each other in a peer-to-peer lending environment. Good luck to you.	Thank you for the advice.
Greetings, Do you plan on verifying your income with LC? Thank you.	General, This is a request that I am working with LC on completing. My income is actually a little understated because of my industry. Currently, it shows just my salary and 70% of my projected bonus. It does not include restricted stock distributions during this period or my wife's salry of $85,000.

Member Payment Dependent Notes Series 439875

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
439875	$18,000	$18,000	17.04%	1.00%	September 21, 2009	September 20, 2012	September 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 439875. Member loan 439875 was requested on September 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,833 / month
Current employer:	Medical Center of Plano	Debt-to-income ratio:	17.74%
Length of employment:	6 years 9 months	Location:	AUBREY, TX

Home town:	Irving
Current & past employers:	Medical Center of Plano
Education:	Sanford-Brown Institute-Dallas, University of North Texas

This borrower member posted the following loan description, which has not been verified:

I am not behind on any of my payments. I am seeking a consolidation loan simply to put my mind at ease that there is an end to the Credit Card Chaos, so to speak. I am tyring to expand my family and don't want to do so with so much debt hanging over my head. I would love to be able to consolidate my debt in to one easy payment that has an end to it, unlike credit cards where the interest keeps adding up and it seems like there is no end in sight. I understand my credit rating is on the low side of "good". I believe I am a reliable person in paying my debt...I simply have too much.

A credit bureau reported the following information about this borrower member on September 6, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1995	Delinquent Amount:	$0.00
Open Credit Lines:	23	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	43	Months Since Last Delinquency:	9
Revolving Credit Balance:	$18,938.00	Public Records On File:	0
Revolving Line Utilization:	53.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Am interested investing $500 in loan. Questions are: 1. Position and brief job description Medical Center of Plano are? 2. $9,833 income: 1 or 2 wage-earners? 3. Mortgage (PITI) payment per month $_____? 4. Total car payments per month $_____? 5. Expenses (cc payments, entertainment, food, fuel, medical, phone, utilities) $_____ ? (Grand total.) Suggest start employment|income verification Lending Club CA office; submit either Pay Stub, W-2, 1099, or 1040 Tax Return. After completed upper-right corner "Credit Review Status" shows asterisk (*). When loan fully-funded LC can quickly deposit $ into your bank account. Contacts: 8-5 PT M-F support@lendingclub.com | Live Person (866) 754-4094 | Fax (408) 524-1527. Thanks for reply. Good luck your loan's 100% quick funding.	1. I am the lead ultrasound Tech at Medical Center of Plano 2. 2 wage earners 3. $1126/mo 4. Total Car payments $923/mo 5. Monthly expenses tot $3300. That is not including the mortgage or car payments. That is including CC payments.
Please tell us about the delinquency?	I'm not completely sure which one you're talking about. I can think of 2 that I've had. One was back when I turned some of my accounts over to a credit card consolidation company. At the time I did that, one my accounts changed banks and the payments were not making it to the correct place. Another time was more recent. I had tried to make an extra payment. When I get my bill the following month, the extra payment was not posted. Since it was more than my minimum payment I just assumed it would go toward the current bill. Apparently it arrived on the last day of cycle and they did post it to my previous bill, but didn't put it on my statement.
Dear Sir/Madam. Your loan request looks good. I would recommend contacting Lending Club to verify your income. Lenders are more eager to find borrowers who verify their income.	Thank you for your advice! I will do that!!!
Keep after lend club to verify income. Loans fund much quicker once income has been verified.	I will contact them again. I have faxed in my W-2 from last year to them. I'm not sure what they've done with it. Thank you!!!!
What debts do you currently have (credit cards), what are the balances and their rates?	This will be a long one...bare with me!!! Chase at 22.49% with balance of 324.20 Ikea at 26.15% with balance of 648.93 Care Credit at 22.98% with balance of 2414.80 Victoria's Secret at 22.8% with balance of 379.28 Discount Tire at 21.98% with balance of 408.36 Kohls at 21.9% with balance of 2186.18 VISA at 21.48% with balance of 4966.21 Old Navy at 21% with balance of 1211.80 Best Buy at 20.4% with balance of 927.47 First Premier MC at 18.9% with balance of 461.18 Robbins Bros at 23.99% with balance of 2467.40 Children's Place at 23.99% with balance of 149.52 Citifinancial at variable rates...total balance is 2047.98....371.51 of that is at 24.99%, the remaining is still at 0%. I do not intend to completely pay off this on for that reason. The 0% doesn't expire until march of 2011. I hope that helps.

Member Payment Dependent Notes Series 439879

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
439879	$11,600	$11,600	8.94%	1.00%	September 16, 2009	September 19, 2012	September 19, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 439879. Member loan 439879 was requested on September 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,880 / month
Current employer:	Asplundh Local 351 electrical union	Debt-to-income ratio:	12.35%
Length of employment:	2 years 2 months	Location:	monroeville, NJ

Home town:	Philadelphia
Current & past employers:	Asplundh Local 351 electrical union
Education:

This borrower member posted the following loan description, which has not been verified:

I am a union employee, under contract until 2014. I have never been late on a single bill. I understand and value the importance of my credit profile. I have a ten month old son and wonderful wife. We are looking to pay off all of our unsecured debt at a rate that banks cannot seem to offer. We are excited to join LendingClub in hopes that we have finally found a respectable interest rate. My wife is a finance manager. We are responsible borrowers and have reviewed our debt to income ratio, our obligations, and our choices carefully. We hope that you may help us in our dream to become completely free of revolving debt and purchase our family car. Thank you so much for reviewing my request and I am happy to answer any questions you may have.

A credit bureau reported the following information about this borrower member on September 5, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,061.00	Public Records On File:	0
Revolving Line Utilization:	10.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Congratulations on the recent addition to your family! I would like to help fund your loan, but have a few questions. Do you have any other outstanding debts, like a home equity loan or student loans? And, can you give a rough estimate of your total monthly expenses? Could you provide any more details on the type of work you do and the company you work for? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	We have a small equity loan with Citimortgage with a balance of around 9,900.00. My total monthly obligations are $1,063.00, including utilities. I belong to the electrician's union. I work for a company that contracts through the state to clear the power lines from trees and branches. We have three savings accounts (a personal account as a six month expenses backup, one for my son's college, and another emergency fund for anything else we may need). I am willing and able to have my income verified with paystubs and tax returns as needed. Thank you for your congratulations- He is the most amazing gift we could have ever received.

Member Payment Dependent Notes Series 439935

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
439935	$14,100	$14,100	11.48%	1.00%	September 21, 2009	September 25, 2012	September 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 439935. Member loan 439935 was requested on September 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,290 / month
Current employer:	Wards Cove	Debt-to-income ratio:	14.65%
Length of employment:	8 years	Location:	Bothell, WA

Home town:	Nara
Current & past employers:	Wards Cove, Pyramid Islands
Education:	Edmonds Community College

This borrower member posted the following loan description, which has not been verified:

My husband and I are considering a purchase of our second residential investment property in Indianapolis. We currently hold one residential rental property there (zip=46229) through Michelle Ryan Investments, LLC (my husband's LLC, a WA and IN registered LLC). Though we live away from Indiana, we have our own team set up locally in Indianapolis, consisting of a general contractor, a construction mgmt company, a realtor, a home inspector, and a property management company. We coordinated all aspects of the renovation of the first rental property from right here WA. The renovation was a big success and ended before the scheduled end date, thanks to the very talented team. Upon securing our second rental property, we will be using the same team to renovate it, lease it out, and collect rents. Monthly rents from the 2nd rental property will be covering our monthly payments to you (Lendingclub lenders). It would take a month or two before the property becomes move-in ready and gets rented out. This will most likely result in a situation where we have to pay you before we collect any rent from our tenant. So, what do we do if we have to pay you before collecting the first rent??? How do we make sure we meet our Lendingclub obligation??? No problem at all. We own our existing rental house, free and clear. Because of that, net cash flow from it is more than enough to cover our monthly Lendingclub payment, in case we have to use that source. As many families lost their precious homes to foreclosure, they are desperately searching for a house to rent. This has increased the demand for rental houses. We would like to help a family get a house. To summarize, you as a Lendingclub lender have a very low risk and have a return that's unbelievably higher than that of banks. So, please help us help you, everyone! Please help us help a family that needs our help. Let's find ourselves in a win-win-win situation! Thank you for your interest in becoming our lender.

A credit bureau reported the following information about this borrower member on September 8, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1995	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$87,649.00	Public Records On File:	0
Revolving Line Utilization:	39.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Interested investing $250 in loan. Questions are: 1. Position|very brief job description Wars Cove is? 2. $3,2900 income: is 1 or 2 wage-earners? 3. Mortgage payment per month is $_____? 4. Car payment(s) per month is $_____? 5. CC payments, entertainment, food, fuel, medical, phone, utilities expenses per month $_____ ? (One grand total for all expenses in item 5.) Investors more confident when borrower's employment|income verified; borrower benefit is loan funds faster. Verification done by Lending Club, Sunnyvale, CA office; submit either Pay Stub, W-2, 1099, or 1040 Tax Return. After completed upper-right corner "Credit Review Status" shows (*). When loan 100% funded LC can quickly deposit $ into your bank account. Contacts: 8-5 PT M-F support@lendingclub.com |Person: (866) 754-4094|Fax: (408) 524-1527. Good luck loan's 100% quick funding and note issued.	Hi! Thank you so much for your interest in funding part of the loan! 1. I am a sales/admin assistant. 2. Yes. 3. about $900. 4. Our cars are both paid off 100%. 5. the grand total for the items you are asking about is around $750. Thanks again!
I am interested in funding part of your loan. I hope you don't mind answering a few questions. 1) Your current revolving credit balances is showing at > 87K. How much is the total of monthly minimum payments on that debt? 2) What are your current monthly living expenses? 3) Does your monthly $3,290 income include your current rental income? 4) What is the purchase price for the new property? Thank you in advance for your anticipated answers.	Thank you so much for your interest in funding part of the loan! Here are the answers to your questions: 1. payment for HELOC is about $130-$140 and the credit card minimum payment is about $140 also. 2. we spend about $300 for groceries, around $150 for gasoline, $900 for mortgage (our primary residence), about $90 for cable/phone/internet combo deal, about $60 for life insurance for my husband and myself, and about $400 for our son's day care. Oh, and also about $50 for electricity. Water is paid by the home owners' association. We don't have any natural gas here. We pay our auto/home owners insurance in full every 6 months. 3. No, it does not. $3290 is from my employment only. 4. we are currently looking for a property that fits our investment criteria. So, we do not have the exact purchase price yet. Thank you again for your interest!
Would you contact Lending Club? (866) 754-4094 (General Support) 8AM - 5PM PST M - F or email support@lendingclub.com and have both your employment and income verified. Lending Club will provide instructions to accomplish verification, i.e., submit either Pay Stubs, or W-2's, or 1099's, or latest Tax Return, etc.? Lenders are more secure investing in borrowers unsecured promissory notes after verification process is completed. Usually takes Lending Club 3, maybe 4, business days after required documents received before loan status changed from "Under Review" to Approved". After loan "Approved" borrower benefits include loan 100% funds faster and loan's proceeds will be deposited more quickly into your bank account.	Thank you! I will get that started today. Have a nice day!

Member Payment Dependent Notes Series 439952

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
439952	$15,850	$15,850	15.65%	1.00%	September 21, 2009	September 19, 2012	September 19, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 439952. Member loan 439952 was requested on September 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,583 / month
Current employer:	Yahoo Inc.	Debt-to-income ratio:	22.84%
Length of employment:	5 years 1 month	Location:	San Jose, CA

Home town:	San Jose
Current & past employers:	Yahoo Inc.
Education:	University of Phoenix-Online Campus

This borrower member posted the following loan description, which has not been verified:

Dear lenders: Although I have been paying my credit cards on time each month, due to the high interest rates and finance charges, balance is not reducing at all and I feel as though I am being cheated into these charges. I'd like to pay my cards off and make one monthly payment which will benefit both you and I. Thanks

A credit bureau reported the following information about this borrower member on September 5, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1997	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	39
Revolving Credit Balance:	$22,684.00	Public Records On File:	0
Revolving Line Utilization:	89.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Am interested investing $500 in your loan. Questions I have are: 1. Position and brief job description at Yahoo? 2. $4,583 income 1 wage-earner? 2 wage-earners? 3. Mortgage (PITI) payment per month $_____? 4. Total car payments per month $_____? 5. Expenses (credit card payments, entertainment, food, fuel, medical, telephone, utilities) monthly total is $_____ ? (Provide one $ grand total.) Suggest start employment|income verification Lending Club CA office; submit either Pay Stub, or W-2, or 1099, or 1040 Tax Return. After completed upper-right corner "Credit Review Status" will show an asterisk (*). When loan fully-funded LC can quickly deposit $ into your bank account. Contacts: 8-5 PT M-F |support@lendingclub.com | Live Person (866) 754-4094 | Fax (408) 524-1527 Thank you for anticipated reply answering questions. Good luck your loan's 100% funding.	Hello: My position at Yahoo, Inc. is Legal Analyst (Legal Dept.)$4583 is my income (one wage earner) per month. I have no mortgage payment monthly, I pay for PGE which is roughly $160 a month. My car payment is almost paid off within the next two months. Credit card payments: Chase, B of A and Citi monthly payment is around $1000/monthly, entertainment, food, fuel, cell, utilities total including the 2 payments on car and PGE: $1760 per month. I would rather pay one payment then pay a thousand dollars towards my credit cards which I can pay directly to investores of the Lending Club which makes more sense to me. I will be submitting my W2's, paycheck stubs and tax returns to the Lending Club as soon as possible. Thank you, Amit N.
It says you have $22k of revolving debt, but you are requesting ~$16k. Why the difference? Also, can you please talk about how the debt was accrued? Thanks.	Hello Dielbry: I had originally requested $20000 to pay off all my credit card debt but was only approved for $16K by Lending Club. I had to take what I was apporived for and the difference I can save and come up with along with the savings I have. I am currently in school finishing my BA at University of Pheonix, and the reason my balance has not been goinbg down is due to the 22+% interest rates on my cards. I usually pay more towards my cards then the minimum but due to finance charges and interest, it does not seem to reduce. This is the reason I have requested this loan so I can the cards off and make one payment a month towards lendingclub. Please feel free to ask me any other questions that you may have. Sincerely, Amit Narayan
Will you have any trouble paying back the loan and if not are your plans to pay back the loan early?	I have n problem at all paying the loan back. I am very good at paying on time and this may be paid early as I will be saving more money after paying off the credit cards. Thanks, AN

Member Payment Dependent Notes Series 439981

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
439981	$18,000	$18,000	18.78%	1.00%	September 21, 2009	September 21, 2012	September 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 439981. Member loan 439981 was requested on September 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,667 / month
Current employer:	Astir IT Solutions Inc	Debt-to-income ratio:	15.60%
Length of employment:	3 years 1 month	Location:	Herndon, VA

Home town:
Current & past employers:	Astir IT Solutions Inc, Merrill Lynch
Education:

This borrower member posted the following loan description, which has not been verified:

Looking for Personal Loan for marriage purpose

A credit bureau reported the following information about this borrower member on September 5, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2006	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,184.00	Public Records On File:	0
Revolving Line Utilization:	93.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Am interested investing $250 in loan. Questions are: 1. Position and brief job description Astir IT Solutions are? 2. $6,667 income: 1 or 2 wage-earners? 3. Rent payment per month $_____? 4. Total car payments per month $_____? 5. Expenses (cc payments, entertainment, food, fuel, medical, phone, utilities) $_____ ? (Grand total.) Suggest start employment|income verification Lending Club, Sunnyvale, CA office; submit either Pay Stub, W-2, 1099, or 1040 Tax Return. After completed upper-right corner "Credit Review Status" shows asterisk (*). When loan fully-funded LC can quickly deposit $ into your bank account. Contacts: 8-5 PT M-F support@lendingclub.com | Live Person (866) 754-4094 | Fax (408) 524-1527. Thanks for reply. Good luck loan's 100% funding.	Answer: 1.Sr. System Analyst - Information Technology 2. Gross monthly income 3. Rent :1070$ per month 4. 518$ per month 5. 1000$ per month Will Fax recent paystubs to (408) 524-1527
Congrats! Will you tell us a little bit about what you and your future spouse do?	I am an engineering graduate in Computer Sc. and work as Database Administrator. My spouse is post graduate and is a home maker.
Have you already aquired the debt? Is some of your revolving credit reflective of this debt?	No
You are utilizing 93% of your credit lines and taking out another $18,000 for wedding expenses. Why are you not spending less on the wedding and focusing more on debt consolidation?	You r right. This is partly for debt consolidation as well.
can you please verify your income?	I have already sent 2 recent paystubs with my monthly gross income as $7000+ (July & Aug 2009) along with other documents as requested by lending club.

Member Payment Dependent Notes Series 440023

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
440023	$14,075	$14,075	11.14%	1.00%	September 17, 2009	September 21, 2012	September 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 440023. Member loan 440023 was requested on September 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,000 / month
Current employer:	casale autobody	Debt-to-income ratio:	13.15%
Length of employment:	1 year 3 months	Location:	norwalk, CT

Home town:	Norwalk
Current & past employers:	casale autobody
Education:

This borrower member posted the following loan description, which has not been verified:

tring to get out of credit card dept and have a monthly affordable fixed payment.

A credit bureau reported the following information about this borrower member on September 6, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1991	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,551.00	Public Records On File:	0
Revolving Line Utilization:	29.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Dear Sir/Madam. Could you please talk about your monthly cash outflows? How many incomes are there in your household? What do you currently pay for your credit cards?	right now i just pay for credit card ,car insurance .cell phone, and food etc. card payment is over 500.00 permonth plus int etc

Member Payment Dependent Notes Series 440243

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
440243	$12,000	$12,000	11.14%	1.00%	September 17, 2009	September 21, 2012	September 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 440243. Member loan 440243 was requested on September 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,340 / month
Current employer:	World Wide Stereo	Debt-to-income ratio:	15.06%
Length of employment:	8 years 3 months	Location:	Boyertown, PA

Home town:	State College
Current & past employers:	World Wide Stereo
Education:	Peirce College

This borrower member posted the following loan description, which has not been verified:

I am looking for a lender that can help me consolidate a number of credit card accounts (ranging from $700 - $6,000 and totaling just under $12,000) into one easy to manage loan product. I do not want to increase my liabilities. I would like to close all but maybe one of the accounts as I pay them off. Over the past few years I have been working towards eliminating my credit card debts. However, now that a large number of card companies have begun to raise their interest rates in order to offset loses due to the recession, I have seen my payments have less and less impact on my principal balances. I need one loan at a reasonable rate so I can start making greater strides towards my goals.

A credit bureau reported the following information about this borrower member on September 7, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1996	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,862.00	Public Records On File:	0
Revolving Line Utilization:	47.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Dear Sir/Madam. Your credit looks very well. Not a single late payment over your entire history. Your salary also looks very solid. I do have a few question though. 1. What are your total monthly cash outflows? How much are you currently paying for these credit cards/month? 2. Is the income reported a single or dual-earner? 3. Would you please take a moment to verify your income with Lending Club. Lenders are much more likely to fund your loan once your income is verified! Thanks and good luck!	The combined minimum payments for the four accounts I intend to close are $319. I currently pay out $775 per month on average towards these accounts. The income reported is for me (single earner). It is worth noting that I am only responsible for 50% of the mortgage that shows on my credit report. The other half is paid by the other investor in the property. Since the mortgage is reported entirely on my credit history, it skews my debt-to-income ratio. Basically it makes my budget look tighter on paper than it actually is.
I am interested in funding some of your loan request. Would you give me an example of perhaps the first three credit cards with the highest interest rates that you plan to close out when this loan is provided? Congratulations in getting your finances under control and minimizing debt.	Card accounts to be closed when paid off: Bank of America Visa @ 24.99% Discover Card @ 17.99% American Express Clear @ 11.24%

Member Payment Dependent Notes Series 440285

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
440285	$8,000	$8,000	8.59%	1.00%	September 16, 2009	September 22, 2012	September 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 440285. Member loan 440285 was requested on September 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,083 / month
Current employer:	Mimis Cafe	Debt-to-income ratio:	20.30%
Length of employment:	2 years	Location:	Dunnellon, FL

Home town:	Hattiesburg
Current & past employers:	Mimis Cafe
Education:

This borrower member posted the following loan description, which has not been verified:

Would like to Consolidate a few loans , Project Card "Momma's Woods Floors " and a couple Credit Cards that have Small Balances on them into one Package and a once a month Fixed , low Rate. Tired of Writing / E paying , and basically spending time on managing a few small accounts when one nut would be easier to crack .

A credit bureau reported the following information about this borrower member on September 8, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1991	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,301.00	Public Records On File:	0
Revolving Line Utilization:	27.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Are you the owner of Mimis Cafe? What is Project Card "Momma's Woods Floors"? What loans are you consolidating, and how much are you planning to consolidate? Appreciate the response.	Type your answer here. Mimi's Cafe is an established company @ 140 +/- locations I am Employed with . Momma I Refer lovingly to my Wife , ,,,,, The Project card was the (Home improvement Big Box 6 month no charge) ,the Water Conditioner, The Wood Floors Already Installed but not Trimmed Completely out yet with Baseboards being the finality. The other loans are minor credit card debt . All will be paid off and will net me about 100.00 a month in savings and my time and varied payment dates . Solid Question and Well met All , Thanks For the Dynamite Response.

Member Payment Dependent Notes Series 440324

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
440324	$9,000	$9,000	15.31%	1.00%	September 22, 2009	September 22, 2012	September 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 440324. Member loan 440324 was requested on September 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,933 / month
Current employer:	Highland Theatres	Debt-to-income ratio:	3.45%
Length of employment:	20 years	Location:	Playa Del Rey, CA

Home town:	Santa Monica
Current & past employers:	Highland Theatres
Education:	Northrop University

This borrower member posted the following loan description, which has not been verified:

The Loan will be used to set up Market Neutral Option Spreads (Iron Condors and Credit Spreads). These spreads usually generate between 10-15% returns per month. The positions are low-stress and low maintenance positions. I will be utilizing a service that will help me in choosing the option spreads with the best probability of profit. There will be losing positions but usually not a losing month

A credit bureau reported the following information about this borrower member on September 8, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1994	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,218.00	Public Records On File:	1
Revolving Line Utilization:	8.10%	Months Since Last Record:	87
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How long have you been investing in options and what service are you utilizing?	I have traded options for about 5 years. I have also taken several seminars. The name of the service i will be using is "Iron Condor Spread" their web address is www.ironcondorspread.com.
If you have done options trading for 5 years, wouldn't you use the profit from that activity instead of further leveraging the activity with borrowed money? Are you committed to pay back the load even in in the even that all money is lost from the trading? It can happen, believe me otherwise everybody would be doing it.	The profits from my past option trading were used for emergency personal situations these past 2 year. Yes, I am committed to repay the load even if it is lost to trading. I have little debt and live rent-free. I have additional disposable income to cover loan payments. True money can be lost trading options, but I will be using Market Neutral option positions, which greatly reduce the risk.
If your trading strategy doesn't work out, do you still plan on paying back the loan? How?	Yes, I will pay back the loan. My income can cover the payments. I have almost no debt and pay no rent.
I would appreciate a little more information in order to make a decision. 1) What are your current living expenses (itemized please)? 2) What is your position at Highland Theaters? 3) Would you please elaborate a bit on your income sources/amounts? 4) Please explain the Public Record several years ago. Thank you in advance for your answers.	My net income per month is $5072.00 Expenses: Electric/water $185.00,Gas $35.00,Cable/Phone/Internet $201. Cell Phone $82.00,Misc.Expense $100 Total $521. I live rent free. I am a manager/Accts. payable. I am not sure what is the Public Report you are refering to. The 6K was credit card expenses that were paid off. I will neend to check my credit report again.
What do you mean you have almost no debt? You have $6K in revolving balance which is almost as much as your monthly income. Please, also explain the public record on file 87 months ago. Also, I am a little bit skeptical about an investment that is claimed to increase your investment fivefold over a single year (that's your 15% per month or 1.15^12 = 5.3 ...about). Am I really wasting my money here at Lending Club while I could be raking in millions within two years using Market Neutral Option Spreads? How exactly does that work?	I am not sure what it is but it might have been a credit balance which has been paid off. My current credit card balance is $1600. I will have to have my credit report checked. Here is the website.www.ironcondorspread.com. They can explain it better than I.
How do you live rent free? If your monthly expenses total $521., what have you been doing with the extra $6,412 each month?	The duplex I live in is owned by my parents and they don't charge me rent. The extra money that I had saved went for a medical emergency about 4 months ago.
So then you have roughly 24K savings at this point?	If I had 24k,I would not be borrowing money from Leading Club.
What am I missing? 4 months ago you paid for a medical emergency, so for the past 4 months haven't you had roughly 6K "extra" money each month - which would be about 24K? Please clarify. Thank you in advance for your answer.	My net pay per month is $5072 minus $521 Utilites minus $2600 (Houshold expenses,groceries,gas,cloths),$1400 School Tuition leaves $521. so for 4 months there is about $2000.
What trading platform will you be using? How frequent will you be turning over your positions?	The trades will be entered on my stock option brokers plateform. The Trades last 30 days on average

Member Payment Dependent Notes Series 440506

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
440506	$20,000	$20,000	18.09%	1.00%	September 22, 2009	September 22, 2012	September 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 440506. Member loan 440506 was requested on September 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,017 / month
Current employer:	Cigna Healthcare	Debt-to-income ratio:	24.13%
Length of employment:	4 years 11 months	Location:	Industy, PA

Home town:	Ohioville
Current & past employers:	Cigna Healthcare, Dialysis Clinic, Inc.
Education:	Community College of Beaver County, Edinboro University of Pennsylvania, Waynesburg College, Drexel University

This borrower member posted the following loan description, which has not been verified:

PLEASE HELP MAKE MY DREAM REALITY!!! Small store offering take-out. In business in my hometown for 50 years. Business for sale - current owner is retiring.

A credit bureau reported the following information about this borrower member on September 8, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1999	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	48
Revolving Credit Balance:	$2,162.00	Public Records On File:	1
Revolving Line Utilization:	47.00%	Months Since Last Record:	101
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Do you intend to keep your job at Cigna while running the E-Z mini mart?	Yes I will be keeping my job since it is a work-at-home position.
What is your telecommuting job for Cigna? What was your major at Drexel? (I taught there for a few years, before your time, I'm sure).	I am a senior nurse consultant for Cigna. I work in the coverage policy unit doing research for medical and pharmacy policies. I earned my Masters in nursing with a concentration in nursing administration and healthcare management from Drexel in June 2008
I am very interested in helping you get started in your business, but have a few questions first. 1. How much experience do you have in the area of running a Mini Market? 2. What has been the NET income for the EZ Mini Mart for each of the last three years? 3. How much do you expect to earn from this business? Thank you	Good afternoon and thank you for your interest. I have experience as a cook (we are offering takeout) and checkout experience. I worked in a convenience store while I was going to nursing school. I helped with inventory and the books. My sister owns a beauty salon and I help her with her books and accounting. The store averages $320,000 a year in sales. The net income after paying all employees, purchase prders, supplies, inventory, etc is around $40,000. I plan on reinvesting everything back into the business for the first 3 years in order to pay off loans and expand. Since I am keeping my current job I will be able to do that. I appreciate all your help. Thank you.
Hi, I am interested in investing in your loan, but have a few questions. 1. Please tell me about the business? 2. Who is going to run the business? 3. Is this loan for a down payment on the business? 4. If yes to #3, what will your monthly payment/term/interest rate be on the remaining loan balance. 5. Do you have any experience running this type of business? Thank you for answering my questions and good luck with your funding.	Hi and thank you for your interest. 1. The business is a small convenience store in my local town that offers hot food take-out. It has been in business for 50 years. The current owner has had it for 20 years and is retiring. He is the 2nd owner in 50 years. 2. I will be running the business with help from my fiance and my mother. I have a nurse consulting position and work from home making my own hours. 3. This loan is for a downpayment to assume all equipment and inventory. 4. The remainder of the loan will be through the current owner - he will be acting as the bank on the remainder. 5. I have worked as a cook, bartender, waitress, and cashier. I have worked in a small convenience store as a cashier. I also have experience opening a business as I helped my sister start her beauty salon and still assist her with inventory, accounting, and her books. Thank you.
Good luck with the store! I have funded part of your loan and look forward to receiving timely payments every month :)	Thank you so much for your help. I really appreciate it.
Thank you for answering my prior questions. I have a few more questions. 1. What will be the monthly payment on the loan the owner will be carrying? 2. What are the gross receipts monthly of the store? Thank you again and good luck!	1. The monthly payment to the owner will be $700 whichalso includes rent on the building. 2. The gross receipts monthly average $26,700. Thank you.
Can you please explain the public record and delinquency on your credit?	Back in 2001, shortly after my divorce was finalized, my ex-husband claimed bankruptcy. My name was on his truck and credit cards. I was unable to pay down all his debt and mine, so I filed, too. Then, my dad passed away unexpectedly in early 2001 - 4 months later I was diagnosed with Grave's disease and could not work. I did not have disability with my job and had to move back home with my mom. I rented out my house but she never paid the rent and after the long eviction process we went into the house and found severe water damage from a roof leak to the sum of $22000. I did not start back to work until early 2002 and could not afford everything for the house so I foreclosed on it. Since that time all my accountas are current. I have collections accounts that are medical and still in dispute with my insurance (I was supposed to be covered by COBRA but they say I was not). Thank you.
What is the current lease rate and is it renewable. Is the property in good standing and current in it's payment if any to it's lender? 50 years of time it is about time for it to be sold or passed on have you checked the health of the current owners of the property.	There is no actual lease - we are doing a rent-to-own contract at $600 per month. The property is in good standing - I checked at the court house and there are no liens or judgements against it. The current owners are the second owners and have owned it for 20 years. They are in their early 50's and are retiring so they can travel to visit their children and grandchildren. Thank you for your interest.

Member Payment Dependent Notes Series 440574

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
440574	$7,500	$7,500	14.61%	1.00%	September 16, 2009	September 23, 2012	September 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 440574. Member loan 440574 was requested on September 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,417 / month
Current employer:	FutureTech	Debt-to-income ratio:	12.00%
Length of employment:	7 years 1 month	Location:	WHITTIER, CA

Home town:	Los Angeles
Current & past employers:	FutureTech
Education:	Cerritos College

This borrower member posted the following loan description, which has not been verified:

I am looking to consolidate my credit cards to become free of debt.

A credit bureau reported the following information about this borrower member on September 9, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2003	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,393.00	Public Records On File:	1
Revolving Line Utilization:	24.80%	Months Since Last Record:	70
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Am interested investing $250 in loan. Questions are: 1. Position and brief job description Furure Tech are? 2. $6,147 income: 1 or 2 wage-earners? 3. Mortgage payment per month $_____? 4. Car payment(s) per month $_____? 5. Expenses (cc payments, entertainment, food, fuel, medical, phone, utilities) $_____ ? (Grand total.) Investors more confident when borrowers employment|income verified; borrowers benefit is loan funds faster. Employment|income verification conducted by Lending Club, Sunnyvale, CA office; submit either Pay Stub, W-2, 1099, or 1040 Tax Return. After completed upper-right corner "Credit Review Status" shows asterisk (*). When loan fully-funded LC can quickly deposit $ into your bank account. Contacts: 8-5 PT M-F support@lendingclub.com |Person: (866) 754-4094|Fax: (408) 524-1527. Thanks for reply. Good luck loan's 100% funding.	I am an IT Manager that provides computer support to business that do not have an IT Department. My mortgage is payment is $1600/mo and car payment 600/mo. I am looking to rid of high interest credit cads
Greetings and congratulations on your decision to consolidate your credit cards and get debt free...I just have a couple items for you to consider. First, you are asking strangers to provide a loan to you so it is always helpful to tell just a bit more about yourself and your intentions. For example, what credit cards? What interest rate are you currently paying? what is your job at Future Tech ? Last of course, it is a great idea to contact Lending CLub and have them verify your income...they will tell you the procedures. Loan applications are seen by lenders and when your income has been verified, the Lending Club makes a notation that we can see which provides some measure of confidence in your request. Best of luck in securing your loan and eliminating debt...perhaps in the future, you will decide to also be a lender to others.	I am waiting for deposit to verify bank account. I am an IT Manager/Small Business Owner at FutureTech and looking to rid of credit cards that have went from 0% - 4.9% to 10% - 32% due to the economy.
Have you declared bankruptcy within the last 5 years Are you in default on any loans	No I have not.

Member Payment Dependent Notes Series 440606

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
440606	$1,400	$1,400	14.26%	1.00%	September 17, 2009	September 23, 2012	September 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 440606. Member loan 440606 was requested on September 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,333 / month
Current employer:	battery systems inc.	Debt-to-income ratio:	13.83%
Length of employment:	9 years 9 months	Location:	palmdale, CA

Home town:	tijuana
Current & past employers:	battery systems inc.
Education:

This borrower member posted the following loan description, which has not been verified:

I would like to pay my car, home watering system, and some creditcard bills.

A credit bureau reported the following information about this borrower member on September 9, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1999	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	30
Revolving Credit Balance:	$3,163.00	Public Records On File:	0
Revolving Line Utilization:	53.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 440627

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
440627	$9,000	$9,000	15.65%	1.00%	September 21, 2009	September 23, 2012	September 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 440627. Member loan 440627 was requested on September 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	All Taxi Management Inc.	Debt-to-income ratio:	15.42%
Length of employment:	8 months	Location:	Brooklyn, NY

Home town:	Brooklyn
Current & past employers:	All Taxi Management Inc., Hospital in July 2010
Education:	CUNY College of Staten Island, Medical University of the Americas

This borrower member posted the following loan description, which has not been verified:

To whom it may concern; My name is Kamran Shah. I am a Physician. I have recently graduated from medical school. I will start my Residency in July 2010. Currently, I am working as a Cab Driver. I need $9000.00 to payoff my high APR Credit Cards. I have a good credit history. I am current on my credit cards payments. I really appreciate you help. Thanks Sincerely, Kamran Shah M.D.

A credit bureau reported the following information about this borrower member on September 9, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	32
Revolving Credit Balance:	$16,286.00	Public Records On File:	0
Revolving Line Utilization:	89.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Why does your residency not start until july 2010?	All medical graduates apply for residency position starting September 1, 2009 Via ERAS. The process completes on March 15, 2010. That day all residence in the United States will know where they will start their residency. The actual residency will start on July 1, 2010.
Can you please talk about the delinquency from 32 months ago, as well as how you accrued the credit card debt? Also, it says your revolving debt is $16k. What makes up the extra $7k beyond what you are requesting? Thanks!	I made a late payment on one of my credit card in 01/2007. I just want to payoff high APR cards. I am keeping low APR balance.
ok I am taking a chance on you please dont disapoint me	You won't regret it. Thanks
Someone asked about this already, but I'd like a clarification. Usually medical school students apply for residency during the final year of med school, and start residency immediately after med school. How is it that you are not in med school and driving a taxi instead for the next year? You get paid (not a lot) during residency.	USMLE Step 2 Exam is prerequisite for match. It is basically 2 exams CS and CK. There are two ways you can do it. 1. Take step 2 exam one year before graduation. 2. Take step 2 exam towards the end of 4th year. If you pick 2nd option, you will automatically go for next year match. There are many pros and cons for each option.

Member Payment Dependent Notes Series 440642

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
440642	$16,000	$16,000	12.87%	1.00%	September 17, 2009	September 23, 2012	September 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 440642. Member loan 440642 was requested on September 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	Verizon Communications	Debt-to-income ratio:	11.52%
Length of employment:	11 years 2 months	Location:	Riverview, FL

Home town:	Wichita Falls
Current & past employers:	Verizon Communications, T. Rowe Price Group
Education:

This borrower member posted the following loan description, which has not been verified:

Need to pay off credit card and personal loan. The interest rate is too high. My FICO scores is great and want to pay the debt down in a specific time frame with a fixed rate.

A credit bureau reported the following information about this borrower member on September 9, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1996	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,290.00	Public Records On File:	0
Revolving Line Utilization:	93.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Am interested investing $250 in loan. Questions are: 1. Position and brief job description Verizon are? 2. $5,417 income: 1 or 2 wage-earners? 3. Mortgage payment per month $_____? 4. Car payment(s) per month $_____? 5. Expenses (cc payments, entertainment, food, fuel, medical, phone, utilities) $_____ ? (Grand total.) Investors more confident when borrowers employment|income verified; borrowers benefit is loan funds faster. Employment|income verification conducted by Lending Club, Sunnyvale, CA office; submit either Pay Stub, W-2, 1099, or 1040 Tax Return. After completed upper-right corner "Credit Review Status" shows asterisk (*). When loan fully-funded LC can quickly deposit $ into your bank account. Contacts: 8-5 PT M-F support@lendingclub.com |Person: (866) 754-4094|Fax: (408) 524-1527. Thanks for reply. Good luck loan's 100% funding.	1. Position and brief job description Verizon are? My position at Verizon is an Analyst for accounts payable department that is responsible for all activities involving the development, preparation, analysis, and dissemination of accounts payable related information from multiple systems for multiple business groups to both internal and external clients. Additional responsibilities include preparation of the monthly departmental metrics. 2. $5,417 income: 1 or 2 wage-earners? The income supplied for this loan is for one wage-earner. Spouse income not reported. 3. Mortgage payment per month $_____? Monthly mortgage payment is $1600.00 per month. 4. Car payment(s) per month $_____? No car payments. Fully own two automobiles: 1996 Honda Accord and 2005 Honda Odyssey. 5. Expenses (cc payments, entertainment, food, fuel, medical, phone, utilities) $_____ ? (Grand total.) Monthly expenses for the family: Personal Loan (Burial expenses as of 2008) $241.00 Visa $200.00 Entertainment $300.00 Food $400.00 Fuel $350.00 Medical $ 00 Phone, cable, internet $141.00 Tennis lessons for daughter $250.00 Electric $125.00 Grand Total $2,007.00
Hello. I'm interested in helping fund your loan, but would appreciate a few more details, if you wouldn't mind answering some questions. It appears that this loan would increase your payments by about $100 per month beyond what you are currently paying on your debt. Do you feel like you can manage that extra amount in your budget? Do you have any savings or do you put any amount toward savings on a regular basis? Do you still use any of your credit cards? Thanks in advance for your responses.	Hello. I'm interested in helping fund your loan, but would appreciate a few more details, if you wouldn't mind answering some questions. It appears that this loan would increase your payments by about $100 per month beyond what you are currently paying on your debt. Do you feel like you can manage that extra amount in your budget? I do understand that the loan request that I am asking will raise my monthly liability by $100.00 per month. I can manage the extra $100 into my current expenses. My goal is to get my pay off the debt with fixed time and interest. Do you have any savings or do you put any amount toward savings on a regular basis? Currently, I do have savings in the amount of $1623.89. Every pay period from Verizon, $65.00 is deposited into my saving account. I started this on March 2009. Do you still use any of your credit cards? For the past 6 months, I have only used my credit cards to pay for my daughter???s tennis equipment (racket, stringing and clothing). Beyond that those charges, I would have to say no.

Member Payment Dependent Notes Series 440660

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
440660	$10,000	$10,000	13.22%	1.00%	September 16, 2009	September 23, 2012	September 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 440660. Member loan 440660 was requested on September 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$3,680 / month
Current employer:	ELECTRIC SUPPLY CONNECTION	Debt-to-income ratio:	19.32%
Length of employment:	8 years	Location:	ROSEMEAD, CA

Home town:	SAN SALVADOR
Current & past employers:	ELECTRIC SUPPLY CONNECTION
Education:

This borrower member posted the following loan description, which has not been verified:

Hello there, My name is Rosa Menendez. I am looking for a loan that can help get rid of interest rates from different credit card companies. I'm a very responsible person that makes her payments at least 1 to 2 weeks before payments are due. I'm a very hard working individual that never misses work. Missing payments or being late would not be an issue. I would really appreciate your consideration for this loan. Cordially, Rosa Menendez

A credit bureau reported the following information about this borrower member on September 9, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	82
Revolving Credit Balance:	$8,540.00	Public Records On File:	0
Revolving Line Utilization:	87.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Am interested investing $250 in loan. Questions are: 1. Position and brief job description Electricity Supply Connection are? 2. $3,680 income: 1 or 2 wage-earners? 3. Home ownershio shows N/A. What is either mortgage or rent payment per month $_____? 4. Car payment(s) per month $_____? 5. Expenses (cc payments, entertainment, food, fuel, medical, phone, utilities) $_____ ? (Grand total.) Investors more confident when borrowers employment|income verified; borrowers benefit is loan funds faster. Employment|income verification conducted by Lending Club, Sunnyvale, CA office; submit either Pay Stub, W-2, 1099, or 1040 Tax Return. After completed upper-right corner "Credit Review Status" shows asterisk (*). When loan fully-funded LC can quickly deposit $ into your bank account. Contacts: 8-5 PT M-F support@lendingclub.com |Person: (866) 754-4094|Fax: (408) 524-1527. Thanks for reply. Good luck loan's 100% funding.	Rent $1,000 Fuel $200 Food $200 Phone $150 Utilies are included in the rent cost. Entertainment $150
You did not respond to the question about your position, your employer, or the number of wage earners in the family. I repeat them.	Position: Inside Sales/Customer Service Employer: Electric Supply Connection Wage earners: One
Looks like you are on the right track, loose the CC. Would you contact Lending Club? (866) 754-4094 (General Support) 8AM - 5PM PST M - F or email support@lendingclub.com and have both your employment and income verified. Lending Club will provide instructions to accomplish verification, i.e., submit either Pay Stubs, or W-2's, or 1099's, or latest Tax Return, etc.? Lenders are more secure investing in borrowers unsecured promissory notes after verification process is completed. Usually takes Lending Club 3, maybe 4, business days after required documents received before loan status changed from "Under Review" to Approved". After loan "Approved" borrower benefits include loan 100% funds faster and loan's proceeds will be deposited more quickly into your bank account.	I will call the 866 number and email my Pay Stub, W2 form, and latest tax return 9/15 early am. Thank you, Rosa

Member Payment Dependent Notes Series 440695

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
440695	$11,000	$11,000	11.14%	1.00%	September 17, 2009	September 27, 2012	September 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 440695. Member loan 440695 was requested on September 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,916 / month
Current employer:	Cintas Corp	Debt-to-income ratio:	10.39%
Length of employment:	1 year 3 months	Location:	HUNTINGTON, WV

Home town:	Oak Hill
Current & past employers:	Cintas Corp
Education:	Marshall University

This borrower member posted the following loan description, which has not been verified:

I have an excellent credit rating. 740 according to experian. I have never missed a payment. I used my credit cards to put myself through college. I am now a graduate with a degree in Finance with a stable job of 15 months in outside sales. I have a great base salary with monthly comission. The reason I am consolidating my debts is because the credit card companies are now penalizing good customers under the new credit law that will take effect January 1. They are increasing interest rates and lowering credit limits to even their best customers. I would rather pay one payment a month and not allow the credit card industry to take advantage of quality customers. I have no children so all of my money can go directly to paying my loan outside of rent and day to day expenses. I live in WV where the cost of living is very inexpensive.

A credit bureau reported the following information about this borrower member on September 10, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2003	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,735.00	Public Records On File:	0
Revolving Line Utilization:	34.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Do you have student loans or any other debt in addition to the $10,735 listed on the "Credit History" section above? If so, please detail what such debts are and the monthly payments you are required to make for each. Thanks.	I do have a student loan that I have been paying on for 2 years. My monthly payment is $156.00. The balance left is around $20,000 with an intrest rate of 4%.

Member Payment Dependent Notes Series 440704

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
440704	$16,500	$16,500	8.94%	1.00%	September 18, 2009	September 23, 2012	September 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 440704. Member loan 440704 was requested on September 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,992 / month
Current employer:	Department of Transportation (DOT) - FAA	Debt-to-income ratio:	3.16%
Length of employment:	19 years 2 months	Location:	Milford, PA

Home town:	Minneapolis
Current & past employers:	Department of Transportation (DOT) - FAA, USAF - Active Duty 1978-1990
Education:

This borrower member posted the following loan description, which has not been verified:

Saving over $7000 on a 2008 with only 2700 miles plus lots of extra accessories. Goal: Pay off in 2 years or less. Banks were a joke offiering 80% at 11.5 percent Thanks in advance

A credit bureau reported the following information about this borrower member on September 9, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1982	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,588.00	Public Records On File:	0
Revolving Line Utilization:	6.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Are you still on active duty with the USAF? Do you have any other outstanding debts, like a car loan or home equity loan? And, can you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for the FAA? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	No longer active duty;1978 - 1990; 1 car payment to be paid off early - making double payment. Mortgage is the main expence & 2 credit card with <$5000 owed. Emergency funds are available, just need quick cash for the bike before being sold to someone else. FAA Safety Inspection covers the Part 139 or airport side for safety & operations on the airfield.
I suggest you contact Lending Club and have your income verified. This will increase lender confidence in your loan.	Will do- Thanks

Member Payment Dependent Notes Series 440756

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
440756	$9,500	$9,500	13.57%	1.00%	September 17, 2009	September 23, 2012	September 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 440756. Member loan 440756 was requested on September 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,667 / month
Current employer:	ML Leddy's Boots	Debt-to-income ratio:	0.56%
Length of employment:	5 years 2 months	Location:	San Angelo, TX

Home town:	San Angelo
Current & past employers:	ML Leddy's Boots, Pembrooke Ranch
Education:	Oklahoma State University-Okmulgee

This borrower member posted the following loan description, which has not been verified:

I am in need of a loan for medical expenses that are going to occur by the end of Septmeber for my wife. I have some money saved in my savings account but would rather not use it all to pay for these expenses. I am current on all my payments and have never fallen behind in any of them. In fact our electric, gas and water bill companies have returned our deposits for paying the bills on time and having our accounts in good standing. I have been financial responsible all my life and have never needed a loan until now. My credit is excellent if not good. Some would say that my credit is not deep enough. We have been trying to get a loan through other means but interest rates are to high and they will not loan the amount we need. I have worked at the same job for 5 years and lived in the same house for 3 years. Have a letter from our landlord stating that we have been exceptional tenants and have always paid on time he says that we are welcomed back to his rental company anytime. We have rented houses from him for the past 5 years. In those five years we have never missed a payment or been penalized for late payment. We would appreciate your help in anyway seeing how we do not have health insurance so 9500.00 will help cover the expenses of the surgery and any treatment that might be needed after.

A credit bureau reported the following information about this borrower member on September 9, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1984	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,479.00	Public Records On File:	0
Revolving Line Utilization:	7.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Am interested investing $250 in loan. Questions are: 1. Position and brief job description Mr. Leddy's Booys are? 2. $2,667 income: 1 or 2 wage-earners? 3. Rent payment per month $_____? 4. Car payment(s) per month $_____? 5. Expenses (cc payments, entertainment, food, fuel, medical, phone, utilities) $_____ ? (Grand total.) 6. Is this surgey either medically required or elective (voluntary/cosmetic)? Investors more confident when borrowers employment|income verified; borrowers benefit is loan funds faster. Employment|income verification conducted by Lending Club, Sunnyvale, CA office; submit either Pay Stub, W-2, 1099, or 1040 Tax Return. After completed upper-right corner "Credit Review Status" shows asterisk (*). When loan fully-funded LC can quickly deposit $ into your bank account. Contacts: 8-5 PT M-F support@lendingclub.com |Person: (866) 754-4094|Fax: (408) 524-1527. Thanks for reply. Good luck loan's 100% funding.	I am a bootmaker with M.L. Leddy's Boot and Saddle. I make cowboy boots. I am the sole earner in my house since the end of June 2009. My wife had to quit her job because she got ill. We later found out that she has cervical cancer and has to get a hysterectomy, so it is medically required. Our rent payment is $675.00 per month and we have a car payment of $459.51 per month. Our other bills total $459.71. Grand total of 1584.22 a month. I also have been working on a ranch during the weekend just to make some extra money. On the weekend I get about $150.00 extra dollars. So an extra $550.00 per month give our take a few dollars, depends on if they need me. Hope this helps you reach a discision. Thank you.
I'll be investing once your income is verified. Good luck to you and your wife on her surgery.	I am not quite sure how to verify my income. I have been trying to get a response from them via email. I am calling the toll free number on monday to see what is my next move. Thank you for your support it was a hard decision for her to come to terms with all this. I am trying to do all I can without depleting our savings. It is easier to pay back a loan then try to rebuild our savings. Again we thank you.

Member Payment Dependent Notes Series 440759

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
440759	$2,000	$2,000	7.05%	1.00%	September 21, 2009	September 23, 2012	September 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 440759. Member loan 440759 was requested on September 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Rockwell Automation Inc.	Debt-to-income ratio:	3.68%
Length of employment:	29 years 6 months	Location:	Simi Valley, CA

Home town:	cleveland, ohio
Current & past employers:	Rockwell Automation Inc.
Education:	Moorpark College

This borrower member posted the following loan description, which has not been verified:

will be moving, help pay for costs

A credit bureau reported the following information about this borrower member on September 9, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1988	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,669.00	Public Records On File:	0
Revolving Line Utilization:	23.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 440814

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
440814	$12,875	$12,875	12.53%	1.00%	September 21, 2009	September 23, 2012	September 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 440814. Member loan 440814 was requested on September 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,147 / month
Current employer:	American General	Debt-to-income ratio:	24.27%
Length of employment:	4 years	Location:	modesto, CA

Home town:	Modesto
Current & past employers:	American General
Education:	mjc

This borrower member posted the following loan description, which has not been verified:

I've decided I want to go back to school and finish college but its been 5 yrs since I first left and I'm now regretting not finishing in the first place because the cost has gone up significantly and I don't qualify for any grants or federal help. So now I'm in need of a loan to continue with school or I could continue paying it with my credit card but I'd rather not since I just consolidated most of it. I've managed to pay for my first semester but I still have about 2yrs to go. My job only offers to pay for my schooling if I majored in business but I prefer the medical field.. I'm going to school to become and xray technician and currently attending a city college to get my pre-reqs out of the way and then I will transfer out. I figured I would give this a try again since it helped me out greatly before.

A credit bureau reported the following information about this borrower member on September 9, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2004	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,048.00	Public Records On File:	0
Revolving Line Utilization:	55.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Would you contact Lending Club? (866) 754-4094 (General Support) 8AM - 5PM PST M - F or email support@lendingclub.com and have both your employment and income verified. Lending Club will provide instructions to accomplish verification, i.e., submit either Pay Stubs, or W-2's, or 1099's, or latest Tax Return, etc.? Lenders are more secure investing in borrowers unsecured promissory notes after verification process is completed. Usually takes Lending Club 3, maybe 4, business days after required documents received before loan status changed from "Under Review" to Approved". After loan "Approved" borrower benefits include loan 100% funds faster and loan's proceeds will be deposited more quickly into your bank account.	I have contacted lending club via phone call and was told they would not require me provide anything unless they have actually sent me an email asking me to do so. I was even told to disregard this question but I felt I needed to at least respond back.
Are you going to quit your job in order to go back to school?	No I will not be quiting my job to go back to school. I plan to work ft as I am now and go to school after work. it's 4 hrs a night but it will still be considered ft schooling.
Are you going back full time? what will your income be while in school?	It will be considered ft even though it's 4 hrs a night once I transfer out next semester to the new school but classes are sheduled after my work. my income won't be affected at all as I am not allowed to work pt for my company

Member Payment Dependent Notes Series 440817

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
440817	$8,000	$8,000	8.59%	1.00%	September 18, 2009	September 23, 2012	September 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 440817. Member loan 440817 was requested on September 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,950 / month
Current employer:	Union Electronics Distributors	Debt-to-income ratio:	17.23%
Length of employment:	2 years	Location:	Grant Park, IL

Home town:	Hazel Crest
Current & past employers:	Union Electronics Distributors, Carson Pirie Scott
Education:	Monmouth College

This borrower member posted the following loan description, which has not been verified:

Last October I decided to consolidate all of my debt into a personal loan after getting an ad from Discover. I have immaculate credit and I didn't want to let my credit cards amounts get out of hand. They advertised i could get a loan as low as 4.99% but when I called they refused my application because "I had not established enough credit history with their business." It blew my mind since I had been discover card member since 2003 or so and had made every payment on time. I begged them to loan me the money because I knew it would help me tremendously with repaying my high intrest rate credit card debt I had accumulated through college and before landing my job after graduation. They finally agreed to finance the loan for $10,000 at 14.99%! Just below my lowest credit card APR at the time. It was disapointing to me because I have such a good credit score. Either way I have paid a little more than the min every month on time, but I can't stand the fact my intrest rate is so high and I have 6 more years of this! I took up a second job over the summer and have some cash stashed to pay a chunk of but I still can't stand the fact my intrest is so high. I am coming to lendingclub to take out a loan on the remaining principle in hopes of a lower intrest rate and closer pay off date. Please help!

A credit bureau reported the following information about this borrower member on September 9, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2002	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,296.00	Public Records On File:	0
Revolving Line Utilization:	9.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your credit report shows that you have a revolving credit balance of around $2300, but your loan is for $8000. Could you explain what the rest of the balance will go toward?	The $8000 is actually for a personal loan I have through discover personal loans. None of the $8000 will be used for any revolving credit card debt. I chose "credit card consolidation" on the menu because no other category fit. My note to lender section explains in more detail. My orginal loan through discover was for 10,000. Over the course of this last year I have paid app. $1000 of it and have saved $1000 over this summer with a part time summer job. which leaves with approximately 8000 left. I wanted to pay off discover with this lending club loan because right now I still have 6 years at 14.99%. Lending club can get me done in three years at just under 9% with close to the same monthly payment. Hope this helps! and thank you for inquiring!
Dear Sir/Madam. You sound like a responsible person, and I would love to help you find your loan. I have just a few questions. 1. What is your present monthly payment for the debt you are trying to consolidate? Will then new payment of $252.89 make a difference? 2. What are you monthly cash outflows? Rent and Car Payments, and so on... 3. What do you do for Union Electronics Distributors? Thanks and good luck!	1. 195 and some change. I usually pay a little more than the minimum. this loan through LC would be about 45 dollars more than my current payment. However, it is well worth the intrest rate change and pay off date! I can handle the increase with no problem. 2. Total outflow for necesities and revoving credit payments is about $965 including the discover loan. 3. I am the supervisor of the Pick and Invoicing Department at UED.

Member Payment Dependent Notes Series 440821

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
440821	$8,000	$8,000	11.14%	1.00%	September 17, 2009	September 23, 2012	September 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 440821. Member loan 440821 was requested on September 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,417 / month
Current employer:	Baxter International Inc.	Debt-to-income ratio:	13.61%
Length of employment:	8 years 5 months	Location:	Carlsbad, NM

Home town:	Scottsbluff
Current & past employers:	Baxter International Inc.
Education:	New Mexico State University-Main Campus

This borrower member posted the following loan description, which has not been verified:

Would like to payoff higher interest credit cards.

A credit bureau reported the following information about this borrower member on September 9, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1994	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	40	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$41,568.00	Public Records On File:	0
Revolving Line Utilization:	48.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You owe over $41,000 in revolving debt. Please identify the creditors, the monthly payments to each, and what criteria you intend to use in determining what to consolidate. What other monthly payments do you have.	I have two department store cards that have high interest rates. It is those that will be consolidated with this money. I am not concerned by the amount of revolving debt. I have really low interest rates on the credit cards, and the money on there paid for a family members medical bills so I don't really care how much is on there. I appreciate you looking at my request.
Dear Tod, I am interested in funding part of your loan but I have a few questions and some suggestions for you to speed you along. Can you tell us which credit cards, amounts, and interest rates you plan to pay off? Will you be closing those accounts once paid? Could you provide some detail on why you are asking for $8,000 and have $41,500 in revolving debt...do you have a home equity loan as part of that amount? Now to help get your loan funded quicker, I suggest you contact Lending Club and find out what you need to do to verify your income...they can explain the exact procedures. Once that is accomplished, they note your loan appllication and lenders will be more apt to help you through the process. We are all in the same boat here...either as borrowers or lenders. Your loan may be funded in small amounts by hundreds of people that have enough faith in you and your needs to try and help. The information you provide helps others get to know you just a bit and can help you by providing a temporary hand..best of luck.	I have two department store cards that have high interest rates. It is those that will be consolidated with this money. I am not concerned by the amount of revolving debt. I have really low interest rates on the credit cards, and the money on there paid for a family members medical bills so I don't really care how much is on there. I appreciate you looking at my request.

Member Payment Dependent Notes Series 440900

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
440900	$5,500	$5,500	14.61%	1.00%	September 16, 2009	September 24, 2012	September 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 440900. Member loan 440900 was requested on September 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,833 / month
Current employer:	Private Brands Sales and Marketing	Debt-to-income ratio:	4.02%
Length of employment:	1 year 10 months	Location:	Chicago, IL

Home town:	Chicago
Current & past employers:	Private Brands Sales and Marketing, Cintas Corporation
Education:	Miami University-Oxford

This borrower member posted the following loan description, which has not been verified:

I am consolidating my debt and would love approval for the loan amount above. I have never missed a payment on any account in my life. This would be a great help to me.

A credit bureau reported the following information about this borrower member on September 10, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,200.00	Public Records On File:	0
Revolving Line Utilization:	23.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	8

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How much is your rent including utilities? How much do you spend on transportation?(Gas Insurance, Bus Pass, etc.) Please list any on going expenses? (Tuition, Cell Phone, Life Insurance, Gym membership etc.) Do you have any Dependents?	My rent is moderately priced at 737.00 with a garage spot. My company covers my car insurance, gas, and payments. My company also covers my cell phone. My only other debt is my student loan, which I pay 350 a month. I would say my fixed expenses are close to 1300 a month.
When did you graduate from Miami & what was your major?	I graduated in 2005 and I majored in Marketing with a Finance Minor.
In comparing your income and expenses, it seems you have enough of a cash cushion each month to pay down your debt in a relatively short time period. Can you further explain why you have chosen to take the route of a Lending Club loan rather than paying off the debt quickly from your monthly income? Thanks in advance for your reply. And good luck with your request.	Great question. I have two credit cards with balances on them at a higher interest rate. This is a convenient a fair way to consolidate my debt. I also do not want to carry around credit cards anymore, so this will help.
Hi, If you have your income verified thru Lending Club, lenders will be encouraged to invest in your loan.	Thanks for the update, how does one get their income verified?

Member Payment Dependent Notes Series 440971

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
440971	$15,000	$15,000	13.92%	1.00%	September 21, 2009	September 24, 2012	September 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 440971. Member loan 440971 was requested on September 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	Ohio State University Medical Center	Debt-to-income ratio:	22.34%
Length of employment:	5 years	Location:	Cardington, OH

Home town:	Cardington
Current & past employers:	Ohio State University Medical Center, United States Army Reserve
Education:	Regis University, Ohio State University-Main Campus

This borrower member posted the following loan description, which has not been verified:

We would like to consolidate our debt due to the never ending payments to high interest. Three of the four credit cards we have has had no activity for years just us making payments and most going to interest. Hearing about Lending Club online we hope that this can be our solution to the high interest debt we have. Being a registered nurse and a military officer in the USAR we have tried to pay extra on the cards we have and made little progress, and would like a fixed rate loan so we can be debt free in three years.

A credit bureau reported the following information about this borrower member on September 10, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1995	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	33	Months Since Last Delinquency:	17
Revolving Credit Balance:	$7,705.00	Public Records On File:	0
Revolving Line Utilization:	39.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Am interested investing $500 in loan. Questions are: 1. Position|brief job description OSU Medical Center are ? 2. $5,333 income: 1 or 2 wage-earners? 3. Mortgage payment per month $_____? 4. Car payment(s) per month $_____? 5. Expenses (cc payments, entertainment, food, fuel, medical, phone, utilities) $_____ ? (One grand total all expense items.) Investors more confident when borrower employment|income verified; borrower benefit is loan funds faster. Verification conducted by Lending Club, Sunnyvale, CA office; submit either Pay Stub, W-2, 1099, or 1040 Tax Return. After completed upper-right corner "Credit Review Status" shows (*). When loan fully-funded LC can quickly deposit $ into your bank account. Contacts: 8-5 PT M-F support@lendingclub.com |Person: (866) 754-4094|Fax: (408) 524-1527. Thanks for reply answering all 5 questions. Good luck loan's 100% funding.	1. I am a registered nurse 2. The income I listed is mine alone my wifes income is around $20,000 a year but i did not list it on the application. 3. I have 1 auto payment $640mo 4. I have a mortage $1400mo and utilities are about $150mo I always pay my propane cost with cash. Total expenses for a month is about $2600
I would like to help fund your loan, but have a few questions. Could you provide any more details on the debts you wish to consolidate? (Your credit history shows a revolving credit balance of $7,705.) Do you have any other outstanding debts, like a student loan? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	My student loans are paid for by the military. the credit card debt is from when I was in college and at the time and was having some finicial difficulty. I have currently been paying over $650 mo on these and with the high interest just seem to not be getting any closer to payoff i have not been late on any payments for a very long time close to 4 years. With my job as a RN I make a good living and just hate to pay most of my payments to interest. I do have a savings account that we keep a balance of about 500 dollars in for emergency.
Your credit report shows your revolving credit balance to be about $7700, but you are requesting about twice that amount. Could you please explain what you intend to do with the balance of the loan funds? Thank you in advance for your reply.	The $7700 is from credit cards there is an additional $6500 in a personal line of credit that is also at a high interest rate. I rolled a credit card over into this about 2 years ago it took my interest from 29.99 to 22.99 still pretty high so I would like to consolidate this also which brings my total amount to about $15000.
It says your revolving debt is a bit under $8k, but you are requesting $15k. Why the difference? Thanks.	The $7700 is from credit cards there is an additional $6500 in a personal line of credit that is also at a high interest rate. I rolled a credit card over into this about 2 years ago it took my interest from 29.99 to 22.99 still pretty high so I would like to consolidate this also which brings my total amount to about $15000.
Thanks for your quick response. I just noticed the delinquency from 17 months ago. Can you please explain this? Thanks!	I was on Military orders and with limited internet access i honestly missed this payment as soon as they called me I paid the amount along with the late fee. My credit is very important to me and I pay my bills on time and do everything I can to improve my credit score. This as you can see was just one isolated incident Thanks
Do you have a plan to beef up your emergency savings account so you won't have to use cards again for the next one? Thanks for all your replies.	my payment on the debt i currently have is about $650mo and if this loan is approved I was going to take the extra $100+ dollars and put it into my savings account. I also have a $500 dollar bond that matures Nov 29 to $1000 and we also plan on putting this in our savings account.

Member Payment Dependent Notes Series 440980

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
440980	$14,575	$14,575	8.59%	1.00%	September 16, 2009	September 24, 2012	September 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 440980. Member loan 440980 was requested on September 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,233 / month
Current employer:	SBA Network Services	Debt-to-income ratio:	24.71%
Length of employment:	2 years 4 months	Location:	Delray Beach, FL

Home town:	Bronx
Current & past employers:	SBA Network Services
Education:	Florida Atlantic University

This borrower member posted the following loan description, which has not been verified:

I am looking to consolidate my monthly payments to a managable level and lower interest rates. I have a loan for $6300 at 12%. I have a credit card balance of $11500 at 16% I have unexpected medical bills of $2100. I just had a baby. The medical fees were a lot more than I expected and my medical insurance didn't cover as much as I thought it would. I believe on following through on commitments and paying my bills on time. I have a good and steady job that I can rely on paying my bills. This loan will help towards my new family having a less stressful life.

A credit bureau reported the following information about this borrower member on September 10, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,277.00	Public Records On File:	0
Revolving Line Utilization:	28.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Are you married? If so, is your spouse employed? If so, does the income figure shown include both incomes?	Yes, my husband is employed. The income shown is only mine. His income is about the same as mine.
Can you please talk about how you accrued the debt (except for the $2100 you mention)? Thanks.	We spent about $18,000 in 2007 after we had flooding in our building to renovating our condo to sell it. We also bought $7000 in new furniture (sofa, bed, dining table, tv) for our new place. Of a $10,000 loan there is $6300 left and balance of the credit card in which the introductory interest rate will increase in October.
I suggest you contact Lending Club and have your income verified. This will increase lender confidence in your loan.	I have emailed LendingClub to instruct me on how I can get that done. I am waiting for a response.

Member Payment Dependent Notes Series 441025

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
441025	$12,125	$12,125	8.94%	1.00%	September 16, 2009	September 24, 2012	September 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 441025. Member loan 441025 was requested on September 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	WorleyParsons	Debt-to-income ratio:	22.11%
Length of employment:	9 years 9 months	Location:	Sinking Spring, PA

Home town:	Hackettstown
Current & past employers:	WorleyParsons, ShurFine Supermarkets
Education:	Berks PennState

This borrower member posted the following loan description, which has not been verified:

I want to consolidate my one creditcard debt to a loan installment instead. I find it cheap and easier to pay off my debt.

A credit bureau reported the following information about this borrower member on September 10, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2000	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	51	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,029.00	Public Records On File:	0
Revolving Line Utilization:	22.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I suggest you contact Lending Club and have your income verified. This will encoureage lenders to invest in your loan.	I just looked on my W2 from 2008 and it's just under 42,000. 41400
Great! Now contact Lending Club and arrange to FAX that to them and you'll be good to go!	thats fine, i will fax them a portion, not everything
What is the current amount and interest rate for your credit card you wish to consolidate?	With all the new credit card laws going in effect it will go up too 16% from 3.99 fixed. Nice companies, that's how they reward me
Why not fax everything?	Because they only need to see my gross

Member Payment Dependent Notes Series 441032

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
441032	$4,200	$4,200	13.57%	1.00%	September 16, 2009	September 24, 2012	September 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 441032. Member loan 441032 was requested on September 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,600 / month
Current employer:	TeleTech Holdings, Inc.	Debt-to-income ratio:	17.77%
Length of employment:	3 years	Location:	Springfield, MO

Home town:	Pleasant Grove
Current & past employers:	TeleTech Holdings, Inc., Kelly Aerospace, Inc, Computer Technology, Inc
Education:	Bevill State Community College

This borrower member posted the following loan description, which has not been verified:

I've made a very successful move to Springfield, MO, after I made a Prosper loan to do so. I've been here in state for a year and a half now, and love the quality of life. Experian Score: 655 / Med Risk Payment History: No Derogatory/Late accounts, ever. My main deal is the fact of the Prosper loan, which is a whopping 36% interest... I found that Prosper classified me as HR, but I don't quite understand why. I will also be consolidating 4 credit cards, and saying goodbye to those, as well as 1 medical payment plan account from an ultrasound I had that luckily showed me with a clean bill of health. This loan will help drive down the total I pay every month, which will allow me to have extra money to accelerate paydown. I'll also be in a bit better position financially. I'm looking for a 3 year period. I'm tired of paying and paying, so it is HIGHLY unlikely for me to open another credit account, as when I get done with this loan, if granted, I'll save for a house. I'm single, so while I can, I want to save for the future, but still stay on top of my obligations. My job is one of the most stable in the nation. I'm a QA Champion (Site Liaison), on a global Fortune 50 computing company. Our site has had 9 out of 11 months so far as being recognized by our client for being the top site in their enterprise. Lastly, after my Six Sigma certification is complete, more doors will open within my company.

A credit bureau reported the following information about this borrower member on September 10, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2005	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,187.00	Public Records On File:	0
Revolving Line Utilization:	70.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Am interested investing $250 in loan. Questions are: 1. $1,650 income: 1 or 2 wage-earners? 2. Rent payment per month $_____? 3. Car payment(s) per month $_____? 4. Expenses (cc payments, entertainment, food, fuel, medical, phone, utilities) $_____ ? (One grand total all expense items.) Investors more confident when borrower employment|income verified; borrower benefit is loan funds faster. Verification conducted by Lending Club, Sunnyvale, CA office; submit either Pay Stub, W-2, 1099, or 1040 Tax Return. After completed upper-right corner "Credit Review Status" shows (*). When loan fully-funded LC can quickly deposit $ into your bank account. Contacts: 8-5 PT M-F support@lendingclub.com |Person: (866) 754-4094|Fax: (408) 524-1527. Thanks for reply answering all 4 questions. Good luck loan's 100% funding.	Good morning! 1. $1,650 income: 1 wage-earners? I'm single, for now. Income is actually more like 2021.50 Net per month. (383 going to bank of america, and 550 or more going to Wachovia every two weeks) 2. Rent payment per month $565 (Includes water, sewer, trash, cable, Internet as free services) 3. Car payment(s) per month $300.67 4. Expenses Total w/ loan fully funded 468 Total w/o loan fully funded 551 One grand total all expense items.) Let me know if you need more details about the expenses. Basically what I did is showed what I pay/budget now, and what I would be pay/budget with loan funding and the loan's monthly payment included there. Another point, I want to use some of the money saved every month to begin paying down on my auto loan a bit more. The last part, I'm not sure I fully understand. Am I supposed to submit a pay sub to LendingClub? That shouldn't be a prob if so.
I would like to help fund your loan, but have a few questions. Could you provide any more details on the debts you wish to consolidate? (Current balances? Interest rates?) Can you give a short description of the type of work you perform as a QA Champion (Site Liaison)? Do you have a savings account or any other kind of emergency fund?	Thanks for the consideration. Prosper Marketplace - I took out a $2200 loan @36% a year and 6 months ago, with a payoff of 1508 CapitalOne - $974 - Had that one a long time, and it's particularly troublesome. Never late ever though. @ 14.9% Citi - 459 @10.99% Bank of America - $467 @ 15.99% Household Bank - $265 @ 0, but will adjust to 12.9% Cox Medical Center - 115 (was 145) @ 0%, likely to adjust from communication that I received today to 14% before it's paid off Anything left from the loan will be used to pay down Aarons for my washer dryer set, interest unknown, but high since its RTO. My biggest thing is convert these to installment rather than revolving, and to lock my interest and make sushi out of these credit cards. I've made a few payments since I listed this loan, so the amounts above should reflect the current status at this moment.
09.11.2009 Me again. Thanks for answers provided. Sorry about typo mistake I made at 5:00 AM this morning. I meant $2,600 income NOT $1,650 income. At some point Lending Club will ask you for employment/income verifiaction prior to actually disbursing loans proceeds to your bank. That is when you submit either Pay Stub, W-2, etc. to Lending Club home office in CA. Refer to previous email for Lending Club HQ CA contact information. Good luck with loans quick 100% funding.	Quite ok. Ah, I get ya. Thanks much! :)

Member Payment Dependent Notes Series 441041

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
441041	$10,000	$10,000	13.57%	1.00%	September 21, 2009	September 24, 2012	September 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 441041. Member loan 441041 was requested on September 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,917 / month
Current employer:	Fidelity National Financial	Debt-to-income ratio:	6.05%
Length of employment:	10 years	Location:	high Point, SC

Home town:	Raleigh
Current & past employers:	Fidelity National Financial
Education:

This borrower member posted the following loan description, which has not been verified:

I'm a cake decorator and opening my new shop. Need funds for immediate business expenses.

A credit bureau reported the following information about this borrower member on September 10, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1998	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,047.00	Public Records On File:	0
Revolving Line Utilization:	92.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Am interested investing $250 in loan. Questions are: 1. Position|brief job description Filedity National Corp are? 2. $3,917 income: 1 or 2 wage-earners? 3. Mortgage payment per month $_____? 4. Car payment(s) per month $_____? 5. Expenses (cc payments, entertainment, food, fuel, medical, phone, utilities) $_____ ? (One grand total all expense items.) 6. Loan's title is "Business Loan", but loan's descrpition is "Home Improvement Project". Whih is correct? Investors more confident when borrower employment|income verified; borrower benefit is loan funds faster. Verification conducted by Lending Club, Sunnyvale, CA office; submit either Pay Stub, W-2, 1099, or 1040 Tax Return. After completed upper-right corner "Credit Review Status" shows (*). When loan fully-funded LC can quickly deposit $ into your bank account. Contacts: 8-5 PT M-F support@lendingclub.com |Person: (866) 754-4094|Fax: (408) 524-1527. Thanks for reply answering all 6 questions. Good luck loan's 100% funding.	1.Process investment applications for stock holders and customer service. 2. two wage earners. 3. 980.00 4. no car payment. 5. about 1000.00 6. business loan - I have a cake decorating business and I work out of my home. So Im trying to set things up like a shop at home.
Would you contact Lending Club? (866) 754-4094 (General Support) 8AM - 5PM PST M - F or email support@lendingclub.com and have both your employment and income verified. Lending Club will provide instructions to accomplish verification, i.e., submit either Pay Stubs, or W-2's, or 1099's, or latest Tax Return, etc.? Lenders are more secure investing in borrowers unsecured promissory notes after verification process is completed. Usually takes Lending Club 3, maybe 4, business days after required documents received before loan status changed from "Under Review" to Approved". After loan "Approved" borrower benefits include loan 100% funds faster and loan's proceeds will be deposited more quickly into your bank account.	Yes, send copy of paystub via email to Support@lendingclub.com
Will the shop be part of your house? or a new store?, do you have a website or url for us to look at your current shop or products?	I'm converting my formal living room and dining room to look like a store. No I do not have a website yet. I am in the process of getting it together.
How long have you been in the cake decorating business? Have you registered your business with the N. C. Secretary of State and obtained necessary local licenses and permits? How much of this loan is going for capital equipment such as ovens, tables, mixers, and or inventory.	I have been decorating cakes for 12yrs. I've had my business license and permits in the state of N.C. since 2008. 85% of the loan is going to be used for capital equipment such as refrigerator, mixers, shelving, signs, cash register, and inventory.

Member Payment Dependent Notes Series 441046

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
441046	$13,950	$13,950	11.14%	1.00%	September 17, 2009	September 26, 2012	September 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 441046. Member loan 441046 was requested on September 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,841 / month
Current employer:	State of Ohio	Debt-to-income ratio:	10.96%
Length of employment:	9 months	Location:	COLUMBUS, OH

Home town:	Lakewood
Current & past employers:	State of Ohio, Mid-Ohio Regional Planning Commission, City of Gahanna Ohio, FirstEnergy Corp., IBM, DaimlerChysler Financial
Education:	Mount Union College, Ohio State University-Main Campus

This borrower member posted the following loan description, which has not been verified:

The purpose of this loan is to consolidate debt from two credit cards with high (18%+) interest rates. I would like to manage this existing debt at a fixed rate\term as part of an overall strategic budgeting and planning framework. Once the credit card debts are paid the accounts will be closed.

A credit bureau reported the following information about this borrower member on September 12, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1994	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$27,948.00	Public Records On File:	0
Revolving Line Utilization:	73.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
09.13.2009 Am interested investing $500 in your loan. Questions I have are: 1. Position|very brief job description State of Ohio are? 2. $5,871 income is: 1 or 2 wage-earners? 3. Mortgage payment per month is $_____? 4. Car payment(s) per month is $_____? 5. CC pmts, entertainment, food, fuel, medical, phone, utilities expenses per month $_____ ? (One summary total of all expenses listed in item 5.) Investors are more confident investing in loans when borrower employment|income verified; borrower benefit is loan funds much faster. Lending Club, Sunnyvale, CA office does verification; submit to them either Pay Stub, or 2008 W-2, 1099, or, if self-employed, 1st and 2nd pages 1040 Tax Return. After verification completed upper-right corner "Credit Review Status" shows (*). When loan 100% funded LC can more quickly deposit $ into your bank account. I invest in loans only AFTER receiving answers to my questions. Good luck your loan's funding and promissory note issued. Contacts: 8-5 PT M-F Support: support@lendingclub.com |Live Person: (866) 754-4094|Fax: (408) 524-1527.	1. Briefly, I am an Data Systems and Planning Manager responsible for a staff of 5.5 and the computer systems and planning functions of a large Office in the State's Department of Development. 2. The income is my own and does not include my wife who works full-time in a professional level position for a different organization. 3. My half of the mortgage payment is $850 of the total $1700. My wife and I keep separate finances and are each responsible for 1/2 of all shared expenses. 4. I have no current car payment and do not anticipate one for the duration of the loan. 5. CC payments in addition to the credit cards that will be payed off with this loan are 250, grocery is 150, fuel is 80, phone is 65, other utilities are 100, student loan payment is 81. All other expenses are discretionary. 6. I am in the process of getting the income verification done.
Looking foward to funding some of your loan. Please, a few questions: What is your job description with the State of Ohio? Car monthly payments? House Payments? One or two income household? Thank you for youe answers.	1. Briefly, I am an Data Systems and Planning Manager responsible for a staff of 5.5 and the computer systems and planning functions of a large Office in the State's Department of Development. 2. No monthly car payment. 3. My half of house payment is 850. 4. Two income household. The stated income does not include my wife's full-time professional salary.

Member Payment Dependent Notes Series 441121

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
441121	$12,000	$12,000	11.14%	1.00%	September 16, 2009	September 25, 2012	September 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 441121. Member loan 441121 was requested on September 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,583 / month
Current employer:	The Music People	Debt-to-income ratio:	14.36%
Length of employment:	3 years 6 months	Location:	Colchester, CT

Home town:	Union
Current & past employers:	The Music People, Daddy's Junky Music
Education:	Manchester Community College

This borrower member posted the following loan description, which has not been verified:

I am looking to add a 14x20 detached garage to my property before the winter sets in here in Connecticut. Having checked on pricing 12K will cover the project. We slowly been making improvements to the house (new kitchen last winter) and this is the next step. My credit score is excellent (as is my wife's) and we share the monthly mortgage which has never been late. I only have one open credit card and two auto payments all of which are current. Additional income is from my wife at 40k/yr.

A credit bureau reported the following information about this borrower member on September 11, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,114.00	Public Records On File:	0
Revolving Line Utilization:	26.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Interested investing $250 in loan. Questions are: 1. Position|very brief job description The Music People is? 2. $7,583 income: is 1 or 2 wage-earners? 3. Mortgage payment per month is $_____? 4. Car payment(s) per month is $_____? 5. CC payments, entertainment, food, fuel, medical, phone, utilities expenses per month $_____ ? (One grand total for all expenses in item 5.) Investors more confident when borrower's employment|income verified; borrower benefit is loan funds faster. Verification done by Lending Club, Sunnyvale, CA office; submit either Pay Stub, W-2, 1099, or 1040 Tax Return. After completed upper-right corner "Credit Review Status" shows (*). When loan 100% funded LC can quickly deposit $ into your bank account. Contacts: 8-5 PT M-F support@lendingclub.com |Person: (866) 754-4094|Fax: (408) 524-1527. Good luck loan's 100% quick funding and note issued.	Hello RetiredUSMCInvestor Answers to your questions are: 1) My position is Inside Sales Rep handling accounts country wide and we are the #1 music stand manufacturer in the US and a premier pro audio distributor. 2) The 7483 is just me but my wife brings in an additional 40k/year (786/wk) and we share the expenses. Basically we have a combined 10k gross coming in monthly. 3) Mortgage is shared by my wife and I and it is 1171.17/mo which includes escrow to cover taxes and insurance 4) Two Car Payments for me totaling 719.68 and are automatically withdrawn 5) I personally spend between 800-1000 depending on how much I put on my credit card and I am counting auto fuel expenses too. Thank you. Chris

Member Payment Dependent Notes Series 441178

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
441178	$15,250	$15,250	12.53%	1.00%	September 17, 2009	September 25, 2012	September 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 441178. Member loan 441178 was requested on September 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,333 / month
Current employer:	US FoodServices	Debt-to-income ratio:	10.96%
Length of employment:	2 years 2 months	Location:	Chincoteague, VA

Home town:	Gettysburg
Current & past employers:	US FoodServices
Education:	Indiana University of Pennsylvania-Main Campus

This borrower member posted the following loan description, which has not been verified:

We are interested in making several improvements to our home including paving our driveway, replacing our floors to hardwood and updating our kithcen and bathrooms to improve our living conditions and add long term value to our home. You will find that we have an outstanding credit history and have taken our debts very seriosly. Thank you for your consideration on the loan request.

A credit bureau reported the following information about this borrower member on September 11, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1992	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,652.00	Public Records On File:	0
Revolving Line Utilization:	3.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Interested investing $350 in loan. Questions are: 1. Position|very brief job description U S Food Service is? 2. $4,333 income: is 1 or 2 wage-earners? 3. Mortgage payment per month is $_____? 4. Car payment(s) per month is $_____? 5. CC payments, entertainment, food, fuel, medical, phone, utilities expenses per month $_____ ? (One grand total for all expenses in item 5.) Investors more confident when borrower's employment|income verified; borrower benefit is loan funds faster. Verification done by Lending Club, Sunnyvale, CA office; submit either Pay Stub, W-2, 1099, or 1040 Tax Return. After completed upper-right corner "Credit Review Status" shows (*). When loan 100% funded LC can quickly deposit $ into your bank account. Contacts: 8-5 PT M-F support@lendingclub.com |Person: (866) 754-4094|Fax: (408) 524-1527. Good luck loan's 100% quick funding and note issued. Master Sergeant USMC Retired Virginia Beach, VA	1. I am a Territory Manager, I sell food and equipment to local restaurants and businesses. 2. The income is for one wage earner. My spouse is a Finance Director for a local government agency and makes $5,416.67 a month. 3. Our mortgage payment is $1,398 a month. 4. $348.88 car payment a month. 5. $3,313 per month. 6. I am willing to verify my income with the Lending Club. Thank You.
I would like to help fund your loan, but have a few questions. When are you planning on starting your home improvement projects? And, have you already selected a contractor to do the work? Do you have any other outstanding debts, like a car loan, home equity loan or student loans? And, can you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for US FoodServices? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	I am planning on starting our projects once I secure financing. I have a background in constuction and plan on doing some of the work myself. I plan to hire outside help for the areas I am not familiar with. I plan on getting three estimates per project to help with the decision making. I have a car payment of $348.88 a month. I do not have a home equity loan or a student loan. My estimated monthly expenses is $3,313 per month. My spouce also has an income and makes $5,416.67 a month. I am a Territory Manager and sell food and equipment to local area restaurants and businesses. I do have a small savings account and have been making attempts to increase it. I am willing to verify my income with the Lending Club. Thank You.
Would you contact Lending Club? (866) 754-4094 (General Support) 8AM - 5PM PST M - F or email support@lendingclub.com and have both your employment and income verified. Lending Club will provide instructions to accomplish verification, i.e., submit either Pay Stubs, or W-2's, or 1099's, or latest Tax Return, etc.? Lenders are more secure investing in borrowers unsecured promissory notes after verification process is completed. Usually takes Lending Club 3, maybe 4, business days after required documents received before loan status changed from "Under Review" to Approved". After loan "Approved" borrower benefits include loan 100% funds faster and loan's proceeds will be deposited more quickly into your bank account.	I have contacted them regarding verification. Thank You.

Member Payment Dependent Notes Series 441198

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
441198	$20,000	$20,000	11.48%	1.00%	September 17, 2009	September 25, 2012	September 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 441198. Member loan 441198 was requested on September 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$16,667 / month
Current employer:	HMFP at BIDMC	Debt-to-income ratio:	4.24%
Length of employment:	5 years 9 months	Location:	CHESTNUT HILL, MA

Home town:	Chicago
Current & past employers:	HMFP at BIDMC, Beth Israel Deaconess Medical Center
Education:	Harvard University, University of Chicago Prizker School of Medicine, Harvard School of Public Health, Harvard Medical School

This borrower member posted the following loan description, which has not been verified:

This loan is to complete a home improvement project.

A credit bureau reported the following information about this borrower member on September 11, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1993	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,571.00	Public Records On File:	0
Revolving Line Utilization:	8.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Interested investing $500 in loan. Questions are: 1. Position|very brief job description HFMP at BIDMC (Harvard Univeristy) is? 2. $16,667 income: is 1 or 2 wage-earners? 3. Rent payment per month is $_____? 4. Car payment(s) per month is $_____? 5. CC payments, entertainment, food, fuel, medical, phone, utilities expenses per month $_____ ? (One grand total for all expenses in item 5.) Investors more confident when borrower's employment|income verified; borrower benefit is loan funds faster. Verification done by Lending Club, Sunnyvale, CA office; submit either Pay Stub, W-2, 1099, or 1040 Tax Return. After completed upper-right corner "Credit Review Status" shows (*). When loan 100% funded LC can quickly deposit $ into your bank account. Contacts: 8-5 PT M-F support@lendingclub.com |Person: (866) 754-4094|Fax: (408) 524-1527. Good luck loan's 100% quick funding and note issued.	1. I am a physician with the title of Director of Nuclear Cardiology. 2. The income is for one wage earner. 3. We own our home. The mortgage payment is ~$3700 per month. 4. We have no debt for our cars. 5. We have no credit card debt. Our monthly expenses are about ~$2000. I will look into the income verification process.
Hello! Investors may feel more confident about lending to you if your income was verified. Please call Lending Club for the procedures. Thank you.	I will look into the income verification process.
I'm interested in helping fund your loan, but would like a few more details, if you don't mind. Could you outline your monthly expenses (e.g., mortgage, insurance, credit cards, utilities, food, other living expenses)? Do you have any savings? Could you explain the 4 credit inquiries in the past 6 months?	1. My monthly expenses are outlined in one of the other questions. Please look there. 2. We have savings in retirement accounts which we do not want to touch. 3. The credit inquiries are for a home equity line of credit.
Do you mind verifying your income?	I will look into the income verification process.
Please contact Lending Club to have your income verified. This will increase lender confidence in your loan.	I will look into the income verification process.
are you willing to have your income and employment verified? if so, contact lending club to find out how. the asterisk that shows up on your page indicating verification gives me and other lenders confidence to bid.	I will look into the income verification process.
What is the project your wishing to complete and do you already have a contractor and amount for the project?	We already have a contractor and the project is nearly completed. This loan is for some unanticipated expenses for the project and comprises less than 10$ of the total cost.
Would you contact Lending Club? (866) 754-4094 (General Support) 8AM - 5PM PST M - F or email support@lendingclub.com and have both your employment and income verified. Lending Club will provide instructions to accomplish verification, i.e., submit either Pay Stubs, or W-2's, or 1099's, or latest Tax Return, etc.? Lenders are more secure investing in borrowers unsecured promissory notes after verification process is completed. Usually takes Lending Club 3, maybe 4, business days after required documents received before loan status changed from "Under Review" to Approved". After loan "Approved" borrower benefits include loan 100% funds faster and loan's proceeds will be deposited more quickly into your bank account.	I will look into the income verification process.

Member Payment Dependent Notes Series 441251

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
441251	$3,500	$3,500	12.53%	1.00%	September 21, 2009	September 25, 2012	September 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 441251. Member loan 441251 was requested on September 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Bering Omega	Debt-to-income ratio:	23.12%
Length of employment:	7 months	Location:	Houston, TX

Home town:
Current & past employers:	Bering Omega
Education:	Texas Woman's University

This borrower member posted the following loan description, which has not been verified:

Best rate

A credit bureau reported the following information about this borrower member on September 11, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2002	Delinquent Amount:	$0.00
Open Credit Lines:	21	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,177.00	Public Records On File:	0
Revolving Line Utilization:	64.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 441262

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
441262	$8,000	$8,000	14.96%	1.00%	September 18, 2009	September 25, 2012	September 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 441262. Member loan 441262 was requested on September 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	builders works	Debt-to-income ratio:	4.46%
Length of employment:	2 years 4 months	Location:	bensalem, PA

Home town:
Current & past employers:	builders works
Education:

This borrower member posted the following loan description, which has not been verified:

I am in need of a Bobcat skid-steer loader and trailer for it. I have some basement waterproofing side jobs lined up, where i need this machinery, i have been renting it in past. But now i need it for longer time and it would make my other side jobs a lot easier. I have found one in very good condition with some attachments for it for $15000.

A credit bureau reported the following information about this borrower member on September 11, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2004	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,626.00	Public Records On File:	0
Revolving Line Utilization:	26.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Interested investing $250 in loan. Questions are: 1. Position|very brief job description Builders Works is? 2. $3,500 income: is 1 or 2 wage-earners? 3. Rent payment per month is $_____? 4. Car payment(s) per month is $_____? 5. CC payments, entertainment, food, fuel, medical, phone, utilities expenses per month $_____ ? (One grand total for all expenses in item 5.) Investors more confident when borrower's employment|income verified; borrower benefit is loan funds faster. Verification done by Lending Club, Sunnyvale, CA office; submit either Pay Stub, W-2, 1099, or 1040 Tax Return. After completed upper-right corner "Credit Review Status" shows (*). When loan 100% funded LC can quickly deposit $ into your bank account. Contacts: 8-5 PT M-F support@lendingclub.com |Person: (866) 754-4094|Fax: (408) 524-1527. Good luck loan's 100% quick funding and note issued.	1. Framer/carpenter 2. 1 3. $550 4. $0 5. *CC payment is up to me, starting $200, last 6 months i have been reducing them and paying $1000 to $2000. *Entertainment depends on financial situation, can be $0, can be $500 or more *food is bout $60/week *fuel avg. $60/week *no medical bills *phone $90/month *utilities are included in rent
Would you contact Lending Club? (866) 754-4094 (General Support) 8AM - 5PM PST M - F or email support@lendingclub.com and have both your employment and income verified. Lending Club will provide instructions to accomplish verification, i.e., submit either Pay Stubs, or W-2's, or 1099's, or latest Tax Return, etc.? Lenders are more secure investing in borrowers unsecured promissory notes after verification process is completed. Usually takes Lending Club 3, maybe 4, business days after required documents received before loan status changed from "Under Review" to Approved". After loan "Approved" borrower benefits include loan 100% funds faster and loan's proceeds will be deposited more quickly into your bank account.	Ok.

Member Payment Dependent Notes Series 441278

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
441278	$5,000	$5,000	11.48%	1.00%	September 21, 2009	September 28, 2012	September 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 441278. Member loan 441278 was requested on September 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,908 / month
Current employer:	Capital One Bank	Debt-to-income ratio:	8.54%
Length of employment:	1 year 6 months	Location:	BATON ROUGE, LA

Home town:	Baton Rouge
Current & past employers:	Capital One Bank
Education:	Southern University and A & M College

This borrower member posted the following loan description, which has not been verified:

I currently owe $1600 in credit card debit and I bought my sister's truck for $6000. I have paid her, so far, $3300 of the $6000 (on time) but unfortunately those payments will never be seen or shown on my credit. With the $5000, I plan to payoff my credit card debit, pay my sister in full, and establish good credit. I always pay my bills on time and never over draft my accounts.

A credit bureau reported the following information about this borrower member on September 14, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2004	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,517.00	Public Records On File:	0
Revolving Line Utilization:	22.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
If you contact Lending Club and have your income verified, lenders will have more confidence in your loan.	I am more than willing to show verification of income. When I contacted Lending Club to sumitt any needed information, they advised me that an email would be sent for any additional information needed.
income verification is voluntary. you have to ask lending club to do it for you and then send w2s, pay stubs, tax returns or whatever they ask for. once they can verify, an asterisk appears on your listing. otherwise, no verification was done. you have no asterisk on your listing.	Okay. Thanks for the heads up. When I looked at my account I noticed what u were talking about. I will get this up dated as soon as possible.

Member Payment Dependent Notes Series 441340

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
441340	$9,000	$9,000	15.65%	1.00%	September 18, 2009	September 26, 2012	September 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 441340. Member loan 441340 was requested on September 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	NY Garage Doors Inc.	Debt-to-income ratio:	4.43%
Length of employment:	9 months	Location:	Brooklyn, NY

Home town:	Tel Aviv
Current & past employers:	NY Garage Doors Inc., M & B Superior Care Corp., JM Perfomance Auto
Education:	CUNY Kingsborough Community College, NY Auto and Diesel Institute, Access Institute of Technology

This borrower member posted the following loan description, which has not been verified:

A loan of the above amount would satisfy the rest of my income needs for starting my turnkey business with Sears home repair services. This would be a franchise with rights to carry the Sears name and receive their clientele/ lead database for home repair services in a specific southwest region. The total cost of the business is approx. $34,000 of which Sears will finance the first half and leave me with a balance of approx $17,000. I have this much secured in funds, but would like to keep some of it as backup/ collateral. A $9k loan would suffice the remaining cost for set up. -Never had a late payment history, ever. -No negative reports on history from all three credit reporters

A credit bureau reported the following information about this borrower member on September 11, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2005	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,320.00	Public Records On File:	0
Revolving Line Utilization:	28.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
09.13.2009 Am interested investing $250 in your loan. Questions I have are: 1. Position|very brief job description NY Garage Doors are ? 2. $3,000 income is: 1 or 2 wage-earners? 3. Rent payment per month is $_____? 4. Car payment(s) per month is $_____? 5. CC pmts, entertainment, food, fuel, medical, phone, utilities expenses per month $_____ ? (One summary total of all expenses listed in item 5.) 6. You list residence as Brooklyn, NY but Sears franchise is in specific "Southwest" region. Please explain meaning ofgeographical term "Southwest" as applies to your proposed Sears franchise. Investors are more confident investing in loans when borrower employment|income verified; borrower benefit is loan funds much faster. Lending Club, Sunnyvale, CA office does verification; submit to them either Pay Stub, or 2008 W-2, 1099, or, if self-employed, 1st and 2nd pages 1040 Tax Return. After verification completed upper-right corner "Credit Review Status" shows (*). When loan 100% funded LC can more quickly deposit $ into your bank account. I invest in loans only AFTER receiving answers to my questions. Good luck your loan's funding and promissory note issued. Contacts: 8-5 PT M-F Support: support@lendingclub.com |Live Person: (866) 754-4094|Fax: (408) 524-1527.	Hey there, Question 1: NY Garage Doors an independent company that was later converted to a Sears home service franchise in NY. Owned By a Family member and has relied on me to put this business together. 2: My $3k/month income comes from Sears/NY Garage and is one source of income. This is the minimum salary I earn. Last month I earned over $5500 due to higher volumes of service. 3: rent is $1100/month 4: No car payment - paid off. 5:Other expenses usually total about $850/month. 6: Live in NYC but travel to southwest often and have researched market in this area extensively, done my research w/ who is my competition. Thanks for asking and reviewing!
Would you contact Lending Club? (866) 754-4094 (General Support) 8AM - 5PM PST M - F or email support@lendingclub.com and have both your employment and income verified. Lending Club will provide instructions to accomplish verification, i.e., submit either Pay Stubs, or W-2's, or 1099's, or latest Tax Return, etc.? Lenders are more secure investing in borrowers unsecured promissory notes after verification process is completed. Usually takes Lending Club 3, maybe 4, business days after required documents received before loan status changed from "Under Review" to Approved". After loan "Approved" borrower benefits include loan 100% funds faster and loan's proceeds will be deposited more quickly into your bank account.	Will certainly check into that. Am a new member and see how that would benefit this. Thanks!

Member Payment Dependent Notes Series 441359

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
441359	$14,300	$14,300	15.31%	1.00%	September 22, 2009	September 25, 2012	September 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 441359. Member loan 441359 was requested on September 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,708 / month
Current employer:	MBM-TRANS Corp	Debt-to-income ratio:	13.70%
Length of employment:	4 years 8 months	Location:	Chicago Rdige, IL

Home town:
Current & past employers:	MBM-TRANS Corp
Education:

This borrower member posted the following loan description, which has not been verified:

I would like to consolidate two cards with highest balances and interest rates that are 15 & 19% each. I accumulated the debt over the last 3 years because of my own ignorance, by using credit cards as emergency fund. Three months ago I discovered the Dave Ramsey plan and have been an avid follower ever since. Right now I have a 6k in savings for emergencies. In the last three months I paid off my car and the smallest credit card. I've got 5 cards total and would like to consolidate two of the largest ones into one loan and knock out the other three individually. I forecast to be finished with paying all of my debt(besides the condo) in two years. I'm a truck driver(owner-operator) with my own paid for truck, so even these tough times don't make me hurt as much as some of my peers that have huge truck payments. My finances are listed below: 5679 - monthly income -1194 - condo pmts -740 - groceries -280 - gas for car -190 - utilities(elect, Heat, Tel) -800 - entertainment, house-hold goods, etc =2475 left for savings. I've never known that I have so much money left over until I did my first budget. As you can see I can pay this debt off on my own, but I would rather pay the interest to people like you and me than to the banks that wouldn't let me consolidate these cards. Thank you for viewing this post and I hope you invest in me. Feel free to ask me any question you may have.

A credit bureau reported the following information about this borrower member on September 11, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2003	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,626.00	Public Records On File:	0
Revolving Line Utilization:	90.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Interested investing $250 in loan. Questions are: 1. Position|very brief job description MBM Trans Corp is? 2. $5,708 income: is 1 or 2 wage-earners? 3. Car payment(s) per month is $_____? Investors more confident when borrower's employment|income verified; borrower benefit is loan funds faster. Verification done by Lending Club, Sunnyvale, CA office; submit either Pay Stub, W-2, 1099, or 1040 Tax Return. After completed upper-right corner "Credit Review Status" shows (*). When loan 100% funded LC can quickly deposit $ into your bank account. Contacts: 8-5 PT M-F support@lendingclub.com |Person: (866) 754-4094|Fax: (408) 524-1527. Good luck loan's 100% quick funding and note issued.	1. MBM Trans Corp is a trucking company that I lease to. 2. Income is for myself only 3. No car-payment, I paid it off two months ago.
In your Loan Description, you show $2475 left for savings - yet you are subtracting monthly expenses from gross pay (before taxes). Can you explain please? Good luck with your loan request.	The pay given is NET after taxes.
The interest rate on this loan is showing as 15.31%. Why would you pay 15.31% to pay off the loan that you are currently paying 15% interest on?	Great question. I'm paying off two credit cards one with 15% and the second one 19%. So I figured the average is still better.
Hmm.. maybe you should keep the 15% loans, use the 15.31% loan to pay off only all the loans that you currently have at more than 15.31%. Wouldn't you be further ahead that way? That is just a thought, not advice. Good luck to you.	It makes sense using math, but I follow the Dave Ramsey program and I get more traction going after the debts with smaller balances, doing the snowball effect. Thanks for the thought.
I normally don't do D grade loans but am interested in helping a fellow Ramsey-ite. Congratulations on your progress so far! With $5k from your BS1 and your snowball you could payoff the listed $23k in CC debt in less than a year but you say that you project your debt-free-besides-the-condo status to take 2 years. Even keeping the larger EF, it would take less than a year. Do you have other debts besides the CC and condo?	Yes I can do it in way less than two years, but, At the same time I want to build up my emergency fund way higher. I not only have to deal with regular things that happen to people but also with my truck. In trucks when things break down it's in 100$s not 10$s. I know I'm straying slightly from the DR plan, but truck emergencies is what got me into the debt in the first place. Thanx.

Member Payment Dependent Notes Series 441399

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
441399	$4,000	$4,000	7.40%	1.00%	September 22, 2009	September 26, 2012	September 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 441399. Member loan 441399 was requested on September 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,333 / month
Current employer:	State of Florida also on Social Security Retirement	Debt-to-income ratio:	1.89%
Length of employment:	24 years	Location:	Tallahassee, FL

Home town:	Tallahassee
Current & past employers:	State of Florida also on Social Security Retirement
Education:	Florida State University

This borrower member posted the following loan description, which has not been verified:

I am respond to your offer on Lending Tree and have been assigned a case number by your support staff.

A credit bureau reported the following information about this borrower member on September 12, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1987	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,198.00	Public Records On File:	0
Revolving Line Utilization:	8.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your loan description does not appear to describe your loan request at all. Can you please qualify your reasons and purpose for your loan request of $4000?	Purchase a Used Car
Can you tell us, as potential lenders, what you plan to use your loan for? Thank you for your cooperation	Purchase a Used Car
What is it that you intend to do with the loan?	Purchase a Used Car
What is the purpose of the loan you are requesting?	Purchase a Used Car.
Your loan description doesn't very well detail what you plan on using the fund for. If you could elaborate more that would be great.	Purchase a Used Car
What is this loan for?	Purchase a Used Car

Member Payment Dependent Notes Series 441418

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
441418	$9,000	$9,000	12.53%	1.00%	September 21, 2009	September 26, 2012	September 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 441418. Member loan 441418 was requested on September 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Pitney Bowes	Debt-to-income ratio:	8.44%
Length of employment:	5 years 6 months	Location:	Brooklyn, NY

Home town:	Ponce De Leon
Current & past employers:	Pitney Bowes, Consortium for Worker Education
Education:	william howard taft high school

This borrower member posted the following loan description, which has not been verified:

I am planning to pay off all my credit cards and make one full payment to your loan. I will make payments of 200 dollars for the next 48 to 60 months until the loan is paid in full. I have never missed a payment on my credit cards and I am very reliable when it comes to my finances. If I get this loan, then I will be able to increase my credit score. I will keep my credit cards in good standing and be able to pay the loan in a very short time. All I need is this loan to stay on track and keep moving forward with my life. Thank you for your time and hope to hear from you soon. I have a great productive day!

A credit bureau reported the following information about this borrower member on September 12, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2000	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,990.00	Public Records On File:	0
Revolving Line Utilization:	77.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
09.13.2009 Am interested investing $250 in your loan. Questions I have are: 1. Position|very brief job description Pitney Bowes are? 2. $2,500 income is: 1 or 2 wage-earners? 3. Rent payment per month is $_____? 4. Car payment(s) per month is $_____? 5. CC pmts, entertainment, food, fuel, medical, phone, utilities expenses per month $_____ ? (One summary total of all expenses listed in item 5.) 6. Application mentions that you want loan term between 48 to 60 months. Lending Club loans are for maximum 36 months. This loan payment is $301.20 per month. Is that within your budget and acceptable? Investors are more confident investing in loans when borrower employment|income verified; borrower benefit is loan funds much faster. Lending Club, Sunnyvale, CA office does verification; submit to them either Pay Stub, or 2008 W-2, 1099, or, if self-employed, 1st and 2nd pages 1040 Tax Return. After verification completed upper-right corner "Credit Review Status" shows (*). When loan 100% funded LC can more quickly deposit $ into your bank account. I invest in loans only AFTER receiving answers to my questions. Good luck your loan's funding and promissory note issued. Contacts: 8-5 PT M-F Support: support@lendingclub.com |Live Person: (866) 754-4094|Fax: (408) 524-1527.	Answers to question 1. Customer Service Associate/administrative duties 2. $2,500 is my monthly net pay. 3. My rent is 500. 4. The car I owned 5. expenses per month is $320. 6. Yes, $301.20 for 36 months is acceptable. I am planning to pay off this loan in less time with payments off $350 a month.
The amount you requested will result in a minimum loan payment of $301.20. You would need to pay roughly $426 a month to pay it off in two years. Can you provide your current breakdown of monthly income and monthly expenses (budget). Can you also describe the situation that caused you to end up around $14,000 in debt? Thanks	I am planning to make payments of $350 a month so i can pay it in less time. $500 for rent, $320 for utility bills, $300 on credit payments, and $300 on personal expenses. Which leaves me with $1080 for loan payments and savings. The situation that caused me to be in debt was in the course of several years of unexpected situations. I only need the loan to get back on track at the moment.
The loan posted is for 36 months, at $301.20 per month. You say you are going to pay 200 per month for 48 to 60 months. Please explain? Thanks in advance.	I was just estimating on a payment paln for the loan I requested, but I am able to pay up to 350a month if necessary to pay up this loan. Most likely this loan will be pay off in less than 36 months.

Member Payment Dependent Notes Series 441457

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
441457	$9,600	$9,600	12.53%	1.00%	September 21, 2009	September 26, 2012	September 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 441457. Member loan 441457 was requested on September 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,450 / month
Current employer:	International Checkout	Debt-to-income ratio:	16.72%
Length of employment:	2 years 9 months	Location:	LOS ANGELES, CA

Home town:	Los Angeles
Current & past employers:	International Checkout, Nordstrom
Education:

This borrower member posted the following loan description, which has not been verified:

All my bills are paid on time and I almost never pay just the minimum amount due. I'd like to consolidate my debt in order to pay it off sooner and start saving up to buy a home.

A credit bureau reported the following information about this borrower member on September 12, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2000	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,978.00	Public Records On File:	0
Revolving Line Utilization:	81.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 441476

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
441476	$4,800	$4,800	11.14%	1.00%	September 21, 2009	September 26, 2012	September 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 441476. Member loan 441476 was requested on September 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,667 / month
Current employer:	city of miami beach	Debt-to-income ratio:	3.12%
Length of employment:	5 years 3 months	Location:	Miami beach, FL

Home town:	New York
Current & past employers:	city of miami beach
Education:	Barry University, Miami Dade College

This borrower member posted the following loan description, which has not been verified:

I want a loan of 4,000 to buy a used 2005 Honda Accord with 48,000 miles. I have been using the car for over a month with no problems. My neighbor and my father are mechanics and have inspected the car many times. Me and my girlfriend will be paying back the loan since we both use it. I have a great credit history and have never made a late payment, and a large majority of the time always paid more then the minimum. I work for the government as well as my girlfriend and have been working there for over 5 years, so we have great job security. Lenders should feel very confident in lending to me.

A credit bureau reported the following information about this borrower member on September 12, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2005	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,644.00	Public Records On File:	0
Revolving Line Utilization:	23.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
09.13.2009 Am interested investing $250 in your loan. Questions I have are: 1. Position|very brief job description City of Miami Beach are? 2. $1,667 income is: 1 or 2 wage-earners? 3. Rent payment per month is $_____? 4. Car payment(s) per month is $_____? 5. CC pmts, entertainment, food, fuel, medical, phone, utilities expenses per month $_____ ? (One summary total of all expenses listed in item 5.) Investors are more confident investing in loans when borrower employment|income verified; borrower benefit is loan funds much faster. Lending Club, Sunnyvale, CA office does verification; submit to them either Pay Stub, or 2008 W-2, 1099, or, if self-employed, 1st and 2nd pages 1040 Tax Return. After verification completed upper-right corner "Credit Review Status" shows (*). When loan 100% funded LC can more quickly deposit $ into your bank account. I invest in loans only AFTER receiving answers to my questions. Good luck your loan's funding and promissory note issued. Contacts: 8-5 PT M-F Support: support@lendingclub.com |Live Person: (866) 754-4094|Fax: (408) 524-1527.	As a recreational leader 1 I work with children directly as a caregiver in a city facility for the children after school and during summer. I also deal with the public in city events that involve parks and recreation department. During emergency situations such as hurricanes, I help out with the distribution of food, ice, and etc. 2. 1,600 is one wage earner. My girlfriend of 3 yrs also works with me and earns the same amount, and will be paying half of this loan. 3. I do not pay rent because I currently live at home with my family who pay the rent. 4. The Car is 5,500 and I already have 1,000. I will pay it fully, not payments. 5. My CC payments are $250 plus or minus a month. I use about 400 on entertainment, food. I do not pay utilities, nor have medical expenses.
You seem to have a fair amount of credit card debt compared to your income. How are you going to be able to pay down your existing debt while taking on a new loan with a monthly payment of $156/month while living on a $1600/month salary? Can you provide a breakdown of your current monthly expenses? Thanks	Yes, I live at home so I do not pay rent. I currently have no bills except my credit cards. On top of that it is two wage earners that will pay for it. My girlfriend of 3 yrs who also works with me will be paying it with me. She also earns the same amount as me, and also lives at home and does not pay rent. My credit card bills have an interest rate right now of .99% for a year. My family members that live with me would have no problem helping me out if necesarry, in case of an emergency. Any more questions feel free to ask me.
Would you contact Lending Club? (866) 754-4094 (General Support) 8AM - 5PM PST M - F or email support@lendingclub.com and have both your employment and income verified. Lending Club will provide instructions to accomplish verification, i.e., submit either Pay Stubs, or W-2's, or 1099's, or latest Tax Return, etc.? Lenders are more secure investing in borrowers unsecured promissory notes after verification process is completed. Usually takes Lending Club 3, maybe 4, business days after required documents received before loan status changed from "Under Review" to Approved". After loan "Approved" borrower benefits include loan 100% funds faster and loan's proceeds will be deposited more quickly into your bank account.	Yes i can do that.

Member Payment Dependent Notes Series 441485

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
441485	$10,000	$10,000	11.83%	1.00%	September 22, 2009	September 26, 2012	September 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 441485. Member loan 441485 was requested on September 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	Iron Mountain	Debt-to-income ratio:	24.13%
Length of employment:	9 years 1 month	Location:	EL CAJON, CA

Home town:	Borrego Sp
Current & past employers:	Iron Mountain, Iron Mountain
Education:	Cuyamaca College

This borrower member posted the following loan description, which has not been verified:

We are trying to get a handle on our bills. We need to consolidated, so we can have one bill instead of a bunch. Can you please help us? This loan would help us greatly. One payment is a lot easier than a bunch of little ones. We both work longterm full-time jobs. We have found ourselves with too many bills and everyone has interest rates that are all different. We thought that if we consolidated we would have one bill, one interest rate and this would save money. So we could pay off credit cards and small accounts and just focus on the one payment. Thank you in advance for your consideration.

A credit bureau reported the following information about this borrower member on September 12, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1992	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,587.00	Public Records On File:	0
Revolving Line Utilization:	73.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
09.13.2009 Am interested investing $250 in your loan. Questions I have are: 1. Position|very brief job description Irom Mountain are ? 2. $2,917 income is: 1 or 2 wage-earners? 3. Rent payment per month is $_____? 4. Car payment(s) per month is $_____? 5. CC pmts, entertainment, food, fuel, medical, phone, utilities expenses per month $_____ ? (One summary total of all expenses listed in item 5.) Investors are more confident investing in loans when borrower employment|income verified; borrower benefit is loan funds much faster. Lending Club, Sunnyvale, CA office does verification; submit to them either Pay Stub, or 2008 W-2, 1099, or, if self-employed, 1st and 2nd pages 1040 Tax Return. After verification completed upper-right corner "Credit Review Status" shows (*). When loan 100% funded LC can more quickly deposit $ into your bank account. I invest in loans only AFTER receiving answers to my questions. Good luck your loan's funding and promissory note issued. Contacts: 8-5 PT M-F Support: support@lendingclub.com |Live Person: (866) 754-4094|Fax: (408) 524-1527.	1. Iron Mountain is a records Storage COmpany Nationwide. 2. This is 2 earners mine alons is $1,950. 3. My mine part is $750.00 4. $255.00 5. 900.00. I will contact Lending Club and get verified. Thank you for the information. If you need anything else please let me know.
I suggest you contact Lending Club and have your income verified. This will encourage lenders to invest in your loan.	Thank you and I will do that today.
Would you contact Lending Club? (866) 754-4094 (General Support) 8AM - 5PM PST M - F or email support@lendingclub.com and have both your employment and income verified. Lending Club will provide instructions to accomplish verification, i.e., submit either Pay Stubs, or W-2's, or 1099's, or latest Tax Return, etc.? Lenders are more secure investing in borrowers unsecured promissory notes after verification process is completed. Usually takes Lending Club 3, maybe 4, business days after required documents received before loan status changed from "Under Review" to Approved". After loan "Approved" borrower benefits include loan 100% funds faster and loan's proceeds will be deposited more quickly into your bank account.	Thank you and I will do that today.
Would you contact Lending Club? (866) 754-4094 (General Support) 8AM - 5PM PST M - F or email support@lendingclub.com and have both your employment and income verified. Lending Club will provide instructions to accomplish verification, i.e., submit either Pay Stubs, or W-2's, or 1099's, or latest Tax Return, etc.? Lenders are more secure investing in borrowers unsecured promissory notes after verification process is completed. Usually takes Lending Club 3, maybe 4, business days after required documents received before loan status changed from "Under Review" to Approved". After loan "Approved" borrower benefits include loan 100% funds faster and loan's proceeds will be deposited more quickly into your bank account.	I am doing that today.
Good luck on your funding, please explain the difference between the amount of loan asked for $10k vs. the balance of credit owed of $5K.	Between my wife and I we have these debts. We wanted to consolicate to one payment on everything. This would make us not have to stress on every single bill that comes in. Once a month and we are finished. So these debts are mine and my wifes all rolled into one and that is what the 10k is for. I hope this clarifies this. Sorry for the delay. Was out in meetings all day for the last day and a half.

Member Payment Dependent Notes Series 441568

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
441568	$8,000	$8,000	7.74%	1.00%	September 18, 2009	September 27, 2012	September 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 441568. Member loan 441568 was requested on September 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,583 / month
Current employer:	Cypress-Fairbanks ISD	Debt-to-income ratio:	15.47%
Length of employment:	9 years 10 months	Location:	STAFFORD, TX

Home town:	Lubbock
Current & past employers:	Cypress-Fairbanks ISD
Education:	Texas Tech University, University of Houston-Victoria

This borrower member posted the following loan description, which has not been verified:

This is for the purchase of a car.

A credit bureau reported the following information about this borrower member on September 12, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1997	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,498.00	Public Records On File:	0
Revolving Line Utilization:	11.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 441572

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
441572	$3,500	$3,500	13.92%	1.00%	September 18, 2009	September 26, 2012	September 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 441572. Member loan 441572 was requested on September 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,667 / month
Current employer:	AIRGAS	Debt-to-income ratio:	0.60%
Length of employment:	5 years 9 months	Location:	anaheim, CA

Home town:	Los Angeles
Current & past employers:	AIRGAS, ACSS
Education:	Fullerton College

This borrower member posted the following loan description, which has not been verified:

I'm writing requesting for a loan as a down payment on a house. I'm the perfect candidate for a loan because I'm a responsible individual financially and this is evident when you check my credit report. I just qualified for an FHA loan and they need 3% down which I currently don't have and this is why am looking to borrow money.

A credit bureau reported the following information about this borrower member on September 12, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	80
Revolving Credit Balance:	$3,312.00	Public Records On File:	0
Revolving Line Utilization:	10.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since you are requesting 10K, for the downpayment, may I assume that the property you are purchasing costs about 300K? What will your payments on that be (PITI)? What are your monthly expenses currently? Thank you in advance for your answers.	Thanks 4 asking. Monthly payments will be btwn &1500-1700. Monthly expenses include $1250 rent, $312 car payment and other miscellanous expenses i.e for food, utilites etc
Would you contact Lending Club? (866) 754-4094 (General Support) 8AM - 5PM PST M - F or email support@lendingclub.com and have both your employment and income verified. Lending Club will provide instructions to accomplish verification, i.e., submit either Pay Stubs, or W-2's, or 1099's, or latest Tax Return, etc.? Lenders are more secure investing in borrowers unsecured promissory notes after verification process is completed. Usually takes Lending Club 3, maybe 4, business days after required documents received before loan status changed from "Under Review" to Approved". After loan "Approved" borrower benefits include loan 100% funds faster and loan's proceeds will be deposited more quickly into your bank account.	Working on getting this docs and faxing them. Thanks
do you have a ballpark figure for how much your mortgage payment will be?	Yes. Between $1500-1700
HI; Do you qualify for the $8000.00 first time buyers tax credit ? Do you have any emergancy money? Thanks.	Yes. I qualify for the credit. It's always prudent to save money.

Member Payment Dependent Notes Series 441615

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
441615	$6,600	$6,600	12.53%	1.00%	September 18, 2009	September 26, 2012	September 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 441615. Member loan 441615 was requested on September 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,461 / month
Current employer:	CITY OF LOS ANGELES	Debt-to-income ratio:	20.20%
Length of employment:	9 years 10 months	Location:	LOS ANGELES, CA

Home town:	HONOLULU
Current & past employers:	CITY OF LOS ANGELES, LOS ANGELES DEPARTMENT OF WATER AND POWER
Education:	UNIVERSITY OF HAWAII

This borrower member posted the following loan description, which has not been verified:

Son need's a drivable car for school & possible parttime work. I would like to give him a headstart but that means I need to payofff 1st Lending Club load which has a balance of less than $6000. I have always paid on time for nearly 2 years now. I have a $5550 monthly income in a Civil Service job with the City of Los Angeles and $1911 pension from Los Angeles Department of Water and Power. All my bills have been current the past 5 years which shows my ability and reliability to manage my finances. I am requesting your help.

A credit bureau reported the following information about this borrower member on September 12, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1984	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$27,017.00	Public Records On File:	0
Revolving Line Utilization:	45.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
09.13.2009 Am interested investing $500 in your loan. Questions I have are: 1. Position|very brief job description City of Los Angeles are? 2. $7,461 income is: 1 or 2 wage-earners? 3. Rent payment per month is $_____? 4. Car payment(s) per month is $_____? 5. CC pmts, entertainment, food, fuel, medical, phone, utilities expenses per month $_____ ? (One summary total of all expenses listed in item 5.) Investors are more confident investing in loans when borrower employment|income verified; borrower benefit is loan funds much faster. Lending Club, Sunnyvale, CA office does verification; submit to them either Pay Stub, or 2008 W-2, 1099, or, if self-employed, 1st and 2nd pages 1040 Tax Return. After verification completed upper-right corner "Credit Review Status" shows (*). When loan 100% funded LC can more quickly deposit $ into your bank account. I invest in loans only A-F-T-E-R receiving answers to my questions. Good luck your loan's funding and promissory note issued. Contacts: 8-5 PT M-F Support: support@lendingclub.com |Live Person: (866) 754-4094|Fax: (408) 524-1527.	Improvement Assessor I - administer assessment fees for street light use. Income: Pension: 1911.00 Wages: $5550 Car Payment: 0 Rent: $609 CC & Misc Expenses: 4034 Pay Stub and/or 2008 Tax return to be faxed September 14, 2008 I appreciate your interest. Thanks
Would you contact Lending Club? (866) 754-4094 (General Support) 8AM - 5PM PST M - F or email support@lendingclub.com and have both your employment and income verified. Lending Club will provide instructions to accomplish verification, i.e., submit either Pay Stubs, or W-2's, or 1099's, or latest Tax Return, etc.? Lenders are more secure investing in borrowers unsecured promissory notes after verification process is completed. Usually takes Lending Club 3, maybe 4, business days after required documents received before loan status changed from "Under Review" to Approved". After loan "Approved" borrower benefits include loan 100% funds faster and loan's proceeds will be deposited more quickly into your bank account.	I will fax last 2 wage pay stubs and pension pay stubs on Sep 14, 2009. I will also fax latest tax return I filed electronically through Turbo Tax. At present, I have trouble finding W-2 form but can request one if absolutely necessary. Your interest is appreciated. Thank you.

Member Payment Dependent Notes Series 441665

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
441665	$5,000	$5,000	14.26%	1.00%	September 22, 2009	September 28, 2012	September 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 441665. Member loan 441665 was requested on September 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,577 / month
Current employer:	national grid	Debt-to-income ratio:	12.48%
Length of employment:	15 years 5 months	Location:	MONROE, NY

Home town:	Brooklyn
Current & past employers:	national grid, National Grid
Education:	Associates degree

This borrower member posted the following loan description, which has not been verified:

purchase furniture

A credit bureau reported the following information about this borrower member on September 14, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1989	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	46
Revolving Credit Balance:	$24,905.00	Public Records On File:	0
Revolving Line Utilization:	95.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 441697

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
441697	$7,500	$7,500	11.14%	1.00%	September 17, 2009	September 27, 2012	September 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 441697. Member loan 441697 was requested on September 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$14,834 / month
Current employer:	US Government	Debt-to-income ratio:	11.33%
Length of employment:	12 years	Location:	WASHINGTON DEPOT, CT

Home town:	Woburn
Current & past employers:	US Government
Education:	Brown University

This borrower member posted the following loan description, which has not been verified:

This loan will serve more as an emergency cash flow reserve. Some of the funds will be utilized for home and automotive projects. We presently own a parcel of land valued at $300,000. Our intent is to sell the land, pay off debt, and purchase another single family home. I am a sound candidate for this loan. I have been gainfully employed by the US Government for 12 years and have not had a late payment on any loans or obligations. I plan to pay this loan back in full in 6 months.

A credit bureau reported the following information about this borrower member on September 13, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1994	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$32,706.00	Public Records On File:	0
Revolving Line Utilization:	81.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 441719

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
441719	$3,500	$3,500	7.74%	1.00%	September 17, 2009	September 27, 2012	September 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 441719. Member loan 441719 was requested on September 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,600 / month
Current employer:	Granite City Window Cleaning, Inc.	Debt-to-income ratio:	5.73%
Length of employment:	9 years 4 months	Location:	St. Cloud, MN

Home town:	St. Cloud
Current & past employers:	Granite City Window Cleaning, Inc., Darden Restaurants
Education:	St. Cloud State University

This borrower member posted the following loan description, which has not been verified:

We will closing on the sale of our home at the end of the month (September) due to both my wife and I landing new (and much better!!) jobs. In order to cover the balance of our mortgage after the sale, we need $3500. Both my wife and I will be paying on the balance of this loan, even though it is technically only my name on the loan. Our gross household income is $63,000/yr and we have very minimal debt (only 17K in student loans, combined @ payments of $296/month) besides our mortgage. After the sale of our home, we'll be moving to an apartment to save on some living expenses to build up our cash reserves again. We pay off our credit card every month and we pay for our vehicles with cash. Your investment in our loan is very safe, thank you for your consideration!

A credit bureau reported the following information about this borrower member on September 13, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2003	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,092.00	Public Records On File:	0
Revolving Line Utilization:	9.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please pardon my question if I am mistaken but the information you provided in the loan description is very similar to loan id 441727. Has your wife also applied for a loan for the same amount? If so, please explain.	Thank you for your inquiry. My wife has indeed applied for a loan as well. Her loan is for a post-graduate internship. The cost of her internship is a little less than 3500, but the amount is to also cover textbooks. the 3500 for our mortgage payoff is actually $3327.64, but to keep numbers round (and to account for origination fees) I kept the amount at 3500. Thanks again.

Member Payment Dependent Notes Series 441727

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
441727	$3,500	$3,500	8.59%	1.00%	September 17, 2009	September 27, 2012	September 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 441727. Member loan 441727 was requested on September 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,708 / month
Current employer:	College of Saint Benedict	Debt-to-income ratio:	7.83%
Length of employment:	8 months	Location:	St. Cloud, MN

Home town:	St. Cloud
Current & past employers:	College of Saint Benedict, Darden Restaurants
Education:	College of Saint Benedict

This borrower member posted the following loan description, which has not been verified:

Hello, I plan on going back to school for a post-graduate internship. After completing the 6-month internship, I will become a Registered Dietitian, which will allow me to earn 50% more income than I'm earning now. Both my husband and I will be paying off this loan. We have a gross household income of $63,000 and, besides our mortgage, our only debt is some student loans (payments of $296/mo). We pay cash for our cars and pay our credit card off every month. We are very fiscally conservative and keep very strict budgets. We are a very safe investment and thank you in advance for your consideration for this loan!

A credit bureau reported the following information about this borrower member on September 13, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,092.00	Public Records On File:	0
Revolving Line Utilization:	9.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 441784

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
441784	$5,000	$5,000	20.17%	1.00%	September 22, 2009	September 27, 2012	September 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 441784. Member loan 441784 was requested on September 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	R.E.B.B.TRUCKING	Debt-to-income ratio:	6.00%
Length of employment:	4 years 3 months	Location:	OCALA, FL

Home town:	HABANA
Current & past employers:	R.E.B.B.TRUCKING, US Postal Service (USPS)
Education:	HABANA,CUBA

This borrower member posted the following loan description, which has not been verified:

WE WAN'T TO OPEN A NEW BUSINESS, WITH PREVIOUS EXPERIENCE IN THIS FIELD.

A credit bureau reported the following information about this borrower member on September 13, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,814.00	Public Records On File:	1
Revolving Line Utilization:	59.50%	Months Since Last Record:	78
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the business you want to open? What is the experience that you have that is related to it? Do you have a Business Plan? What was the public record about 7 years ago? Thank you in advance for your answers.	I wan't to open a cuban restaurant to go, i had 10 years experience ,about the public record, i had a medical bill over looked when i was going thru my divorced
When you say "we" want to open a business, who are the "we"? Will you or anyone in your family remain working apart from this business at least until your business is able to support itself and turn a profit? Where will this business be located? $5,000 seems to be a small amount to open a business. Do you have other funds that you are applying to the business? Thanks for your answers and good luck with your business!	My husband in an over the road driver at this time we can pay all our home expenses just from his income. The business will be located in Ocala, FL, and I do have the initial cost of the business I am just looking for an emergency fund just incase it takes me a little longer than expected to get the ball rolling
$5K doesnt' seem a realistic number for startup costs of a take-out restaurant. What will be your startup costs? Will you have a cash reserve to cover your living and business expenses for a few months while the business grows? The thing that kills most startups is insufficient cash reserves at the beginning and restaurants are the most risky, even in good times. What is your plan to stay alive financially, even with the $5K and to serve your pre-existing $5K of debt and living expenses.	My start up cost is $11,000, My husband can pay all our living expenses just off his monthly income. I have a cash reserve for the business. I am just trying to get some extra to add to my reserve because I know that the first few months will be the hardest.

Member Payment Dependent Notes Series 441806

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
441806	$4,800	$4,800	12.18%	1.00%	September 17, 2009	September 27, 2012	September 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 441806. Member loan 441806 was requested on September 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,395 / month
Current employer:	Bakersfield City Schools	Debt-to-income ratio:	12.07%
Length of employment:	10 years 2 months	Location:	Bakersfield, CA

Home town:	Bakersfield
Current & past employers:	Bakersfield City Schools, Bakersfield Association for Retarded Citizens, Kern County Society for Crippled Children and Adults
Education:	California State University-Fresno (CSU Fresno), California State University-Bakersfield (CSUB), Fresno Pacific University

This borrower member posted the following loan description, which has not been verified:

I am a teacher with a steady income. I have the income to pay this loan even at the higher rate of carecredit, a medical credit card and product of GE Financial. They, however, chose to give me a lower limit for my dental expense ($1500) than they had given me previously just to buy tires($2600). While I do have other credit cards, I am paying them down and do not want to infringe on a plan to be debt free by this time next year. I am trying to do the smart and responsible thing but as often happens, an unexpected expense (in this case peridontal surgery) has created a bit of a crunch. I am in the middle of a masters program and that is taking up quite a bit of my extra credit. I have cut personal expenses and do not wish to open a new credit card at a high interest rate or expand the limit on an current higer rate card. It makes sense to me to apply for a loan through your company at a lower rate. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on September 13, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1993	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	46	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,028.00	Public Records On File:	0
Revolving Line Utilization:	84.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
09.14.2009 Considering $250 investment in your loan. Questions I have are: 1. Position|very brief job description aBakersfield City Schools re? 2. $5,395 income is: 1 or 2 wage-earners? 3. Rent payment per month is $_____? 4. Car payment(s) per month is $_____? 5. CC pmts, entertainment, food, fuel, medical, phone, utilities expenses per month $_____ ? (One summary total of all expenses listed in item 5.) Investors are more confident investing in loans when borrower employment|income verified; borrower benefit is loan funds much faster. Lending Club, Sunnyvale, CA office does verification; submit to them either Pay Stub, or 2008 W-2, 1099, or, if self-employed, 1040 Tax Return. After verification completed both upper-right corner "Credit Review Status" and "Income" shows (*). When loan 100% funded Lending Club can more quickly deposit $ into your bank account. Good luck with your loan's funding and issuing promissory note. Contacts: 8-5 PT M-F General Support: support@lendingclub.com |Live Person: (866) 754-4094|Fax: (408) 524-1527. Note: I invest in selected loans only AFTER I received answers to above questions.	1. I am an English/reading teacher, waiting to find out if I have a new higher paying position as the school librarian. 2. 1 wage earner 3. $100+ utilities. Mom said," You don't own a house yet. Get you masters, pay your bills down, and live here for the year." Made good sense to me. 4. $ 0. 2001 I own it outright. 5. $1500
I'd like to help fund your loan, but could you first explain how an additional payment of $160/mo. would fit into your current budget? Could you also explain the 1 credit inquiry over the past 6 months? Thanks in advance for your responses and good luck with your request.	After paying my bills and buying groceries and vitamins, etc, I usually have around $3-500 a month extra. I actually log almost all spending most months on an excel sheet. Not to seem crass but my largest extreaneous expenditure, my ex-girlfriend and her family, dumped me so I have a pretty good cashflow. The problem is it would be better for my teeth to have the proceedure done sooner rather than later. The 1 credit inquiry was probably for Carecredit, who I applied to for credit to have this dental work done. As I stated in my synopsis, this was not enough to cover the work and the Lending Club rate is better. Thank you for your interest.

Member Payment Dependent Notes Series 441807

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
441807	$9,000	$9,000	11.83%	1.00%	September 17, 2009	September 27, 2012	September 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 441807. Member loan 441807 was requested on September 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,833 / month
Current employer:	Boykin Transport	Debt-to-income ratio:	0.48%
Length of employment:	4 years 9 months	Location:	BALTIMORE, MD

Home town:
Current & past employers:	Boykin Transport, gt usa
Education:	ccbc

This borrower member posted the following loan description, which has not been verified:

I would like to buy a used dodge ram pick-up

A credit bureau reported the following information about this borrower member on September 13, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	35
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello, Can you tell us what the Delinquency was about 3 years ago.. Also, Can you have your income verified with Lending Club.. (Call them to find out how) This will help Lenders. Thanks and Good Luck!	The delinquency that you are referring to concerns Sprint cell phone,the bill was paid in full
You want a car, more power to you. It is nice that you have high credit score and a low DTI and revolving balance. But what is the delinquency 35 months ago, if I may ask? Thx for your answer.	The delinquency that you are referring to,concerns Sprint cell phone,the bill was paid in full

Member Payment Dependent Notes Series 441817

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
441817	$3,000	$3,000	7.05%	1.00%	September 18, 2009	September 27, 2012	September 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 441817. Member loan 441817 was requested on September 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,167 / month
Current employer:	Orange County Public Schools	Debt-to-income ratio:	16.80%
Length of employment:	5 years 2 months	Location:	Orlando, FL

Home town:	Lakeland
Current & past employers:	Orange County Public Schools, Universal Studios
Education:	University of Central Florida

This borrower member posted the following loan description, which has not been verified:

This is to pay off one of my credit cards.

A credit bureau reported the following information about this borrower member on September 13, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,088.00	Public Records On File:	0
Revolving Line Utilization:	15.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 441857

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
441857	$11,000	$11,000	8.94%	1.00%	September 17, 2009	September 27, 2012	September 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 441857. Member loan 441857 was requested on September 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,917 / month
Current employer:	State Street Corporation	Debt-to-income ratio:	16.70%
Length of employment:	7 years 7 months	Location:	Kansas City, MO

Home town:	Minot
Current & past employers:	State Street Corporation, Capitol Federal Savings, Luxotica
Education:	University of Kansas Main Campus

This borrower member posted the following loan description, which has not been verified:

To be used to consolidate Bank of America Visa Credit Card and pay-off Discover Installment Loan.

A credit bureau reported the following information about this borrower member on September 13, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1996	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$667.00	Public Records On File:	0
Revolving Line Utilization:	3.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
If you contact Lending Club and have your income verified, investors will have increased confidence in your loan.	Hello - That is not a problem - I went ahead and checked the box during the application process stating that lenders could contact my company to verify income. I also have paystubs which can be used to verify. Thanks - Anthony
Your revolving balance only shows a little under $700 and yet your requesting 11K. Could you explain the discrepancy? Thanks.	Thanks for the question - At the last statement balance it was $700 - I have since had to do several home repairs (which are complete) and did not want to take out a home equity loan to complete them. Currently that balance is $3,000 --- the discover loan is $8,000 at a higher APR and I would like to consolidate it into one. Please let me know if I can assist further.

Member Payment Dependent Notes Series 441885

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
441885	$2,800	$2,800	14.26%	1.00%	September 17, 2009	September 27, 2012	September 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 441885. Member loan 441885 was requested on September 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,083 / month
Current employer:	waltz engineering	Debt-to-income ratio:	18.29%
Length of employment:	4 years	Location:	chillicothe, OH

Home town:	chillicothe
Current & past employers:	waltz engineering, southeastern high school
Education:

This borrower member posted the following loan description, which has not been verified:

I am wanting to consolidate my credit cards to lower the interest rate and have them come into one payment so they are not scattered out thru the month. Haveing one payment would make it much easier.

A credit bureau reported the following information about this borrower member on September 13, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1997	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	23	Months Since Last Delinquency:	23
Revolving Credit Balance:	$12,995.00	Public Records On File:	0
Revolving Line Utilization:	31.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
09.14.2009 Considering $250 investment in your loan. Questions I have are: 1. Position|very brief job description Waktza Engineering are? 2. $2,083 income is: 1 or 2 wage-earners? 3. Rent payment per month is $_____? 4. Car payment(s) per month is $_____? 5. CC pmts, entertainment, food, fuel, medical, phone, utilities expenses per month $_____ ? (One summary total of all expenses listed in item 5.) Investors are more confident investing in loans when borrower employment|income verified; borrower benefit is loan funds much faster. Lending Club, Sunnyvale, CA office does verification; submit to them either Pay Stub, or 2008 W-2, 1099, or, if self-employed, 1040 Tax Return. After verification completed both upper-right corner "Credit Review Status" and "Income" shows (*). When loan 100% funded Lending Club can more quickly deposit $ into your bank account. Good luck with your loan's funding and issuing promissory note. Contacts: 8-5 PT M-F General Support: support@lendingclub.com |Live Person: (866) 754-4094|Fax: (408) 524-1527. Note: I invest in selected loans only AFTER I received answers to above questions.	My husband basicly owns our company and runs it.I work all office details such as answering phones,fileing,and office details. I don't pay anything.He pays the mortagage,electric,and etc. I pay for groceries and he pays me for my takeing care of office details. I have some credit cards with balances that I am responsible for.I am trying to get them consolidated into one payment so it will be easier for me to pay once a month.I am also hopeing to lower my interest rates on the cards so I can have them paid off quicker. Thank you for your response.
Can you please explain your delinquency 23 months ago?	I had to have some time off due to haveing a baby.This put me a little behind while on maternity leave. Thank you,

Member Payment Dependent Notes Series 441972

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
441972	$12,800	$12,800	11.48%	1.00%	September 21, 2009	September 28, 2012	September 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 441972. Member loan 441972 was requested on September 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,667 / month
Current employer:	Union Memorial Hospital	Debt-to-income ratio:	13.33%
Length of employment:	4 years 8 months	Location:	ESSEX, MD

Home town:	Mckeesport
Current & past employers:	Union Memorial Hospital, Howard County General
Education:	Computer Technical Institute, Community College of Alleghany County

This borrower member posted the following loan description, which has not been verified:

I have credit card bills that I would like to consolidate into 1 monthly payment with 1 interest rate. I would like to pay off my cards and not use them at this time until the economy is in a better place. I am a responsible person who likes paying on time and this loan would help put that into perspective.

A credit bureau reported the following information about this borrower member on September 14, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1992	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,230.00	Public Records On File:	0
Revolving Line Utilization:	26.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Dear Sir/Madam Your Credit Report shows a revolving balance of around $3,230.00. Would you mind sharing what other debts you are looking to consolidate? Thanks and good luck!	I am looking to pay off Bank of America at a lower interest rate.
I suggest you contact Lending Club and have your income verified. This will increase lender confidence in your loan.	Thank You!
Thanks for your reply. The reply I was seeking from you has to indicate why are applying for a $12,800 loan, while your revolving debt shows $3,230.00 Please give us more info!	Well I guess My Bank of America is not listed on the credit report. I owe them 10000 and the rest to a few little debts. I want to clear my cards in case I really have an emergency down the road.
Hi, could you tell me what position you hold at the hospital? Thank you.	I am a radiology tech

Member Payment Dependent Notes Series 441976

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
441976	$4,500	$4,500	12.18%	1.00%	September 18, 2009	September 28, 2012	September 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 441976. Member loan 441976 was requested on September 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,167 / month
Current employer:	GOOD, Inc	Debt-to-income ratio:	1.49%
Length of employment:	n/a	Location:	BROOKLYN, NY

Home town:	Mount Airy
Current & past employers:	GOOD, Inc, Hearst Corporation, Ryan McGinness Studios
Education:	North Carolina State University at Raleigh, Surry Community College

This borrower member posted the following loan description, which has not been verified:

I am moving to Los Angeles to start a new job as a software developer, and I need some cash to help with moving expenses and to secure a new lease. I currently have a substantial deposit tied up from my current lease that should be returned to me within 60 days. I am a good candidate for this loan because I've been employed full-time for 3 years, and I am due to start a new, better, full-time engagement on September 28. I presently have no outstanding debt.

A credit bureau reported the following information about this borrower member on September 14, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	6	Months Since Last Delinquency:	20
Revolving Credit Balance:	$2,698.00	Public Records On File:	0
Revolving Line Utilization:	33.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 441983

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
441983	$2,400	$2,400	17.04%	1.00%	September 22, 2009	September 30, 2012	September 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 441983. Member loan 441983 was requested on September 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,417 / month
Current employer:	CR Fletcher	Debt-to-income ratio:	7.46%
Length of employment:	1 year 8 months	Location:	SYRACUSE, NY

Home town:	Chittenango
Current & past employers:	CR Fletcher, Spider Graphics, Mindex, Unity Health Systems
Education:	Syracuse University

This borrower member posted the following loan description, which has not been verified:

To buy supplies and furnishings for the small business I'm starting.

A credit bureau reported the following information about this borrower member on September 16, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	42
Revolving Credit Balance:	$575.00	Public Records On File:	0
Revolving Line Utilization:	16.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1. What is your current position and give a brief job description? Who was your prior employer and for how long? 2. Is stated income from 1 or 2 wage-earners? If more than 1 than what is the income of 2nd person? 3. Rent payment per month is $_____? 4. Car payment(s) per month is $_____? 5. CC payments? ________ 6 Total of Other Expenses: entertainment, food, fuel, medical, phone, utilities expenses per month $_____ ? 7. Give a brief description of your business. What experience do you have in this business? What is your anticipated earnings _______? 8. Will you be able to repay this loan if the business does not pan out as well as you anticipate?	I am a web software developer, 13yrs exp. The income is from me alone. I pay a mortgage for $1k/month, $450 car, $50/m CC. The business is event and wedding planning and I need to furnish the office by the end of the month. My wife is running the business and she has been working in various planning and events for many years. I will be able to pay the loan despite business profits, I'm paying this back 100% with my personal paycheck.

Member Payment Dependent Notes Series 442093

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
442093	$14,900	$14,900	11.83%	1.00%	September 21, 2009	September 28, 2012	September 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 442093. Member loan 442093 was requested on September 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	J & W	Debt-to-income ratio:	9.51%
Length of employment:	4 years 5 months	Location:	Los Angeles, CA

Home town:	Los Angeles
Current & past employers:	J & W
Education:	California State University-Dominguez Hills (CSUDH)

This borrower member posted the following loan description, which has not been verified:

Hello, and thank you for viewing my listing, and potentially assisting in finacing my loan. I will be using 100% of this loan to pay off my current auto loan. the interest rate is higher than I would like, and the loan term was for 5 years. I am currently 1 year into the loan. I would prefer to pay it off asap at a much lower rate, this is why I am applying at lendingclub. I have good credit, and I have never made a late payment on anything. My credit score should be higher than what lending club obtained, but prior to applying for this loan I obtained a copy of my credit report and noticed some errors. I had them fixed, but in the process my oldest account was deleted by one of the credit bureaus. This dropped my credit score considerably. I then wrote the credit bureaus again to have it fixed, and after they relisted the account, my credit score was still much lower than earlier, for whatever reason. Anyways, long story short I pay my bills on time, and I am very particular about my credit so I can assure you that this loan with be paid in full with no late payments, most likely even before the loan maturity date. I work for J&W, they are a commercial property management company established over 40 years ago. I am the executive assistant, and have been working for this company for over 4 years. I have job stability, and I feel I am a very valuable part of the company. I don't have that much credit card debt, my combined monthly credit card payments is only $42....Here's a break down of my monthly expenses. Rent $915 Car loan $394 Auto Insurance $150 CC $42 Misc. (incl. food, gas, utilities, entertainment etc) $500 Total Monthly expense= $2001 The income reported is from my income alone. Although my husband also works full time and makes good money, but I have only included my income.

A credit bureau reported the following information about this borrower member on September 14, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2005	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,691.00	Public Records On File:	0
Revolving Line Utilization:	16.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello! Investors may feel more confident about lending to you if your income was verified. Please call Lending Club for the procedures. Thank you.	Thank you, I am on the phone with them right now.
what is your current auto interest rate? 11.83% seems high for an auto loan these days.	Hello and thank you for your interest. My current interest rate is 15%.
If you contact Lending Club and have your income verified, lenders will have more confidence in your loan.	Hi, yes an earlier lender told me that. I just called lending club to inquire about it. I got their voicemail and left them my contact information, but I will still give them a call in an hour. Thanks!

Member Payment Dependent Notes Series 442105

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
442105	$11,000	$11,000	8.94%	1.00%	September 17, 2009	September 28, 2012	September 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 442105. Member loan 442105 was requested on September 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,392 / month
Current employer:	EPIC Aviation LLC	Debt-to-income ratio:	8.95%
Length of employment:	6 years 10 months	Location:	SALEM, OR

Home town:	Fullerton
Current & past employers:	EPIC Aviation LLC, Arizona State University
Education:	University of Washington at Seattle

This borrower member posted the following loan description, which has not been verified:

We are a stable, married couple looking to pay down our debt and live debt free in the near future. I have been employed as a contracts administrator with a large oil co. for 7 years and my husband Carl is a network engineer, employed at his job for 4 yrs and before that he owned his own consulting company in California. We own 2 modest homes in Oregon. Our primary residence was built in 1920. Once we get out of consumer debt, we'd like to move up to something a little more modern for our primary residence. We live on a budget, we eat lunches at home, and watch our spending. We are reliable and I know you will not be disappointed in lending to us. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on September 14, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1984	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	69
Revolving Credit Balance:	$25,212.00	Public Records On File:	0
Revolving Line Utilization:	46.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello fellow Sun Devil, Glad to help fund your loan and the worthwhile cause of getting out of debt. Good luck to you both.	Thank you! It feels really good to be making this progress. I appreciate your assistance!

Member Payment Dependent Notes Series 442115

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
442115	$2,500	$2,500	12.53%	1.00%	September 17, 2009	September 28, 2012	September 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 442115. Member loan 442115 was requested on September 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	Cirque du Soleil	Debt-to-income ratio:	10.68%
Length of employment:	3 years 6 months	Location:	LAS VEGAS, NV

Home town:	Corsicana
Current & past employers:	Cirque du Soleil
Education:	The University of Texas at Austin

This borrower member posted the following loan description, which has not been verified:

My usually reliable car is now in need of a major repair. I am honest and forthright in paying my debts. Normally I wouldn't need a personal loan for this type of expense, but I was caught unexpected.

A credit bureau reported the following information about this borrower member on September 14, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1993	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	56
Revolving Credit Balance:	$4,403.00	Public Records On File:	0
Revolving Line Utilization:	88.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Dear Sir. I've already invested into your loan. I love helping people in need. You might be just the person I needed to talk to. With my Vegas trip coming up next month, I was planning on watching a Cirque Du Soleil show. I was, however having a trouble deciding on the right show. As an employee, which shows, in your opinion, are they most exciting and appealing to a female audience? (The show is primarily for my girlfriend) Thanks so much for your reply, and good luck with your loan!	Thanks for helping me out! In my opinion the two best shows are (1st) "O" and (2nd) LOVE. However, if you're in the romantic mood...you might try Zumanity - it's a little racy, but not by Vegas standards. I hope you have fun while you're here!

Member Payment Dependent Notes Series 442147

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
442147	$6,000	$6,000	13.92%	1.00%	September 18, 2009	September 28, 2012	September 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 442147. Member loan 442147 was requested on September 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,167 / month
Current employer:	Tetra Tech Inc.	Debt-to-income ratio:	14.05%
Length of employment:	2 years 5 months	Location:	Lorton, VA

Home town:	Kathmandu
Current & past employers:	Tetra Tech Inc.
Education:	Tribhuvan University, Kathmandu, Nepal

This borrower member posted the following loan description, which has not been verified:

I have been a nice boy, paying my cards on time, more than the minimum amount, but it never seems to get any smaller. The interest rates are so high, that the principal amount seems to be going down very little. This does affect my other bills. If I had about $6000, I could pay off the credit cards, and get some relief. It will be a lot better to get a smaller, fixed interest rate, and fixed repayment schedule.

A credit bureau reported the following information about this borrower member on September 14, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,810.00	Public Records On File:	0
Revolving Line Utilization:	85.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is interest rate on your current card(s)	I have four cards, interest rate ranging from 17% to 22%.

Member Payment Dependent Notes Series 442183

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
442183	$12,500	$12,500	8.94%	1.00%	September 22, 2009	September 28, 2012	September 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 442183. Member loan 442183 was requested on September 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,583 / month
Current employer:	Self employeed	Debt-to-income ratio:	17.15%
Length of employment:	19 years 9 months	Location:	Shreveport, LA

Home town:	Shreveport
Current & past employers:	Self employeed, Happy Day Nursery
Education:	Louisiana State University-Shreveport (LSUS), Bossier Parish Community College

This borrower member posted the following loan description, which has not been verified:

Without reason my sears credit card jumped my rate to 29.99% I have been doing business with sears for 8 years without a late payment. I need to pay them off and no longer do business with them.

A credit bureau reported the following information about this borrower member on September 14, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1992	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,452.00	Public Records On File:	0
Revolving Line Utilization:	66.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your employment?	Type your answer here. I am a Barber and Cosmetologist. I own and Operate Brookwood Barbershop. I have two employees. I have been at the current location for 6 years.

Member Payment Dependent Notes Series 442191

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
442191	$12,000	$12,000	8.94%	1.00%	September 18, 2009	September 28, 2012	September 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 442191. Member loan 442191 was requested on September 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,750 / month
Current employer:	Glow Networks	Debt-to-income ratio:	18.99%
Length of employment:	4 years 3 months	Location:	PLANO, TX

Home town:
Current & past employers:	Glow Networks
Education:

This borrower member posted the following loan description, which has not been verified:

Need to consolidate credit card debt

A credit bureau reported the following information about this borrower member on September 14, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2001	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$25,577.00	Public Records On File:	0
Revolving Line Utilization:	30.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
If you contact Lending Club and have your income verified, lenders will have more confidence in your loan.	Yes. That is true.

Member Payment Dependent Notes Series 442290

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
442290	$17,500	$17,500	8.94%	1.00%	September 21, 2009	September 28, 2012	September 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 442290. Member loan 442290 was requested on September 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,833 / month
Current employer:	Rabar Market Research, Inc.	Debt-to-income ratio:	9.81%
Length of employment:	14 years 9 months	Location:	White Plains, NY

Home town:	Elizabeth
Current & past employers:	Rabar Market Research, Inc.
Education:	University of Dallas

This borrower member posted the following loan description, which has not been verified:

I had given up control of my wedding to her parents with the expectations that they would be willing to pay for it. With less than a month to go, I suddenly being presented with the bills. I've already spent $15,000 for flowers, cakes, a photographer, a venue, and other incidentals, but I still need to pay for the catering. I have held the same position for 15 years, and I make a substantial salary, so repayment should not be a problem. I appreciate your consideration.

A credit bureau reported the following information about this borrower member on September 14, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1995	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,651.00	Public Records On File:	0
Revolving Line Utilization:	13.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I suggest you contact Lending Club and have your income verified. This will give lenders confidence in your loan.	I gave them the right to check.
FYI: I too will be looking for the asterisk on your listing indicating that Lending Club has finished verifying your income as I'm sure others will. I believe action is required on your part beyond giving permission; you may want to call them to see if they are working on it.	Already called and they said that they will get back to me in the next day or two. I've got nothing to hide.

Member Payment Dependent Notes Series 442337

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
442337	$5,000	$5,000	14.26%	1.00%	September 22, 2009	September 28, 2012	September 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 442337. Member loan 442337 was requested on September 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,637 / month
Current employer:	University of Maryland	Debt-to-income ratio:	8.17%
Length of employment:	9 years 3 months	Location:	Upper Marlboro, MD

Home town:	Miami
Current & past employers:	University of Maryland
Education:

This borrower member posted the following loan description, which has not been verified:

I consider myself a great candidate for this loan because I am reliable, responsible and can pay it back. This loan will allow us to pay off debt at a lower interest rate, therefore enabling us to save money while simultaneously pay back this loan. My wife contributes to the household with her $44k/yr (gross) income from her full-time job and additionally from her intermittent commission income as a real estate agent. We purchased a home 2.5 yr ago (waited until we could afford it) with a 30 yr fixed @ 4.5%. We've since financed a couple of necessary upgrades/repairs and used our credit cards for car repairs (one car-paid for) and travel related to a family tragedy. I thank you in advance for considering this loan and I am happy to answer any additional questions.

A credit bureau reported the following information about this borrower member on September 14, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,685.00	Public Records On File:	0
Revolving Line Utilization:	43.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 442354

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
442354	$6,000	$6,000	14.61%	1.00%	September 22, 2009	September 28, 2012	September 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 442354. Member loan 442354 was requested on September 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,221 / month
Current employer:	n/a	Debt-to-income ratio:	12.76%
Length of employment:	n/a	Location:	Warrensburg, MO

Home town:	Concordia
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

I am needing to borrow money to support a new business we have new customers starting sept 27 but will not recieve the funds from them till around oct 15th. If you look at my credit history I do not have any bad reports I have only been late on my credit card one time after my husband died. I have never had any problem paying back any loans, I also expect the business to pay back the loan. If you could help that would be great.

A credit bureau reported the following information about this borrower member on September 14, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1994	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,031.00	Public Records On File:	0
Revolving Line Utilization:	39.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello, I understand that you want a loan to support a business idea you have but you have not told us anything about the business or why customers will not be able to pay for your product or service until a later date... It always helps lenders to better understand the reasons why you are asking so tell us a bit about yourself and what you are planning to do since your credit worthiness does not appear to be in question here and you do not have any detrimental reports. Good luck in your request.	Sorry for not explaining further. The business is a new business the reason behind the clients will not beable to pay until the 15th we bill in net 15 terms and the accounts are not starting until the 27th of Sept. We are working and obtaining more clients at this time. When we get our clients they usually have to give their current security provider a 30 day notice. We also are needing this money to buy some new uniform shirts so we can look as proffessional as possible. Like I said before we are going to have the income as of oct 15th or sooner we are expecting to get several new clients out of this loan so the help is greatly appreciated and the employees, owner and myself hope you can help. If you should have any more questions please let me know.
Would like to help you get started, but would like to know, What kind of business is it and what experience do you have in that area.	it is a private law enforcement business and our administrative staff and supervisors have over 20 years combined experience. Me myself im more of the financial advisor. The director of operations and our marketing and sales team are very good at what they do we are needing the money to support until october also for some more professional looking equipment as we will be selling our services to high paying clients. I appriciate your question and hope my response was helpful if you have anymore questions please ask. Again thank you for you help and support.
Congratulations on wanting to be in business for your self. I hope you succeed. Do you have any contracts in hand? How much do you expect to earn in the first year? How many are currently on the payroll? Can you pay this loan off if your business does not pan out?	thanks for the support. The business stems from an old business it was a name change we are just trying to build it bigger and better under a new name. We currently have 9 different persons that we work with they are clients. We also have a couple of theaters and some apartment complexes. We are currently working on getting some high quality hotels approx 5 that will pay approx 3,500-8,000 per month. We will not be stopping there we are also in the door with Price Chopper, Fedex,Walmart these are not confirmed accounts but we are working with them. To answere your question we will be able to pay off the loan we are not expecting the business to fail it was doing great in the begining we just had some staff problems not clientle problems. The issue we are running into now are we have to wait 30-45 days before we get any funds from the new clients. We are needing the money to pay for professional gear and equipment. Our management staff and sales department are some of the best we have ever seen. Our sales team signed a contract today with a trucking center and we are expecting to start in the next week or two. We are also needing the funds to help support some of the bills until the new accounts get on their pay runs. We appriciate your questions and are willing to answer to our best abilites. We are shooting for a goal of 60,000-100,000 the first year. Currently we have only 5 employees who are on the payroll we are trying to keep the employees within the family and family members to the owners,directors,managers. Thanks for taking the time to review our loan and we hope you can help. Thanks
Dear Member, You appear to be a good invest, but before I invest I would like to know the following; I prefer to invest in a loan that lasts three years. Do you intend to pay off this Lending-Club loan when you receive money in October, or as soon as your business begins succeeding, or as scheduled over three years? What were the earlier problems with the staff, and will these problems reoccur?	We are expecting to extend the loan the 3 years that way we can get ahead. And the staff problem before we had some employees who didnt want to do their jobs we have hired new employees and we have very high expectations. Thanks for you help and support

Member Payment Dependent Notes Series 442471

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
442471	$3,000	$3,000	11.14%	1.00%	September 18, 2009	September 28, 2012	September 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 442471. Member loan 442471 was requested on September 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,250 / month
Current employer:	Aflac	Debt-to-income ratio:	17.29%
Length of employment:	1 month	Location:	Hamilton, NJ

Home town:	Salem
Current & past employers:	Aflac, Lifetouch Preschool Portraits
Education:	Rider University

This borrower member posted the following loan description, which has not been verified:

I've just started a new job, and am trying to get my credit card payments to a minimal level. I've never been late on a payment, but making fewer payments at a lower rate would certainly make life easier for myself. Thank you for reading.

A credit bureau reported the following information about this borrower member on September 14, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2002	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,502.00	Public Records On File:	0
Revolving Line Utilization:	40.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
what was your last job and how long were you there?	My last job was working at a pool and spa store as an assistant manager. I was there for a little over two years before joining Aflac.

Member Payment Dependent Notes Series 442478

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
442478	$14,550	$14,550	11.83%	1.00%	September 22, 2009	September 28, 2012	September 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 442478. Member loan 442478 was requested on September 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:	Smooth-On, INC	Debt-to-income ratio:	14.56%
Length of employment:	1 year 8 months	Location:	Easton, PA

Home town:	Hackettstown
Current & past employers:	Smooth-On, INC, Chocolates On Broadway, Rick's A-tech Automotive
Education:	Northampton County Area Community College, Pennsylvania State University-Penn State Berks

This borrower member posted the following loan description, which has not been verified:

I'm looking to pay down the last bit of debt that I have. It is on two credit cards which I have been paying off in great chunks by flipping cars. I buy, repair, and sell the car, then pay down debt. In the past year and a half, I have paid down over $20k in student loan/old credit card debt. I will continue to chew up the debt as fast as I can, but when the economy went sour, American Express cut my limits (which were both over 40k per card!) and its now making my utilization look like its through the roof, bringing my score down to ~724. I have never ever been late on anything, had any delinquencies, negative remarks, or collections on my credit, and I never plan to. I'm looking to take care of these last few cards, and stop giving money to AE since they are cutting my lines and hurting my score, why give them money? I'm 26 years old, and have no other debt besides these last few cards and would like to become debt free by 27 (which is in Jan). I rarely even use my credit cards any longer, only debit. I only use my credit cards to keep my cards active, to keep my available credit up to continue to raise my score. I have an extremely stable job where I make just over 60k a year with overtime. I work a steady 50 hours a week if not more. Again, most of my income is used to pay off debts/keep a decent standard of living for my family. Now I'm just looking to stop feeding AE money every month, and would rather give it to someone more willing. Thank you for considering me

A credit bureau reported the following information about this borrower member on September 14, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2003	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$25,729.00	Public Records On File:	0
Revolving Line Utilization:	52.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
WHAT IS SMOOTH-ON INC.	www.smooth-on.com is the website.... We are a chemicals company that has been in business since 1895.
Please contact Lending Club and get your income verified. This will increase confidence among lenders! Please call (866) 754-4094 (General Support) 8AM - 5PM PST M - F or email support@lendingclub.com to have both your employment and income verified. Lending Club will provide instructions to accomplish verification, i.e., submit either Pay Stubs, or W-2's, or 1099's, or latest Tax Return, etc.? Lenders are more secure investing in borrowers unsecured promissory notes after verification process is completed. Usually takes Lending Club 3, maybe 4, business days after required documents received before loan status changed from "Under Review" to Approved". After loan "Approved" borrower benefits include loan 100% funds faster and loan's proceeds will be deposited more quickly into your bank account.	I have been approved since the second or third day that my loan was up. I called Lending Club to confirm this, which they did. Look at my status and you will see that is it all verified.

Member Payment Dependent Notes Series 442691

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
442691	$8,000	$8,000	15.65%	1.00%	September 21, 2009	September 29, 2012	September 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 442691. Member loan 442691 was requested on September 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	NCI Inc.	Debt-to-income ratio:	16.72%
Length of employment:	3 months	Location:	Commerce Township, MI

Home town:	Wyandotte
Current & past employers:	NCI Inc., United Technologies, Computer Sciences Corporation, wayne state univerity
Education:	Henry Ford Community College

This borrower member posted the following loan description, which has not been verified:

I am requesting this loan to replace my 20 year old furnace and air conditioner with a new energy efficient model. I am a very reliable and responsible borrower. I have never been late on any payments.

A credit bureau reported the following information about this borrower member on September 15, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2002	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	3	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,951.00	Public Records On File:	0
Revolving Line Utilization:	99.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Where did you work before NCI and for how long?	I worked as a contractor for Chrysler for 6 years.

Member Payment Dependent Notes Series 442699

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
442699	$12,000	$12,000	13.92%	1.00%	September 22, 2009	September 29, 2012	September 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 442699. Member loan 442699 was requested on September 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	synthes spine	Debt-to-income ratio:	8.36%
Length of employment:	4 years 5 months	Location:	LANDENBERG, PA

Home town:	DAFB
Current & past employers:	synthes spine
Education:	University of Delaware

This borrower member posted the following loan description, which has not been verified:

We had to renovate a room on our house due to some water damage from old windows and poor construction.

A credit bureau reported the following information about this borrower member on September 15, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2001	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,942.00	Public Records On File:	0
Revolving Line Utilization:	13.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
09.16.2009 I an considering $250 investment in your loan. Questions I have are: 1. Position and very briefest job description Synthes Spine are? 2. $6,667 income is: 1 or 2 wage-earners? 3. Mortgage payment per month is? 4. Car payment(s) per month is? 5. Credit card payments per month are? 6. One summary total usual monthly expenses is? (i.e., entertainment, food, fuel, medical, phone, utilities expenses) Thanks in advance for your answers. Good luck with your loan's 100% quick funding. Note: My investment in loans occurs AFTER I received answers.	1. product development engineer 2. i only listed my income, my wife is not listed on the loan 3. $1776 mortgage 4. $0 car payments, own 3 cars 5. credit cards are roughly 250 per month 6. monthly expenses are around $500, that includes car insurance, student loans, cell phone, etc.
Hello! Investors may feel more confident about lending to you if your income was verified. Please call Lending Club for the procedures. Thank you.	OK, i will look into it. thanks
Could you explain your revolving credit of $10,942?	its a combination of new windows that we purchased for the house, some investment in capital equipment for my wifes business, and construction cost for home repairs. the first 2 expenditures were planned, the home construction was an emergency repair to the house. we discovered water damage during the window replacement and ended up having to basically rebuild an entire room on our home. the construction costs just kept adding up as we uncovered more damage, so i am now looking to use this loan to pay off the credit card i used for the renovation. the project is about 90% complete and i am just looking for a way to save some money on interest payments on my credit cards.

Member Payment Dependent Notes Series 442771

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
442771	$15,000	$15,000	12.18%	1.00%	September 22, 2009	September 30, 2012	September 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 442771. Member loan 442771 was requested on September 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,083 / month
Current employer:	Larry Baumwald Insurance Agency Inc.	Debt-to-income ratio:	16.97%
Length of employment:	6 years	Location:	Athens, GA

Home town:	Macon
Current & past employers:	Larry Baumwald Insurance Agency Inc.
Education:	University of Georgia

This borrower member posted the following loan description, which has not been verified:

I am trying to pay off credit cards at more favorable interest rates. I have a full time job and have worked in my position for 6 years. I faithfully make all my payments on time and I'm never late.

A credit bureau reported the following information about this borrower member on September 15, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,530.00	Public Records On File:	0
Revolving Line Utilization:	49.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
If you contact Lending Club and have your income verified, lenders will have more confidence in your loan.	I have already done this. I'm waiting on them now. Thanks!

Member Payment Dependent Notes Series 442807

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
442807	$5,500	$5,500	12.18%	1.00%	September 21, 2009	September 29, 2012	September 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 442807. Member loan 442807 was requested on September 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,083 / month
Current employer:	Loudoun County Public Schools	Debt-to-income ratio:	14.75%
Length of employment:	6 years 5 months	Location:	Dickerson, MD

Home town:	Bethesda
Current & past employers:	Loudoun County Public Schools
Education:	University of Maryland

This borrower member posted the following loan description, which has not been verified:

I am seeking my Master's Degree in Human Resource Management to further my career in the Human Resources office for a School System in Northern VA. I am working full time and trying to do school on the weekends. This money will help me pay for two classes tuition and books without trying to get a part time job.

A credit bureau reported the following information about this borrower member on September 15, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1987	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	42	Months Since Last Delinquency:	63
Revolving Credit Balance:	$36,428.00	Public Records On File:	0
Revolving Line Utilization:	70.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you explain your last delinquency 5 years ago?	It was just after an illness. I was an hourly employee at that point and I had not been paid enough to cover all my bills that cycle therefore I was late. I am in an Administrator position now and on salary so that will not be an issue now.
Why is revolving credit balance at 36K? Please list your monthly expenses. How long will it take you to complete this program? Will you get a pay increase from the additional units/degree?	Yes I will receive an increase as I complete courses. I will be done my course work in the next 18 months. I have a high revolving credit line because I am helping my elderly mother (70 years old) pay her expenses in her retirement since her Social Security doesn't cover all the medical expenses she has with prescription RX. .
Can you explain your delinquency 63 months ago?	It was just after an illness. I was an hourly employee at that point and I had not been paid enough to cover all my bills that cycle therefore I was late. I am in an Administrator position now and on salary so that will not be an issue now.

Member Payment Dependent Notes Series 442869

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
442869	$10,000	$10,000	11.14%	1.00%	September 21, 2009	September 29, 2012	September 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 442869. Member loan 442869 was requested on September 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	American Museum of Natural History	Debt-to-income ratio:	22.13%
Length of employment:	9 years 9 months	Location:	Long Island City, NY

Home town:
Current & past employers:	American Museum of Natural History
Education:	Technical Career Institute

This borrower member posted the following loan description, which has not been verified:

Trying to consolidate some debts.

A credit bureau reported the following information about this borrower member on September 15, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1999	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	21	Months Since Last Delinquency:	18
Revolving Credit Balance:	$12,253.00	Public Records On File:	0
Revolving Line Utilization:	18.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 442884

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
442884	$6,350	$6,350	13.57%	1.00%	September 22, 2009	September 29, 2012	September 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 442884. Member loan 442884 was requested on September 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,500 / month
Current employer:	Self	Debt-to-income ratio:	21.53%
Length of employment:	2 years	Location:	FRIENDSHIP, WI

Home town:	Chicago
Current & past employers:	Self
Education:	Western Michigan University, Ohio State University-Main Campus

This borrower member posted the following loan description, which has not been verified:

Thank you very much for considering my application. I would like to pay off my credit card debt and escape the high interest rates that seem like I'm throwing money away instead of paying debt.

A credit bureau reported the following information about this borrower member on September 15, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2001	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,727.00	Public Records On File:	0
Revolving Line Utilization:	95.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Would you please provide an itemized list of your current monthly expenses? Thank you in advance for your answer.	My current monthly expenses are: $66 for internet $82 for my phone with internet so that I can have access to clients when away from the shop, $105 for auto/cycle insurance $112 for my motor cycle. Since I no longer use my credit cards the monthly payments are: $55 for my 27.24% card on which I have a balance of $1807.85 $155 for my 21.99% card on which I have a balance of $5920. 16 I work and live on my land so there is no normal gas expense. The only other costs are food and shop supplies and or materials which I restock on when taking deposits for the individual jobs. If there is any other information that would help, please feel free to ask and I will get back to you as soon as possible. ** If I could take a chance to add to my Loan Description. I am a self employed metal worker, no dependents; own my shop, tools, and land. I have apprenticed in Europe for half a year back in 07 for which I was not paid, only gaining experience. I am currently booked up until the end of the year with projects that will yield $6550. I'm a one man show so no payroll to take care of or other commitments. I will be canceling both of my cards upon being paid off and only using either my debit or prepaid card, which is what I am doing now. Thank you for looking!
Thank you so much for your prompt and thorough answers. You answers give a much better picture of your situation to potential investors. I suggest that you contact LC to inquire about having them verify your income, as when that has been completed it gives investors more confidence in funding your loan. Congratulations on deciding to get a handle on your financial situation. You might find some of the free online sites (such as yodlee.com) helpful, as I have. Good luck to you!	Thank you very much for your thoughts. I will get in touch with LC and take a look at yodlee.com.
From what I understand, you can request that LC verify your employment AND your income. After they do that, an asterisk appears on your listing indicating to investors that it has been verified. I am taking a chance, and just funded part of your loan. Don't let me down!	Thank you so very much for your help and your support! I will not let you down. Even if I have to cut down trees and sell them for firewood I don't break my word and stand by my responsibilities. -Michael

Member Payment Dependent Notes Series 442982

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
442982	$7,000	$7,000	7.74%	1.00%	September 22, 2009	September 30, 2012	September 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 442982. Member loan 442982 was requested on September 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,583 / month
Current employer:	BP Corporation North America	Debt-to-income ratio:	3.17%
Length of employment:	1 year 5 months	Location:	Holland, OH

Home town:	Toledo
Current & past employers:	BP Corporation North America
Education:	DeVry University-Ohio

This borrower member posted the following loan description, which has not been verified:

I am attempting to purchase a mid 1960's vintage pickup truck, specifically a 1966 Ford F100. Most traditional financial institutions do not get involved with financing older classic vehicles. There are specialty classic car financial institutions but they generally require a $10,000 minimum loan. This club seems like a good solution for myself, as well as a perfect fit for a lender as my credit history should indicate.

A credit bureau reported the following information about this borrower member on September 15, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1997	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	35
Revolving Credit Balance:	$482.00	Public Records On File:	0
Revolving Line Utilization:	1.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please talk about the delinquency from 3 years ago? Thanks.	I sure can. I had a reoccuring $21.00 monthly payment withdrawn from my credit card for a gym membership. I would pay this off each month so that my credit card had a zero balance. Well 3 years ago the membership had expired, hence the reoccuring withdrawals should have stopped. Unfortunately they did not and since I was not getting paper statements from my credit card company I did not realize it until 90 days later. The gym admitted their mistake and reimbursed me, however I was not able to fully excuse this from my credit report. Lesson learned - I should have continued to check my credit card statement online even though I was not expecting any charges. Hope this helps! Thanks

Member Payment Dependent Notes Series 442984

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
442984	$6,000	$6,000	7.74%	1.00%	September 18, 2009	September 29, 2012	September 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 442984. Member loan 442984 was requested on September 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,708 / month
Current employer:	Epic	Debt-to-income ratio:	15.69%
Length of employment:	4 years 2 months	Location:	Plain, WI

Home town:
Current & past employers:	Epic
Education:	Wellesley College

This borrower member posted the following loan description, which has not been verified:

Hi there, My husband and I would like to improve our home. Please help us out. Thanks!

A credit bureau reported the following information about this borrower member on September 15, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,207.00	Public Records On File:	0
Revolving Line Utilization:	41.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'd like to help fund your loan, but have a few questions first, if you wouldn't mind answering them. Could you describe how a loan payment of $187/month for the next 3 years would fit into your current budget and expenses? Could you explain the 3 credit inquiries over the past 6 months? Do you have a savings account? Thank you in advance for responding. And good luck with your request.	Thanks for the good questions. We recently refinanced our mortgage from a 30 year to a 15 year with a lower interest rate. We shopped around for the best interest rates and I suspect these are the credit inquiries. We can afford a higher mortgage payment, but decided to purchase a home that we could fix up and have alotted money in our budget to make payments on home improvement loans. We do have a savings account. Hope this answers your questions-

Member Payment Dependent Notes Series 442992

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
442992	$9,000	$9,000	11.83%	1.00%	September 21, 2009	September 29, 2012	September 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 442992. Member loan 442992 was requested on September 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,333 / month
Current employer:	Insight Global	Debt-to-income ratio:	20.49%
Length of employment:	6 months	Location:	Mountain View, CA

Home town:	Mountain View
Current & past employers:	Insight Global, Microsoft
Education:	California State Polytechnic University-San Luis Obispo

This borrower member posted the following loan description, which has not been verified:

I have made significant progress over the last year and a half paying down debt. I am down to my last high rate card and consistently pay $1,400.00 to reduce the remaining balance. The card will be paid off. What I am interested in is a lower interest rate so that more of my payment will go towards the principal rather than the interest. I just want to be done with my Credit Card debt. Its been long enough financially and mentally.

A credit bureau reported the following information about this borrower member on September 15, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1997	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,750.00	Public Records On File:	0
Revolving Line Utilization:	47.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - Could you describe a bit more about your job history? What is it that you do for Insight Global and where did you work before that? Thank you; Art	To best answer this question I will start with my employment at Danger, Inc. At Danger, Inc. I performed IT services such as server configurations, maintenance and support, desktop support, network administration and phone administration for two local offices and 3 remote offices. Danger, Inc. was acquired by Microsoft. Under Microsoft I worked on transitioning Danger, Inc. services to suitable Microsoft solutions as well as maintain and support services and equipment that was not able to make the transition.For Insight Global I currently contract for Microsoft to provide ongoing IT support for Danger, Inc. services at the two local offices and three remote offices as well as assist and set up Microsoft workstations and servers and provide support for the Microsoft network at the two local offices.

Member Payment Dependent Notes Series 442993

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
442993	$14,000	$14,000	11.48%	1.00%	September 22, 2009	September 29, 2012	September 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 442993. Member loan 442993 was requested on September 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,083 / month
Current employer:	Cedar Pharmacy	Debt-to-income ratio:	21.29%
Length of employment:	4 years 6 months	Location:	Henderson, NV

Home town:	Salt Lake City
Current & past employers:	Cedar Pharmacy, Rite Aid
Education:	University of Southern Nevada

This borrower member posted the following loan description, which has not been verified:

I am completing my Pharmacy Degree loan payoff in December 2009, but I have a $10,000 baloon payment to complete the loan. I am currently making a payment of $2,630 per month on that but that ends after November, 2009. I would appreciate your consideration of my loan request. I am a full time pharmacist in the Las Vegas area and am a consistent, on-time payor of my bills.

A credit bureau reported the following information about this borrower member on September 15, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1995	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,812.00	Public Records On File:	0
Revolving Line Utilization:	50.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I suggest you contact Lending Club and have them verify your income, which will increase lender confidence in your loan.	Thanks for the advice...I will do that immediately.

Member Payment Dependent Notes Series 443016

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
443016	$10,000	$10,000	13.57%	1.00%	September 22, 2009	September 29, 2012	September 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 443016. Member loan 443016 was requested on September 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,167 / month
Current employer:	APHF	Debt-to-income ratio:	8.38%
Length of employment:	8 years 1 month	Location:	Chicago, IL

Home town:	Saint Louis
Current & past employers:	APHF
Education:	Harvard, University of Missouri-Columbia, American Flyers

This borrower member posted the following loan description, which has not been verified:

After purchasing our first home over one year ago we became pregnant with our first child and now find ourselves in a one bedroom loft with no room for our precious baby girl and a house that cannot be sold in the current market. We plan to use the funds to construct an additional bedroom within our loft that will provide a nursery for our daughter and will simultaneously increase our home value once the market turns around. We are responsible, educated parents who have obtained the American dream, but who did not anticipate a third occupant when we purchased!

A credit bureau reported the following information about this borrower member on September 15, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1995	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	49	Months Since Last Delinquency:	36
Revolving Credit Balance:	$865.00	Public Records On File:	0
Revolving Line Utilization:	72.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
09.16.2009 I an considering $250 investment in your loan. Questions I have are: 1. Position and very briefest job description APGH are? 2. $10,167 income is: 1 or 2 wage-earners? 3. Mortgage payment per month is? 4. Car payment(s) per month is? 5. Credit card payments per month are? 6. One summary total usual monthly expenses is? (i.e., entertainment, food, fuel, medical, phone, utilities expenses) Thanks in advance for your answers. Good luck with your loan's 100% quick funding. Note: My investment in loans occurs AFTER I received answers.	Hello. Thank you for the questions. I am an Executive. I currently manage the overall activities and day to day operations of the corporation that I work for as well as 5 employees. The salary listed is my salary only. Mortgage payment is $1,962. We currently have two vehicles with a combined payment of $700, but we are consolidating down to one vehicle due to mass transportation located in our area. I have zero toxic debt (credit cards). Currently our overall expenses total around $4000-4500 per month including food, fuel, phone and utilities (which are very low in our one bedroom loft). Medical is a part of my husband's employment package for our family. Currently our entertainment (at all hours of the night) is our new baby!!! Thank you for the well wishes and thank you for the consideration.
I'm here in St. Louis - happy to help a former St. Louisian.	Born and raised! Thank you for the support; we greatly appreciate it!

Member Payment Dependent Notes Series 443055

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
443055	$1,800	$1,800	12.18%	1.00%	September 22, 2009	September 30, 2012	September 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 443055. Member loan 443055 was requested on September 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,416 / month
Current employer:	Fulton County Government	Debt-to-income ratio:	5.30%
Length of employment:	9 years	Location:	HAMPTON, GA

Home town:	Griffin
Current & past employers:	Fulton County Government
Education:	Griffin Technical College

This borrower member posted the following loan description, which has not been verified:

This loan is for the purchase of photography equipment.

A credit bureau reported the following information about this borrower member on September 16, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1994	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	19	Months Since Last Delinquency:	19
Revolving Credit Balance:	$1,836.00	Public Records On File:	0
Revolving Line Utilization:	34.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 443099

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
443099	$5,000	$5,000	7.74%	1.00%	September 21, 2009	September 30, 2012	September 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 443099. Member loan 443099 was requested on September 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,333 / month
Current employer:	Quest Software	Debt-to-income ratio:	10.24%
Length of employment:	9 months	Location:	OAKTON, VA

Home town:	Seoul
Current & past employers:	Quest Software, eCopy, Inc., Kronos, Inc.
Education:	Virginia Polytechnic Institute and State University (Virginia Tech)

This borrower member posted the following loan description, which has not been verified:

I understand that monthly payment will be withdrawn from my bank account automatically. Can I pay more each month than minimum monthly payment? If so, how do I do that? Thanks.

A credit bureau reported the following information about this borrower member on September 16, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1994	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	54	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,509.00	Public Records On File:	0
Revolving Line Utilization:	25.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
If you have your income verified with Lending Club, lenders will have increased confidence in your loan.	Thank you for the tip. I will contact Lending Club.

Member Payment Dependent Notes Series 443100

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
443100	$18,000	$18,000	8.94%	1.00%	September 22, 2009	September 29, 2012	September 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 443100. Member loan 443100 was requested on September 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	Kaiser Permenete	Debt-to-income ratio:	5.37%
Length of employment:	21 years 2 months	Location:	Pacoima, CA

Home town:	Pacoima
Current & past employers:	Kaiser Permenete
Education:	University of California-Los Angeles (UCLA)

This borrower member posted the following loan description, which has not been verified:

Hello I need a loan for home improvements and home furnishing. The housing market is taking a turn and I want capitalize on that and possibly put my house on the market within the next 2 to 3 years.

A credit bureau reported the following information about this borrower member on September 15, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1990	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,915.00	Public Records On File:	0
Revolving Line Utilization:	17.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I suggest you contact Lending Club and have your income verified. This will increase lender confidence in your loan.	Ok
Can you please talk about the ~$18k of revolving debt? Thanks.	I consolidated all my credit cards on one credit for $15,000 and the other is just a small credit that I use.

Member Payment Dependent Notes Series 443101

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
443101	$5,000	$5,000	12.18%	1.00%	September 21, 2009	September 29, 2012	September 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 443101. Member loan 443101 was requested on September 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,458 / month
Current employer:	AmerisourceBergen Corp.	Debt-to-income ratio:	10.50%
Length of employment:	5 years	Location:	Addison, IL

Home town:	St. John
Current & past employers:	AmerisourceBergen Corp.
Education:	Purdue University-Calumet Campus

This borrower member posted the following loan description, which has not been verified:

Hello Lenders! My purpose for the loan is to pay off some credit cards. I am giving some serious thought to possibly purchasing a home and I think paying off the cards would really help. Ever since I got my first job 20 years ago, I have had continous employment and I have only worked at 4 places! I just recently made 5 years at my current job. I am trustworthy and honest, so I would be a good candidate for this loan. Please consider me for the loan. I would really appreciate it. Thanks!

A credit bureau reported the following information about this borrower member on September 15, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1992	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	63
Revolving Credit Balance:	$4,819.00	Public Records On File:	0
Revolving Line Utilization:	55.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 443197

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
443197	$11,000	$11,000	8.94%	1.00%	September 22, 2009	September 30, 2012	September 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 443197. Member loan 443197 was requested on September 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,250 / month
Current employer:	MUSTANG ENGINEERING	Debt-to-income ratio:	13.79%
Length of employment:	10 months	Location:	ROSENBERG, TX

Home town:	Kenedy
Current & past employers:	MUSTANG ENGINEERING
Education:

This borrower member posted the following loan description, which has not been verified:

I will be using this to refinance to a better rate

A credit bureau reported the following information about this borrower member on September 16, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1984	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	29
Revolving Credit Balance:	$2,308.00	Public Records On File:	0
Revolving Line Utilization:	33.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - What is it that you do for Mustang Engr. and what was your previous job? Regards; Art	I am an instrument designer. My previous job was with Jacobs Engineering as an instrument designer also. I was with Jacobs for 14 years before I decided to join Mustang. Thanks.
Hi your credit report mentions a delinquency 29 months ago. What was that from and why was it not paid?	I was delinquent on my car loan in April and May of 2007. I had problems when I was setting up the account for online bill pay through my credit union. I am still paying on that loan which is Compass Bank and have been current ever since. I refinanced our house about 6 months and that was also asked. We did get aprroved for refinancing. I can promise you I have no unpaid accounts. I am current on everything. Hope this satisfies your question. Thanks.
Your revolving credit balance is listed at about $2300, but you are asking for $11,000. Could you please explain this discrepancy?	I have 2 loans at a higher interest rate that I would consolidate into one loan and payoff the 2 credit cards. This loan would combine 2 loans and 2 credit cards into one loan with a much lower rate. Hope this answers your question.

Member Payment Dependent Notes Series 443215

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
443215	$15,000	$15,000	11.14%	1.00%	September 22, 2009	September 30, 2012	September 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 443215. Member loan 443215 was requested on September 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	General Motors	Debt-to-income ratio:	8.05%
Length of employment:	7 years 4 months	Location:	Adrian, MI

Home town:	Allen Park
Current & past employers:	General Motors, American Axle & Mfg.
Education:	Henry Ford Community College

This borrower member posted the following loan description, which has not been verified:

would like to consolidate a handful of payments into one payment. Thank you.

A credit bureau reported the following information about this borrower member on September 16, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1993	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	33
Revolving Credit Balance:	$5,404.00	Public Records On File:	0
Revolving Line Utilization:	5.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for GM? How stable is that job?	Work in Skilled Trades as an Electrician. Quite stable in my opinion, I was not overly concerned about my status even during our difficulties here. The trade that I have gives me opportunities to earn income in and outside of this company.
Also your loan would be alot more appealing if you verified your income with lending club. Pls call them to find out how.	ok thank you. will do soon...

Member Payment Dependent Notes Series 443297

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
443297	$2,500	$2,500	7.40%	1.00%	September 22, 2009	September 30, 2012	September 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 443297. Member loan 443297 was requested on September 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$15,500 / month
Current employer:	Montgomery Independent School District	Debt-to-income ratio:	4.06%
Length of employment:	3 years 4 months	Location:	Montgomery, TX

Home town:	Urbana
Current & past employers:	Montgomery Independent School District, Cedar Hill Independent School District
Education:	Arizona State University

This borrower member posted the following loan description, which has not been verified:

We are updating our kitchen and need to purchase a new gas range and oven.

A credit bureau reported the following information about this borrower member on September 16, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1981	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,063.00	Public Records On File:	0
Revolving Line Utilization:	50.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Why would you need a $2500.00 loan with an annual income of $186,00.00? thanks drw	We have been updating our house from our savings and have a cash flow issue.

Member Payment Dependent Notes Series 443397

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
443397	$3,000	$3,000	13.57%	1.00%	September 21, 2009	September 30, 2012	September 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 443397. Member loan 443397 was requested on September 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	HUNTINGTON COACH	Debt-to-income ratio:	22.98%
Length of employment:	7 years	Location:	BAYSIDE, NY

Home town:	West Babylon
Current & past employers:	HUNTINGTON COACH
Education:	NONE

This borrower member posted the following loan description, which has not been verified:

I NEED A LOAN FOR MY DENTAL EXPENSES.

A credit bureau reported the following information about this borrower member on September 16, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1997	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	40
Revolving Credit Balance:	$17,590.00	Public Records On File:	1
Revolving Line Utilization:	80.70%	Months Since Last Record:	101
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
what kind of procedures is being performed?	Type your answer here.Orthodontic for crowding of teeth and bridge work.

Member Payment Dependent Notes Series 443419

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
443419	$5,175	$5,175	12.18%	1.00%	September 22, 2009	September 30, 2012	September 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 443419. Member loan 443419 was requested on September 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,250 / month
Current employer:	publix supermarkets	Debt-to-income ratio:	13.12%
Length of employment:	3 years 6 months	Location:	MIAMI, FL

Home town:	st. petersburg
Current & past employers:	publix supermarkets
Education:	Valencia Community College

This borrower member posted the following loan description, which has not been verified:

A loan for this amount would all be used to pay off credit card debt. It would be alot easier to have all my debt in one monthly bill. I'm very confident that I can pay every month.

A credit bureau reported the following information about this borrower member on September 16, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2005	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,947.00	Public Records On File:	0
Revolving Line Utilization:	53.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list all of your monthly expenses, including what is set aside into savings. Please list the cards you will be paying off and the amounts owed. Do you have any other loans? What are you already doing to reduce your debt?	My monthly expenses (excluding credit cards) are my cell phone which is about 50 dollars a month, my gym membership which is 26 dollars month, a theme park membership of 17 dollars a month, and gas which is only about 40 dollars a month because I live close to work. The only savings I currently have is a 401k account from my job. I have a savings account but I don't have much in it. I have 4 credit cards I will be wanting to pay off. bank of america- currently have 1,950.00 balance. citibank visa- currently have 2,300.00 balance. american express- currently have 1,200.00 balance. rbs mastercard- currently have 2,950.00 balance. I do have one student loan from sallie mae that I'm paying off from college. I have about 800.00 left on the loan. I pay about 52.00 a month and have never been late on a payment. I'm currently trying to not go out as much and stay home to help have extra money. I'm trying to put 100 dollars a week aside to help pay off my bills. I'm also not going to college for 2 semesters to help pay off my debt and trying to get financial aid since I will be 24 next year and able to claim myself as a independent. Hope this answers your questions.

Member Payment Dependent Notes Series 443433

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
443433	$16,000	$16,000	11.14%	1.00%	September 22, 2009	September 30, 2012	September 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 443433. Member loan 443433 was requested on September 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,417 / month
Current employer:	Wells Fargo	Debt-to-income ratio:	5.84%
Length of employment:	2 years 10 months	Location:	San Francisco, CA

Home town:	San Francisco
Current & past employers:	Wells Fargo, Pacific Stock Exchange/NYSE
Education:	University of California-Santa Barbara (UCSB)

This borrower member posted the following loan description, which has not been verified:

Dear Lender, I want more than anything to be debt free. It can be incredibly difficult to get out from credit card debt. My very supportive fiance has agreed to pay our rent until I get out from under this mound of debt, which means I have about $2500 every month to put towards the debt. However, I also have high interest rates, revolving credit, compounding interest, and a wedding that is in a month. I realize you don't know me, but I assure you I am a gainfully employed, honest person who will literally pay people back the quarter that I borrowed for the parking meter. I am not a risk. I am just stuck in credit card hell. I would be grateful for your help. Thank you for considering my request.

A credit bureau reported the following information about this borrower member on September 16, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1973	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,015.00	Public Records On File:	0
Revolving Line Utilization:	34.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Wells Fargo? How secure is that considering the current financial crisis? Also your loan would be alot more appealing if you verified your income with lending club. Pls call them to find out how.	Hi Nathan. Thanks for your question. As I'm sure you know, Wells Fargo is one of the few banks that weathered the storm well. My job is extremely secure, particularly in light of the acquisition of Wachovia. An incredible amount of work has been created as a result of the upcoming integration of the mutual fund families. I am happy to discuss further if you wish, but suffice it to say, I am happily secure in my current position. I will contact Lending Club today to verify my income. I was not aware I could do that. Thanks for the tip. :) Susan
As a current Wachovia employee, now part of the new larger team, I am happy to invest in your loan. Good luck to you!	Thank you! I really appreciate your support! :)

Member Payment Dependent Notes Series 443451

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
443451	$1,925	$1,925	12.18%	1.00%	September 22, 2009	September 30, 2012	September 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 443451. Member loan 443451 was requested on September 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Vibe Teacher Recruitment	Debt-to-income ratio:	8.36%
Length of employment:	7 months	Location:	Asheboro, SC

Home town:	Charlestown
Current & past employers:	Vibe Teacher Recruitment, Randolph Community College
Education:	Elon University, University of Westminster

This borrower member posted the following loan description, which has not been verified:

I am a 23 year old American student who has just completed a Master's degree in teaching in London. My dream is to stay in London for two years to teach and travel. My only obstacle at this moment is the visa extension process. In order to extend my stay in London, I must have proof that I have $1,600 sitting in my bank account untouched for three months prior to the application of visa extension. While I have now been employed as a teacher, I unfortunately will not have the money upfront to place in an account for the three months. For this loan, I am asking a lender to please loan me the $1,600 that will sit in the account for three months. I can easily makes payments during those three months and will be able to pay the loan in full shortly following the time I apply for my visa.

A credit bureau reported the following information about this borrower member on September 16, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2006	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$277.00	Public Records On File:	0
Revolving Line Utilization:	46.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What's the source of your monthly income? Do you expect it to increase or decrease in the next 6 months?	My monthly income is my current job overseas as a Supply Teacher. It is through the Agency Vibe Teacher Recruitment (this is their website if you would like to visit it at www.vibeteaching.co.uk/). I would expect my income to increase following January, however, by that time I will expect to have almost completely returned all funding received on this loan as I will be applying for my visa extension at the end of January. Hope that helps. Thanks!

Member Payment Dependent Notes Series 443452

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
443452	$3,500	$3,500	12.87%	1.00%	September 22, 2009	September 30, 2012	September 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 443452. Member loan 443452 was requested on September 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,083 / month
Current employer:	Student	Debt-to-income ratio:	9.79%
Length of employment:	6 months	Location:	Allen, TX

Home town:	Grand Island
Current & past employers:	Student, Wall Street Plaza, Rec Warehouse
Education:	University of Central Florida, Collin County Community College District

This borrower member posted the following loan description, which has not been verified:

It has been very difficult finding a loan for school. The banks will not approve me for anything even with a cosigner who has EXCELLENT credit. I need cash fast because I have to pay for my next classes within the next couple days. I'm in the process of getting my teacher certificate and my classes go until December, and then I have to pay for Student Teaching for January. 9/18 Online Modules $200 10/1 Professional Teaching Practices $1,000 2 Tests to be taken before 10/31/09 $300 Student Teaching/Internship $1,600 I have always paid my bills and have never had a problem doing it. I have $2500-$3200 in income a month so making my payments will be no problem.

A credit bureau reported the following information about this borrower member on September 16, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2003	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,868.00	Public Records On File:	0
Revolving Line Utilization:	73.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
09.16.2009 I an considering $125 investment in your loan; but your application is very confusing. Questions I have are: 1. Current employment "Student"; yet $3,083 p m income. What is your present job situation; i.e., current position and very briefest job description are? 2. $3,083 income is: 1 or 2 wage-earners? 3. Rent payment per month is? 4. Car payment(s) per month is? 5. Credit card payments per month are? Clearing-up these items may help your loan to be funded faster. Thanks in advance for your answers. Good luck with your loan's 100% quick funding. Note: My investment in loans occurs AFTER I received answers.	I currently go to school full time, and volunteer at schools to fufill my observation hours. On the side, I personal train private clients that live in my area. My main source of income comes from my fiance ($3,083) we share a joint account and share all bills. Rent: $764.00 Car payments: His $363 (5 months until paid off) My vehicle is paid off Credit Cards: $325 if making minimum payments Misc Expenses (cable, cell..etc.): $457 Daily Expenses (food,gas,etc.): $500 Hope these answers help!
1. What is the source of your income? 2. How much are your monthly expenses?	I just finished answering a similar question previous to this one. I believe you have the ability to see it. If you are unable to view it, please let me know.

Member Payment Dependent Notes Series 443834

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
443834	$6,400	$6,400	8.59%	1.00%	September 22, 2009	October 1, 2012	October 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 443834. Member loan 443834 was requested on September 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,825 / month
Current employer:	Federal Home Loan Bank of Pittsburgh	Debt-to-income ratio:	15.24%
Length of employment:	1 year 2 months	Location:	Pittsburgh, PA

Home town:	Sacramento
Current & past employers:	Federal Home Loan Bank of Pittsburgh, Bank of New York Mellon (29 years)
Education:

This borrower member posted the following loan description, which has not been verified:

Received notification from Bank of America about a pending APR increase on my VISA card, which currently has an outstanding balance of $6,392.33. I opted out of using the card in June of 2009 in order to pay off the balance at 7.99%. In August of 2009, I made a PayPal purchase of $33.28 with the intention of debiting my checking account. As it turned out, the PayPal account was associated with both my checking account and the (opted out) VISA card. The purchase posted to the VISA card in error. I contacted Bank of America and PayPal and explained the situation, but since the merchant had already been paid, I was told there was nothing either of them could do. I'm now looking at a potential APR increase from 7.99 to 25-plus percent due to a $33.28 purchase. I need a loan in order to pay off the remaining balance on the Bank of America VISA.

A credit bureau reported the following information about this borrower member on September 17, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1986	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,010.00	Public Records On File:	0
Revolving Line Utilization:	36.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please talk about how the $13k of revolving debt was accrued? Thanks.	Hello. The revolving debt was accumulated over a period of several years as I raised two children to adulthood. I'm a divorcee who began a clerical career and gradually worked into a supervisory, and now an investment operations, position. My children are now grown, and I want to pay off my outstanding debt. The bulk of my debt is split between two bank issued credit cards, one of which I've been paying off, with no new purchases, for the past two or three years. The other card is the Bank of America account for which I'm requesting a loan to pay off the entire balance. Thank you.
Hello. That really stinks. I can't believe the cc card won't make an accept with your rate. I really want to help you but I have a couple questions. What is the current required monthly minimum payment needed for your BOA card? I am assuming required payment for this lending club loan, $202, is signiificantly higher than what you were paying. Do you have any concerns with making up the difference? Will you also explain how you accrued your current debt and what actions you have taken to avoid accruing more in the future. Thank you.	Hello. The current minimum monthly payment on my Bank of America Card is $106. I have no concerns about a potential monthly payment increase to $202. The benefits of paying off this debt, and its associated interest, far outweigh the increased payment amount. My outstanding debt was accumulated over a period of several years as I raised two children in a single parent home. My kids are now grown, and I'm committed to paying off my outstanding debt. The bulk of that debt is split between two bank issued credit cards, one of which I've been paying off, with no new purchases, for the past two to three years. With the exception of some expenses related to home upkeep, I make virtually all purchases by check or debit card. Thanks so much for your inquiry.
I have the same problem with bank of america. Fortunately I opted out at 7.99% and put the card away. I'll be glad to fund your account. Good luck into life without debt.	Thanks, turkeyct :-)

Member Payment Dependent Notes Series 443859

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
443859	$8,600	$8,600	8.59%	1.00%	September 22, 2009	October 1, 2012	October 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 443859. Member loan 443859 was requested on September 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,917 / month
Current employer:	UCSF	Debt-to-income ratio:	16.16%
Length of employment:	10 months	Location:	San Francisco, CA

Home town:
Current & past employers:	UCSF
Education:

This borrower member posted the following loan description, which has not been verified:

Yes I have a line of credit that the interest rate just went up to 20.99 so I am looking to refi for a lower rate.

A credit bureau reported the following information about this borrower member on September 17, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$30,330.00	Public Records On File:	0
Revolving Line Utilization:	30.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - Could you described your employment situation a bit more? What is it that you do at UCSF and what was your previous job? Regards; Art	Yes I am registered nurse and I work in Recovery Room. I recently moved from IL to CA, I worked at a Hospital in IL for 5 years as RN
Can you please talk about the #30k of revolving debt listed? Thanks.	19k of the 30k was to pay off a time share and the remaining 11k I paid off credit card
Are you willing to verify your income? If so, please contact lending club to find out how. If you do, an asterisk shows up on your listing indicating you've been verified.	already emailed them w2's and paystub
can you explain the 2 recent credit inquiries?	They were rental application inquiries when I was looking for a apartment

Prospectus Supplement (Sales Report) No. 8 dated September 22, 2009